Exhibit 10.1

Execution Version

THIRD AMENDMENT
TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Third Amendment, dated as of July 28, 2023 (this “Amendment”), by and among Synaptics Incorporated (the “Borrower”), the Revolving Credit Lenders party hereto and Wells Fargo Bank, National Association, as the Administrative Agent.

WHEREAS, reference is hereby made to that certain Second Amended and Restated Credit Agreement, dated as of March 11, 2021, among the Borrower, the lenders from time to time parties thereto (the “Lenders”) and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders (in such capacity, together with any successor in such capacity, the “Administrative Agent”) and as the Swingline Lender and Issuing Lender (as amended by the First Amendment and Lender Joinder Agreement dated as of December 2, 2021, as amended by the Second Amendment dated as of March 16, 2023, and as further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and, as amended by this Amendment, the “Amended Credit Agreement”).

WHEREAS, pursuant to Section 9.15 of the Credit Agreement, except with the written consent of the Required Revolving Credit Lenders, the Borrower is required to comply with each financial covenant set forth therein (each, a “Financial Covenant”; the Financial Covenant set forth in clause (b) thereof, the “ICR Financial Covenant”).

WHEREAS, clause (viii) of the proviso to Section 12.2 of the Existing Credit Agreement permits the Borrower and the Required Revolving Credit Lenders to waive, amend, supplement or otherwise modify Section 9.15 (or any defined term used therein solely affecting the calculation or formulation of the Financial Covenants set forth therein); and

WHEREAS, the Borrower and the Revolving Credit Lenders party hereto, who constitute Required Revolving Credit Lenders, desire to effect certain modifications to the ICR Financial Covenant and related terms pursuant to the terms hereto.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

SECTION 1
DEFINED TERMS.
1.1
Unless otherwise defined herein, terms defined in the Amended Credit Agreement and used herein shall have the meanings given to them in the Amended Credit Agreement.
SECTION 2
AMENDMENTS TO THE EXISTING CREDIT AGREEMENT. The Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A attached hereto and, pursuant to and in accordance with the terms and conditions set forth in this Amendment, the Existing Credit Agreement and the Amended Credit Agreement.

SECTION 3
REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants that this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies and requirements of reasonableness, good faith and fair dealing.
SECTION 4
CERTIFICATIONS. By its execution and delivery of this Amendment, the Borrower hereby certifies, represents and warrants that:
4.1
no Default or Event of Default has occurred and is continuing before or immediately after giving effect to this Amendment; and
4.2
all representations and warranties made by the Borrower contained in this Amendment, the Amended Credit Agreement or in the other Loan Documents are true and correct in all material respects (provided that any such representations and warranties which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects) with the same effect as though such representations and warranties had been made on and as of the Third Amendment Effective Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (provided that any such representations and warranties which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects) as of such earlier date).
SECTION 5
THIRD AMENDMENT EFFECTIVE DATE CONDITIONS. This Amendment shall become effective on the first date when each of the conditions set forth below shall have been satisfied (the date of satisfaction of such conditions, the “Third Amendment Effective Date”):
5.1
the Administrative Agent shall have received counterparts (each of which shall be originals or facsimiles or electronic copies) to this Amendment executed by each of (i) the Borrower, (ii) the Revolving Credit Lenders constituting the Required Revolving Credit Lenders and (iii) the Administrative Agent;
5.2
the certifications, representations and warranties set forth in Section 4 of this Amendment shall be true and correct in all material respects (provided that any such representations and warranties which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects) with the same effect as though such representations and warranties had been made on and as of the Third Amendment Effective Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (provided that any such representations and warranties which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects) as of such earlier date).
5.3
no Default or Event of Default shall have occurred and be continuing;

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5.4
(i) the Borrower shall have paid to the Administrative Agent all reasonable and documented out-of-pocket costs and expenses, to the extent invoiced at least one (1) Business Day prior to the Third Amendment Effective Date, of the Administrative Agent incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby (including, without limitation, the reasonable fees, charges and disbursements of Davis Polk & Wardwell LLP, counsel for the Administrative Agent) and (ii) the Administrative Agent shall have received, for the account of each Revolving Credit Lender party hereto, a consent fee equal to 0.05% of the aggregate principal amount of Revolving Credit Commitments (whether used or unused) held by such Revolving Credit Lender under the Existing Credit Agreement as of the effective date of this Amendment immediately prior to the effectiveness of this Amendment, due and payable to such Revolving Credit Lenders on, and subject to the occurrence of, the Third Amendment Effective Date; and
5.5
the Administrative Agent shall have received of a certificate signed by a Responsible Officer of the Borrower certifying as to the matters set forth in Section 5.2 and Section 5.3 above.
SECTION 6
MISCELLANEOUS.
6.1
Amendment, Modification and Waiver. This Amendment may not be amended, restated, supplemented, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto. Except as herein expressly provided, nothing herein shall be deemed to be a waiver of or amendment to any covenant, provision or agreement contained in the Existing Credit Agreement or any other Loan Document.
6.2
Entire Agreement. This Amendment, the Amended Credit Agreement and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.
6.3
Effect of Amendment. From and after the date of this Amendment, all references in the Existing Credit Agreement to “this Agreement”, “hereof”, “herein”, and similar terms shall mean and refer to the Amended Credit Agreement, as amended and modified by this Amendment, and all references in other documents to the Existing Credit Agreement shall mean such agreement as amended and modified by this Amendment. The Existing Credit Agreement, as specifically amended by this Amendment, and each of the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. This Amendment constitutes a Loan Document.
6.4
Severability. Any term or provision of this Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

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6.5
Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Any signature to this Amendment may be delivered by facsimile, electronic mail (including pdf) or as any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and electronic signatures or the keeping of records in electronic form shall be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Amendment. Each of the parties hereto hereby represents and warrants to the other parties hereto that it has the corporate capacity and authority to execute this Amendment through electronic means and there are no restrictions for doing so in such party’s constitutive documents, including having the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system.
6.6
GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. SECTIONS 12.5 AND 12.6 OF THE EXISTING CREDIT AGREEMENT ARE HEREBY INCORPORATED INTO THIS AMENDMENT MUTATIS MUTANDIS.
6.7
WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
6.8
Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[signature pages follow]

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

SYNAPTICS INCORPORATED,
as the Borrower

By: /s/ Dean Butler
Name: Dean Butler
Title: Senior Vice President and
Chief Financial Officer

[Signature Page to Third Amendment]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and Revolving Credit Lender

By: /s/ Spencer Ferry
Name: Spencer Ferry
Title: Director

[Signature Page to Third Amendment]

Barclays Bank PLC, as a Revolving Credit Lender

By: /s/ Sean Duggan
Name: Sean Duggan
Title: Director

[Signature Page to Third Amendment]

BMO Harris Bank N.A., as a Revolving Credit Lender

By: /s/ Joshua Hovermale
Name: Joshua Hovermale
Title: Managing Director

[Signature Page to Third Amendment]

MUFG Bank, LTD., as a Revolving Credit Lender

By: /s/ Colin Donnarumma
Name: Colin Donnarumma
Title: Authorized Signer

[Signature Page to Third Amendment]

HSBC Bank USA, N.A., as a Revolving Credit Lender

By: /s/ Richard Barnsley
Name: Richard Barnsley
Title: SVP. Corporate Banker

[Signature Page to Third Amendment]

Exhibit A

Amended Credit Agreement

[Attached.]

Exhibit A

Composite copy reflecting amendments made pursuant

to the First Amendment and Lender Joinder Agreement dated as of December 2, 2021,

the Second Amendment dated as of March 16, 2023 and

the Third Amendment dated as of July 28, 2023

Published CUSIP Number: 87159JAF1
Revolving Credit CUSIP Number: 87159JAG9

$250,000,000

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of March 11, 2021,

as amended December 2, 2021,

as amended March 16, 2023,

as amended July 28, 2023,

by and among

SYNAPTICS INCORPORATED,
as Borrower,

the Lenders from time to time party hereto,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent,
Swingline Lender and Issuing Lender

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arranger and Joint Bookrunner

MUFG UNION BANK, N.A.

and

BMO CAPITAL MARKETS CORP.
as Joint Lead Arrangers, Joint Bookrunners and Co-Syndication Agents

-i-

(continued)

Page

SECTION 4.3.	Repayment of Term Loans	65
SECTION 4.4.	Prepayments of Term Loans	66

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

-v-

EXHIBITS
Exhibit A-1	-	Form of Revolving Credit Note
Exhibit A-2	-	Form of Swingline Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	Form of Notice of Account Designation
Exhibit D	-	Form of Notice of Prepayment
Exhibit E	-	Form of Notice of Conversion/Continuation
Exhibit F	-	Form of Officer’s Compliance Certificate
Exhibit G	-	Form of Assignment and Assumption
Exhibit H-1	-	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Lenders)
Exhibit H-2	-	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Participants)
Exhibit H-3	-	Form of U.S. Tax Compliance Certificate (Foreign Participant Partnerships)
Exhibit H-4	-	Form of U.S. Tax Compliance Certificate (Foreign Lender Partnerships)
Exhibit I		Form of Affiliate Assignment Agreement
Exhibit J		Form of Solvency Certificate

SCHEDULES
Schedule 1.1	-	Commitments and Commitment Percentages
Schedule 7.1	-	Jurisdictions of Organization of Credit Parties and Restricted Subsidiaries
Schedule 7.2	-	Subsidiaries and Capitalization
Schedule 7.6	-	Tax Matters
Schedule 7.8		Environmental Matters
Schedule 7.12	-	Material Contracts
Schedule 7.16	-	Real Property
Schedule 7.17		Litigation
Schedule 9.1	-	Existing Indebtedness
Schedule 9.2	-	Existing Liens
Schedule 9.3	-	Existing Loans, Advances and Investments
Schedule 9.7	-	Transactions With Affiliates

-vi-

SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 11, 2021, by and among SYNAPTICS INCORPORATED, a Delaware corporation, as Borrower, the lenders who are party to this Agreement and the lenders who may become a party to this Agreement pursuant to the terms hereof, as Lenders, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders. WELLS FARGO SECURITIES, LLC has been given the titles of joint lead arranger and joint bookrunner in connection with this Agreement; and MUFG UNION BANK, N.A. and BMO CAPITAL MARKETS CORP. have each been given the titles of joint lead arranger, joint bookrunner and co-syndication agent in connection with this Agreement.

STATEMENT OF PURPOSE

The Borrower, the lenders party thereto and the Administrative Agent entered into an Amended and Restated Credit Agreement dated as of September 27, 2017 (as amended prior to the date hereof, the “Existing Credit Agreement”) pursuant to which the Borrower incurred Revolving Credit Commitments.

The Borrower, the Lenders and the Administrative Agent have agreed to amend and restate the Existing Credit Agreement to, inter alia, (a) increase the aggregate amount of Revolving Credit Commitments to $250,000,000 and (b) extend the Revolving Credit Maturity Date.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

ARTICLE I

DEFINITIONS
SECTION 1.1.
Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

“2029 Notes” means those senior unsecured notes issued by the Company on the Closing Date.

“Acceleration Event” has the meaning assigned thereto in Section 10.2(a).

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than (x) 0% with respect to Loans other than the First Incremental Term Loans, then Adjusted Term SOFR shall be deemed to be 0% and (y) 0.50% with respect to the First Incremental Term Loans, then Adjusted Term SOFR shall be deemed to be 0.50%.

“Administrative Agent” means Wells Fargo, in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 11.6.

“Administrative Agent’s Office” means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 12.1(c).

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliate Assignment Agreement” means an assignment and assumption agreement substantially in the form of Exhibit I, with such amendments or modifications as may be approved by Administrative Agent.

“Agreement” means this Second Amended and Restated Credit Agreement, together with all schedules and exhibits hereto, as amended by the First Amendment, and as further amended, restated, supplemented or otherwise modified from time to time.

“Anti-Terrorism Laws” has the meaning assigned thereto in Section 7.18.

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Applicable Margin” means

(a) other than with respect to the First Amendment Incremental Term Loans, the corresponding percentages per annum as set forth below based on the Consolidated Total Leverage Ratio:

Pricing Level	Consolidated Total Leverage Ratio	Term SOFR Loans	Base Rate Loans	Commitment Fee
I	Less than 1.50 to 1.00	1.00%	0.25%	0.175%
II	Greater than or equal to 1.50 to 1.00, but less than 2.00 to 1.00	1.25%	0.50%	0.20%
III	Greater than or equal to 2.00 to 1.00, but less than 2.50 to 1.00	1.50%	0.75%	0.20%
IV	Greater than or equal to 2.50 to 1.00	1.75%	1.00%	0.25%

(b) with respect to the First Amendment Incremental Term Loans, the corresponding percentages per annum as set forth below based on the Consolidated Total Leverage Ratio:

Pricing Level	Consolidated Total Leverage Ratio	Term SOFR Loans	Base Rate Loans
I	Less than 1.30 to 1.00	2.00%	1.00%

II	Greater than or equal to 1.30 to 1.00	2.25%	1.25%

The Applicable Margin shall be determined and adjusted quarterly on the date five Business Days after the day on which the Borrower provides an Officer’s Compliance Certificate pursuant to Section 8.2(a) for the most recently ended Fiscal Quarter of the Borrower (each such date, a “Calculation Date”); provided that (x) other than with respect to the First Amendment Incremental Term Loans (a) the Applicable Margin shall be based on Pricing Level IV until the Calculation Date after the Fiscal Quarter ending March 27, 2021 and, thereafter the Pricing Level shall be determined by reference to the Consolidated Total Leverage Ratio as of the last day of the most recently ended Fiscal Quarter of the Borrower preceding the applicable Calculation Date as reflected in the applicable Officer’s Compliance Certificate, and (b) if the Borrower fails to provide an Officer’s Compliance Certificate when due as required by Section 8.2(a) for the most recently ended Fiscal Quarter of the Borrower preceding the applicable Calculation Date, the Applicable Margin from the date on which such Officer’s Compliance Certificate was required to have been delivered shall be based on Pricing Level IV until such time as such Officer’s Compliance Certificate is delivered, at which time the Pricing Level shall be determined by reference to the Consolidated Total Leverage Ratio as of the last day of the most recently ended Fiscal Quarter of the Borrower preceding such Calculation Date and (y) with respect to the First Amendment Incremental Term Loans (a) the Applicable Margin shall be based on Pricing Level II until the Calculation Date after the Fiscal Quarter ending December 31, 2021 and, thereafter the Pricing Level shall be determined by reference to the Consolidated Total Leverage Ratio as of the last day of the most recently ended Fiscal Quarter of the Borrower preceding the applicable Calculation Date as reflected in the applicable Officer’s Compliance Certificate, and (b) if the Borrower fails to provide an Officer’s Compliance Certificate when due as required by Section 8.2(a) for the most recently ended Fiscal Quarter of the Borrower preceding the applicable Calculation Date, the Applicable Margin from the date on which such Officer’s Compliance Certificate was required to have been delivered shall be based on Pricing Level II until such time as such Officer’s Compliance Certificate is delivered, at which time the Pricing Level shall be determined by reference to the Consolidated Total Leverage Ratio as of the last day of the most recently ended Fiscal Quarter of the Borrower preceding such Calculation Date. The applicable Pricing Level shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Margin shall be applicable to all Extensions of Credit then existing or subsequently made or issued.

Notwithstanding the foregoing, in the event that any financial statement or Officer’s Compliance Certificate delivered pursuant to Section 8.1 or 8.2(a) is shown to be inaccurate (regardless of whether (i) this Agreement is in effect, (ii) any commitments under this Agreement or the other Loan Documents are in effect, or (iii) any Obligation is outstanding when such inaccuracy is discovered or such financial statement or Officer’s Compliance Certificate was delivered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (A) the Borrower shall promptly deliver to the Administrative Agent a corrected Officer’s Compliance Certificate for such Applicable Period, (B) the Applicable Margin for such Applicable Period shall be determined as if the Consolidated Total Leverage Ratio in the corrected Officer’s Compliance Certificate were applicable for such Applicable Period, and (C) the

Borrower shall, within five Business Days of demand thereof by the Administrative Agent, be obligated to pay to the Administrative Agent the accrued additional interest and fees owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 5.4 Nothing in this paragraph shall limit the rights of the Administrative Agent and Lenders with respect to Sections 5.1(b) and 10.2 nor any of their other rights under this Agreement or any other Loan Document. The Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

The Applicable Margins set forth above shall be increased as, and to the extent, required by Section 5.13.

Notwithstanding the foregoing, (x) the Applicable Margin in respect of any Class of Extended Revolving Credit Loans or any Extended Term Loans shall be the applicable percentages per annum set forth in the relevant Extension Amendment and (y) the Applicable Margin in respect of any Class of Incremental Term Loans shall be the applicable percentages per annum set forth in the relevant Lender Joinder Agreement.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Wells Fargo Securities, LLC, in its capacity as sole lead arranger and sole bookrunner as of the Closing Date.

“Asset Disposition” means the sale, transfer, license, lease or other disposition of any Property (including any disposition of Equity Interests and any sale-leaseback) by any Credit Party or any Restricted Subsidiary thereof (or the granting of any option or other right to do any of the foregoing), and any issuance of Equity Interests by any Restricted Subsidiary of the Borrower to any Person that is not a Credit Party or any Restricted Subsidiary thereof. The term “Asset Disposition” shall not include (a) the sale of inventory in the ordinary course of business, (b) the transfer of assets to the Borrower or any Subsidiary Guarantor pursuant to any other transaction permitted pursuant to Section 9.4, (c) the write-off, discount, sale or other disposition of defaulted or past-due receivables and similar obligations in the ordinary course of business and not undertaken as part of an accounts receivable financing transaction, (d) the disposition of any Hedge Agreement, (e) dispositions of Investments in cash and Cash Equivalents, (f) the transfer by any Credit Party of its assets to any other Credit Party, (g) the transfer by any Non-Credit Party of its assets to any Credit Party (provided that in connection with any new transfer, such Credit Party shall not pay more than an amount equal to the fair market value of such assets as determined in good faith by the applicable Credit Party or Restricted Subsidiary at the time of such transfer) (h) the transfer by any Non-Credit Party of its assets to any other Non-Credit Party, (i) the abandonment of intellectual property determined by the Borrower and its Subsidiaries to no longer be used or useful in the conduct of their business and (j) any sale, transfer or other disposition of any Property having a fair market value of less than $5,000,000.

“Asset Sale Prepayment Percentage” means 100%; provided, that from the First Amendment Effective Date until the date that is six (6) months after the First Amendment Effective Date, the Asset Sale Prepayment Percentage means 0%; provided, further that that any Net Cash Proceeds from any Asset Disposition not required to be applied as a result of the foregoing proviso shall be permitted to be retained by the Borrower for general corporate purposes (other than the making of any Restricted Payments).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.9), and accepted by the Administrative Agent, in substantially the form attached as Exhibit G or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date of determination, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

“Auction” has the meaning assigned thereto in Section 12.9(e)(i).

“Auction Manager” means (a) either the Administrative Agent or the Arranger, as determined by Borrower, or any of their respective Affiliates or (b) any other financial institution or advisor agreed by Borrower and the Administrative Agent (whether or not an affiliate of the Administrative Agent) to act as an arranger in connection with any repurchases pursuant to Section 12.9(e).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 5.8(c)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) Adjusted Term SOFR for an Interest Period of one month plus 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR (provided that clause (c) shall not be applicable during any period in which Adjusted Term SOFR is unavailable or unascertainable). Notwithstanding the foregoing, if the Base Rate shall be less than 1%, the Base Rate shall be deemed to be 1% for purposes of this Agreement.

“Base Rate Loan” means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 5.1(a).

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 5.8(c)(i).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Conforming Changes” means, with respect to the use or administration of an initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)
in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);
(2)
in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)
a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such

Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, with respect to the then-current Benchmark, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 5.8(c) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 5.8(c).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 CFR § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board of Directors” means (a) with respect to a corporation, the board of directors of such corporation or, except in the context of the definition of “Change in Control”, any duly authorized committee thereof; and (b) with respect to any other entity, the board of directors or similar body of the general partner of such entity or the managers of such entity, any duly authorized committee thereof or any Person, board or committee serving a similar function.

“Borrower” means Synaptics Incorporated, a Delaware corporation.

“Borrower Materials” has the meaning assigned thereto in Section 8.2.

“Business Day” means any day that (a) is not a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed and (b) is not a day on which commercial banks in San Francisco, California and New York, New York are open for the conduct of their commercial banking business.

“Calculation Date” has the meaning assigned thereto in the definition of Applicable Margin.

“Capital Expenditures” means, with respect to the Borrower and its Restricted Subsidiaries on a Consolidated basis, for any period, (a) the additions to property, plant and equipment and other capital expenditures that are (or would be) set forth in a consolidated statement of cash flows of such Person for such period prepared in accordance with GAAP and (b) Capital Lease Obligations during such period, but excluding expenditures for the restoration, repair or replacement of any fixed or capital asset that was destroyed or damaged, in whole or in part, to the extent financed by the proceeds of an insurance policy maintained by or on behalf of such Person.

“Capital Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capital leases.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” of any Person means any and all shares, interests (including general or limited partnership interests, limited liability company or membership interests or limited liability partnership interests), participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock; provided that equity‑based compensation awards that by their terms may only be settled in cash will not be deemed to be Capital Stock.

“Cash Collateralize” means, to pledge and deposit with, or deliver to the Administrative Agent, or directly to the applicable Issuing Lender (with notice thereof to the Administrative Agent), for the benefit of one or more of the Issuing Lenders, the Swingline Lender or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations or Swingline Loans, cash or deposit account balances or, if the Administrative Agent and the applicable Issuing Lender and the Swingline Lender shall agree, in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, such Issuing Lender and the Swingline Lender, as applicable.

“Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means:

(a) United States dollars and such local currencies held by the Borrower or any Restricted Subsidiary from time to time in the ordinary course of business;

(b) securities issued or directly and fully Guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), maturing not more than 365 days from the date of acquisition;

(c) deposits, certificates of deposit and time deposits, money market accounts, bankers’ acceptances with maturities not exceeding 365 days and overnight bank deposits, in each case, with any commercial bank organized under the laws of the United States or any state, commonwealth or territory thereof or Canada or any province or territory thereof having capital and surplus in excess of $500,000,000 and a rating at the time of acquisition thereof of P‑1 or better from Moody’s or A‑1 or better from S&P;

(d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above;

(e) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and in each case maturing within nine months after the date of acquisition;

(f) securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, rated at least “A” by Moody’s or S&P and having maturities of not more than 365 days from the date of acquisition;

(g) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (f) of this definition; and

(h) solely with respect to any Foreign Subsidiary, substantially similar investments to those outlined in clauses of (a) through (g) above, of comparable credit quality (taking into account the jurisdiction where such Foreign Subsidiary conducts business), denominated in the currency of any jurisdiction in which such Person conducts business.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card (including non-card electronic payables), purchasing cards, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, (a) at the time it enters into a Cash Management Agreement with a Credit Party, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent, or (b) at the time it (or its Affiliate) becomes a Lender (including on the Closing Date), is a party to a Cash Management

Agreement with a Credit Party, in each case in its capacity as a party to such Cash Management Agreement.

“Change in Control” means an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all Equity Interests that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than 35% of the Equity Interests of the Borrower entitled to vote in the election of members of the Board of Directors of the Borrower.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Applicable Law, (b) any change in any Applicable Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law, but if not having the force of law, with respect to any Person, being of a type with which such Person customarily complies) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Class” means, when used in reference to any Loan, whether such Loan is a Revolving Credit Loan, Swingline Loan, Incremental Term Loan (of the same tranche), Extended Term Loans (of the same Extension Series), Extended Revolving Credit Loans (of the same Extension Series) and, when used in reference to any Commitment, whether such Commitment is a Revolving Credit Commitment, an Extended Revolving Credit Commitment (of the same Extension Series) or an Incremental Term Loan Commitment (of the same tranche).

“Closing Date” means the date of this Agreement.

“Closing Date Convertible Debt” means the Convertible Debt of the Borrower outstanding on the Closing Date.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means the collateral security for the Secured Obligations pledged or granted pursuant to the Security Documents. For the avoidance of doubt, the Collateral shall not include the Excluded Assets (as defined in the Security Documents).

“Collateral Agreement” means the collateral agreement dated as of September 30, 2014 herewith executed by the Credit Parties in favor of the Administrative Agent, for the benefit of the Secured Parties.

“Commitment Fee” has the meaning assigned thereto in Section 5.3(a).

“Commitment Percentage” means, as to any Lender, such Lender’s Revolving Credit Commitment Percentage or Term Loan Percentage, as applicable.

“Commitments” means, with respect to each Lender (to the extent applicable), such Lender’s Revolving Credit Commitment, Extended Revolving Credit Commitment or Incremental Term Loan Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Competitor” means any operating company directly engaged in substantially similar business operations as Borrower or any of its Subsidiaries.

“Consolidated” means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

“Consolidated EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Restricted Subsidiaries in accordance with GAAP: (a) Consolidated Net Income for such period plus (b) the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income for such period: (i) income and franchise taxes accrued during such period, (ii) Consolidated Interest Expense for such period, (iii) amortization and depreciation for such period, (iv) charges to operating expenses during such period in connection with earn-outs and other contingent consideration obligations with respect to acquisitions consummated prior to the Closing Date and Permitted Acquisitions, (v) other non‑cash charges and any other non-cash items decreasing Consolidated Net Income for such period (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future), including the non-cash portion of net periodic defined benefit, defined contribution and compensation costs, bad debt expense net of cash recoveries, deferred rent, amortization of debt financing costs and asset retirement obligations, (vi) extraordinary, unusual and non-recurring charges or losses during such period, (vii) Transaction Costs during such period and out-of-pocket cash costs in respect of Permitted Acquisitions, (viii) Indebtedness-related fees during such period, including commitment fees, agency fees, the write-off of deferred financing fees and the payment of any prepayment or redemption premium in respect of any Indebtedness, (ix) restructuring charges or reserves and severance, retention and relocation expenses during such period in an aggregate amount not to exceed, when taken together with amounts added back pursuant to clauses (x) and (xi) below, 30% of Consolidated EBITDA for such period, (x) integration costs during such period for Permitted Acquisitions (including any bonus, retention or success payments) and other Investments in an aggregate amount not to exceed, when taken together with amounts added back pursuant to clause (ix) above and clause (xi) below, 30% of Consolidated EBITDA for such period, (xi) pro forma “run rate” cost savings, operating expense reductions and synergies (“Cost Savings”) related to Permitted Acquisitions, Asset Dispositions and other specified restructurings or cost savings initiatives that are reasonably identifiable, factually supportable, projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or initiated and, in each case, are disclosed in reasonable itemization and detail to the Administrative Agent; provided that (1) such Cost Savings are realized or reasonably expected to be realized within 12 months after such Permitted Acquisition, Asset Disposition or other specified restructuring, cost savings initiative or other initiative, (2) such prospective Cost Saving are calculated net of the amount of actual benefits realized during such period from such actions and (3) the aggregate amount of Cost Savings added back under this clause (xi), when taken together with amounts added back pursuant to clauses (ix) and (x) above, shall not exceed 30% of Consolidated EBITDA for such period, (xii) losses from the early extinguishment of Indebtedness during such period or from any Permitted A/R Financing and (xiii) equity or equity-based non-cash expenses associated with the stock plans and similar arrangements of the Borrower and its Restricted Subsidiaries, less (c) (i) interest income during such period, (ii) any extraordinary gains during such period, (iii) non-cash gains or non-cash items increasing Consolidated Net Income during such period and (iv) gains or income from the early extinguishment of Indebtedness during such period or from any Permitted A/R Financing. For purposes of this Agreement, Consolidated EBITDA shall be adjusted on a Pro Forma Basis in connection with Specified Transactions as set forth in the definition of Pro Forma Basis.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of four consecutive Fiscal Quarters ending on or immediately prior to such date to (b) Consolidated Interest Expense for the period of four consecutive Fiscal Quarters ending on or immediately prior to such date.

“Consolidated Interest Coverage Ratio Testing Condition” means, as of the last day of any Fiscal Quarter, that the aggregate amount of cash and Cash Equivalents held by the Borrower and its Restricted Subsidiaries on such date shall have been less than $450,000,000.

“Consolidated Interest Expense” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Restricted Subsidiaries in accordance with GAAP, interest expense (including interest expense attributable to Capital Lease Obligations and all net payment obligations pursuant to Hedge Agreements) for such period.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Borrower and its Restricted Subsidiaries for such period, determined on a Consolidated basis, without duplication, in accordance with GAAP; provided that in calculating Consolidated Net Income of the Borrower and its Restricted Subsidiaries for any period, there shall be excluded:

(a) the net income (or loss) of any Person (other than a Non-Credit Party that shall be subject to clause (c) below), in which the Borrower or any of its Restricted Subsidiaries has a joint interest with a third party, except to the extent such net income is actually paid in cash to the Borrower or any of its Restricted Subsidiaries by dividend or other distribution during such period;

(b) the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Borrower or any of its Restricted Subsidiaries or is merged into or consolidated with the Borrower or any of its Restricted Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Restricted Subsidiaries, except to the extent included pursuant to the foregoing clause (a); and

(c) the net income (if positive), of any Non-Credit Party to the extent that the declaration or payment of dividends or similar distributions by such Non-Credit Party to a Credit Party of such net income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Non-Credit Party.

“Consolidated Total Indebtedness” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on such date, determined on a Consolidated basis without duplication, consisting only of (i) Indebtedness for borrowed money, (ii) obligations under drawn Letters of Credit that have not been reimbursed after one Business Day, (iii) obligations in respect of Capital Leases and purchase money indebtedness, (iv) debt obligations evidenced by promissory notes or similar instruments (including, for the avoidance of doubt, any seller notes or similar deferred purchase price arrangements that are or are required to be treated in the same manner as seller notes in accordance with GAAP, in each case, entered into in connection with a Permitted Acquisition or similar permitted Investment (other than items described in clause (v)), (v) earnouts and other contingent acquisition consideration, in each case of this clause (v) solely to the extent past due, (vi) Indebtedness of the type referred to in clauses (i) through (v) hereof of any other Person Guaranteed by the Borrower or any Restricted Subsidiary and (vii) if positive, the aggregate unpaid amount of accounts receivable transferred in connection with all Permitted A/R Financings outstanding at any time in excess of $100,000,000.

“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (a) (x) Consolidated Total Indebtedness on such date minus (y) the amount of Qualified Cash on such date to (b) Consolidated EBITDA for the period of four consecutive Fiscal Quarters ending on or immediately prior to such date. Notwithstanding the foregoing, when calculating the Consolidated Total Leverage Ratio for determining the Applicable Margin at any time, clause (a)(y) above (i.e. the subtraction of Qualified Cash) shall be disregarded.

“Consolidated Total Secured Indebtedness” means, as of any date of determination with respect to the Borrower and its Restricted Subsidiaries on a Consolidated basis without duplication, Consolidated Total Indebtedness on such date which is secured by a Lien on any Property of the Borrower or its Restricted Subsidiaries.

“Consolidated Total Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Secured Indebtedness on such date to (b) Consolidated EBITDA for the period of four consecutive Fiscal Quarters ending on or immediately prior to such date.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means a control agreement among the Borrower or a Subsidiary Guarantor, a depository bank, a securities intermediary or a commodity intermediary, as the case may be, and the Administrative Agent, in form and substance reasonably acceptable to the Administrative Agent.

“Convertible Debt” has the meaning assigned thereto in Section 12.22, and shall include Closing Date Convertible Debt.

“Convertible Debt and Related Instruments” has the meaning assigned thereto in Section 12.22.

“Convertible Related Derivatives” has the meaning assigned thereto in Section 12.22.

“Credit Facility” means, collectively, the Revolving Credit Facility, the Term Loan Facility, the Swingline Facility and the L/C Facility.

“Credit Parties” means, collectively, the Borrower and the Subsidiary Guarantors.

“Debt Issuance” means the issuance of any Indebtedness for borrowed money by any Credit Party or any of its Restricted Subsidiaries.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event specified in Section 10.1 that after notice or passage of time, or both, would constitute an Event of Default.

“Defaulting Lender” means, subject to Section 5.15(b), any Lender that (a) has failed to (i) fund all or any portion of the Revolving Credit Loans, any Term Loan, participations in L/C Obligations or participations in Swingline Loans required to be funded by it hereunder within two Business Days of the date such Loans or participations were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Lender, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any Issuing Lender or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 5.15(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Lender, the Swingline Lender and each Lender.

“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interest into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), in whole or in part, (c) provide for the scheduled payment of dividends in cash or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Latest Maturity Date; provided that if such Equity Interests are issued pursuant to a plan, agreement or similar arrangement for the benefit of the Borrower or its Restricted Subsidiaries or by any such plan, agreement or similar arrangement to officers, directors, employees or consultants, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Borrower or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or upon a change in control or termination of employment or service.

“Disqualified Institutions” means (a) certain banks, financial institutions and other Persons that have been specified to the Administrative Agent by the Borrower in writing at any time prior to the Closing Date, (b) any Competitor, or direct or indirect holding company thereof or a controlled affiliate of such Competitor, in each case, which has been specified to the Administrative Agent by Borrower in writing at any time prior to the Closing Date, which list in this clause (b) may be updated from time to time by written notice to the Administrative Agent; provided that no addition to the list shall apply retroactively to disqualify any parties that have previously acquired an assignment or participation interest, or (c) any Person that is an Affiliate of the Persons described in clauses (a) and (b) that is identified in writing to the Administrative Agent or reasonably identifiable as an Affiliate of such Persons on the basis of such Person’s name; provided that (x) no bona-fide debt fund shall be a Disqualified Institution unless specifically included in clause (a) above and (y) no Disqualified Institutions may become Lenders or otherwise participate in any Facility without the Borrower’s consent.

“Dollars” or “$” means, unless otherwise qualified, dollars in lawful currency of the United States.

“Domestic Subsidiary” means any Restricted Subsidiary organized under the laws of any political subdivision of the United States that is not a Subsidiary of a Foreign Subsidiary.

“ECF Percentage” means 50%; provided, that (a) the ECF Percentage shall be reduced to 25% if the Consolidated Total Leverage Ratio as of the last day of the relevant Fiscal Year is less than or equal to 1.25 to 1.00 but greater than 1.00 to 1.00 and (b) the ECF Percentage shall be reduced to 0% if the Consolidated Total Leverage Ratio as of the last day of the relevant Fiscal Year is less than or equal to 1.00 to 1.00, in each cases of (a) and (b), determined on a Pro Forma Basis (giving pro forma effect to the subject Excess Cash Flow prepayment).

“ECF Threshold” has the meaning assigned thereto in Section 4.4(b)(iv).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Record” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Electronic Signature” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.9(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 12.9(b)(iii)).

“Employee Benefit Plan” means (a) any employee benefit plan within the meaning of Section 3(3) of ERISA that is maintained for employees of any Credit Party or any ERISA Affiliate or (b) any Pension Plan or Multiemployer Plan that has at any time within the preceding seven years been maintained, funded or administered for the employees of any Credit Party or any current or former ERISA Affiliate.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, orders, notices of noncompliance, violation, liability or potential liability, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, any approval given or any notice provided or other Governmental Approval, under any such Environmental Law, including any and all claims, orders, directives, notices or actions by Governmental Authorities for enforcement, cleanup, removal, response, remedial, investigation, monitoring, mitigation, management or other actions or damages, natural resource damages, contribution, indemnification, cost recovery, compensation or injunctive relief relating to Hazardous Materials or arising from alleged injury or threat of injury to human health and safety (with respect to Hazardous Materials) or the environment.

“Environmental Laws” means any and all current and future international, federal, foreign, state, provincial, regional and local laws, common law, statutes, ordinances, codes, rules, standards and regulations, permits, licenses, approvals, binding agency guidance, binding interpretations and orders of courts or Governmental Authorities, relating to (i) the protection of human health and safety (with respect to Hazardous Materials) or the environment, (ii) liability for or costs of other actual or threatened danger to human health and safety (with respect to Hazardous Materials) or the environment, (iii) requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials, or (iv)imposing conditions or requirements in connection with permits or other authorization for lawful activity with respect to the protection of human health and safety (with respect to Hazardous Materials) or the environment, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA, 42 USC Sections 9601 to 9675, as amended.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt securities that are convertible into, or exchangeable for, Capital Stock).

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower or any Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 or 430 of the Code or Section 302 or 303 of ERISA).

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Pension Plan (other than an event for which the 30-day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, with respect to any Pension Plan; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan, the failure to make by its due date a required installment of a material amount under Section 430(j) of the IRC with respect to any Pension Plan or the failure to make any required contribution of a material amount to a Multiemployer Plan; (d) the incurrence by the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Pension Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or Pension Plans or to appoint a trustee to administer any Pension Plan; (f) the incurrence by the Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal of the Borrower or any ERISA Affiliate from any Pension Plan or Multiemployer Plan; (g) the determination that a Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the IRC or Sections 303, 304 and 305 of ERISA or (h) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition upon the Borrower or any ERISA Affiliate of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor thereto), as in effect from time to time.

“Event of Default” means any of the events specified in Section 10.1; provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

“Excess Cash Flow” means, for any Fiscal Year of the Borrower, the excess, if any, of:

(a) the sum, without duplication, of (i) Consolidated Net Income for such Fiscal Year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Working Capital for such Fiscal Year and (iv) the aggregate net amount of non-cash loss on the disposition of property by the Borrower and its Restricted Subsidiaries during such Fiscal Year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income; over

(b) the sum, without duplication, of (i) the amount of all non-cash income included in arriving at such Consolidated Net Income, (ii) the aggregate amount of Restricted Payments made by the Borrower in cash during such Fiscal Year or, at the Borrower’s option, after such Fiscal Year and prior to the Excess Cash Flow Application Date, pursuant to Section 9.6 (other than pursuant to Section 9.6(a), (d) or (e)) (excluding the principal amount of Indebtedness (other than revolving Indebtedness) incurred in connection with such Restricted Payments and any Restricted Payments made with proceeds of any issuance of Equity Interests of the Borrower), (iii) the aggregate amount of cash consideration paid by the Borrower and the Restricted Subsidiaries during such Fiscal Year or, at the Borrower’s option, after such Fiscal Year and prior to the Excess Cash Flow Application Date, to make Investments (including Permitted Acquisitions) permitted by Section 9.3 (excluding (A) any such Permitted Acquisitions or other Investments financed with the proceeds or any issuance of Equity Interests of the Borrower or the issuance of any Indebtedness (other than revolving Indebtedness), (B) Investments in cash or Cash Equivalents and (C) Investments in any Subsidiary) and Capital Expenditures, (iv) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate cash consideration (X) required to be paid pursuant to binding contracts, planned, or budgeted to be paid, in each case by the Borrower or any Restricted Subsidiary, relating to Permitted Acquisitions and other Investments permitted by Section 9.3 (other than Investments in (A) cash or Cash Equivalents and (B) any Subsidiary) (the “Planned Investment Amounts”) and (Y) required to be paid pursuant to binding contracts, planned, or budgeted to be paid in connection with planned Capital Expenditures of the Borrower and its Restricted Subsidiaries as represented by the Borrower to the Administrative Agent in good faith in writing (the “Planned Expenditures”), in each case following the end of the applicable Fiscal Year for which Excess Cash Flow is being calculated (except to the extent financed with the proceeds of Indebtedness (other than revolving Indebtedness) or the proceeds of any issuance of Equity Interests of the Borrower); provided that to the extent the aggregate amount of cash actually utilized to finance such Investments, Permitted Acquisitions or Capital Expenditures during such period is less than the Planned Investment Amounts and the Planned Expenditures, the amount of such shortfall shall be added to the calculation of Excess Cash Flow for the immediately succeeding Fiscal Year, (v) increases in Working Capital for such Fiscal Year and (vi) the aggregate amount of all principal payments of Indebtedness of the Borrower and its Subsidiaries (including (A) scheduled principal payments with respect to Indebtedness pursuant to Section 4.3 of this Agreement and voluntary prepayments of First Amendment Incremental Term Loans pursuant to Section 4.4 of this Agreement (other than prepayments of First Amendment Incremental Term Loans deducted pursuant to Section 4.4(b)(iv)(y)(i) of this Agreement) and (B) the principal component of payments in respect of Capital Leases.

“Excess Cash Flow Application Date” has the meaning assigned thereto in Section 4.4(b)(iv).

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Subsidiary” means (a) any Domestic Subsidiary that is not a Wholly-Owned Subsidiary, (b) any Immaterial Domestic Subsidiary and any Receivables SPV, (c) any Foreign Subsidiary Holdco, (d) any Domestic Subsidiary that is owned directly or indirectly by a “controlled foreign corporation” within the meaning of Section 957 of the Code, (e) any Foreign

Subsidiary, (f) any Unrestricted Subsidiary and (g) any other Domestic Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, the burden or cost of making such Subsidiary a Subsidiary Guarantor outweighs the benefits to the Lenders (including as a result of adverse tax consequences) of the attendant Guarantee.

“Excluded Swap Obligation” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Credit Party for or the guarantee of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the guarantee of such Credit Party or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.12(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.11, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.11(g) and (d) any United States federal withholding Taxes imposed under FATCA.

“Existing Class” means any Existing Term Loan Class and any Existing Revolving Credit Class.

“Existing Credit Agreement” has the meaning assigned thereto in the Statement of Purpose.

“Existing Revolving Credit Class” has the meaning assigned thereto in Section 5.16(b).

“Existing Revolving Credit Commitment” has the meaning assigned thereto in Section 5.16(b).

“Existing Revolving Credit Loans” has the meaning assigned thereto in Section 5.16(b).

“Existing Term Loan Class” has the meaning assigned thereto in Section 5.16(a).

“Extended Revolving Credit Commitments” has the meaning assigned thereto in Section 5.16(b).

“Extended Revolving Credit Loans” has the meaning assigned thereto in Section 5.16(b).

“Extended Term Loans” has the meaning assigned thereto in Section 5.16(a).

“Extending Lender” has the meaning assigned thereto in Section 5.16(c).

“Extension Amendment” has the meaning assigned thereto in Section 5.16(d).

“Extension Date” has the meaning assigned thereto in Section 5.16(e).

“Extension Election” has the meaning assigned thereto in Section 5.16(c).

“Extension Series” means all Extended Term Loans or Extended Revolving Credit Commitments that are established pursuant to the same Extension Amendment (or any subsequent Extension Amendment to the extent such Extension Amendment expressly provides that the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins and amortization schedule.

“Extensions of Credit” means, as to any Lender at any time, (a) an amount equal to the sum of (i) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (ii) such Lender’s Revolving Credit Commitment Percentage of the L/C Obligations then outstanding, (iii) such Lender’s Revolving Credit Commitment Percentage of the Swingline Loans then outstanding and (iv) the aggregate principal amount of the Term Loans made by such Lender then outstanding, or (b) the making of any Loan or participation in any Letter of Credit by such Lender, as the context requires.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s‑length free‑market Transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the principal executive officer, the principal financial officer or principal accounting officer of the Borrower.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System on such day (or, if such day is not a Business Day, for the immediately preceding Business Day), as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Fee Letter” means, collectively, (a) the fee letter dated October 27, 2020 between the Borrower and the Arranger and (b) any other fee letter, engagement letter, mandate letter or commitment letter executed by the Borrower, the Administrative Agent and/or the Arranger in connection with this Agreement.

“First Amendment” means the First Amendment and Lender Joinder Agreement, dated as of December 2, 2021, among the Borrower, the other Credit Parties party thereto, the Administrative Agent, the Revolving Credit Lenders party thereto and the First Amendment Incremental Term Lenders.

“First Amendment Effective Date” means December 2, 2021.

“First Amendment Incremental Term Lenders” has the meaning assigned thereto in the First Amendment.

“First Amendment Incremental Term Loan” has the meaning assigned thereto in the First Amendment.

“First Amendment Incremental Term Loan Commitment” has the meaning assigned thereto in the First Amendment.

“First Amendment Incremental Term Loan Facility” means the Term Loan Facility established pursuant to the First Amendment.

“First Amendment Incremental Term Loan Maturity Date” means December 2, 2028.

“First Amendment Transactions” means has the meaning assigned to the term “Transactions” in the First Amendment.

“Fiscal Quarter” means each fiscal quarter of the Borrower and its Restricted Subsidiaries ending on the last Saturday of each March, June, September and December.

“Fiscal Year” means the fiscal year of the Borrower and its Restricted Subsidiaries ending on the last Saturday in June.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Adjusted Term SOFR.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Pledge Agreement” means a pledge agreement, charge agreement or similar agreement in form and substance reasonably acceptable to the Administrative Agent executed by the Borrower or a Subsidiary Guarantor with respect to a pledge (or equivalent thereof) of Equity Interests of a Foreign Subsidiary required by the terms of this Agreement

“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.

“Foreign Subsidiary Holdco” means any Domestic Subsidiary (a) that is disregarded as separate from its owner for United States federal income tax purposes and that owns Equity Interests of one or more Foreign Subsidiaries and/or other Foreign Subsidiary Holdcos or (b) all or substantially all of the assets of which consist of Equity Interests of one or more Foreign Subsidiaries and/or other Foreign Subsidiary Holdcos.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such Issuing Lender, other than such L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage of outstanding Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States, as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements (including the Accounting Standards Codification) of the Financial Accounting Standards Board, or such other principles as may be approved by a significant segment of the accounting profession of the United States that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, and all registrations and filings with or issued by, any Governmental Authorities.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or (e) for the purpose of assuming in any other manner the obligee in respect of such Indebtedness of the payment or performance thereof or to protect such obligee against loss in respect thereof (whether in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be the lesser of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or (ii) the maximum amount for which the guarantor may be liable pursuant to the terms of the instrument evidencing such Guarantee, unless the amount of the primary obligation or the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of such Guarantee shall be the guarantor’s maximum reasonably anticipated liability in respect thereof as reasonably determined by the Borrower in good faith.

“Hazardous Materials” means any substances or materials (a) which are or become defined, listed or otherwise classified as hazardous wastes, hazardous substances, extremely hazardous wastes, or words of similar meaning or regulatory effect, pollutants, contaminants or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health and safety or the environment and are or become regulated by any Governmental Authority, (c) the presence or potential presence of which require or may require investigation or remediation under any Environmental Law, (d) the discharge or emission or release of which requires a permit, approval, notice or license under any Environmental Law or other Governmental Approval, or (e) which contain, without limitation, asbestos, lead, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing

(including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, all as amended, restated, supplemented or otherwise modified from time to time (including the foreign currency transaction(s) entered into by the Borrower on or about the Closing Date).

“Hedge Bank” means any Person that, (a) at the time it enters into a Hedge Agreement with a Credit Party permitted under Article IX, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent or (b) at the time it (or its Affiliate) becomes a Lender (including on the Closing Date), is a party to a Hedge Agreement with a Credit Party, in each case in its capacity as a party to such Hedge Agreement.

“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

“Immaterial Domestic Subsidiary” means, as of any date of determination, any Domestic Subsidiary that has (a) less than $10,000,000 in tangible assets and owned intellectual property (valued at the greater of book value or Fair Market Value) and (b) less than $10,000,000 in revenues (excluding intercompany revenues) for the period of four consecutive Fiscal Quarters most recently ended for which financial statements have been delivered pursuant to Section 8.1(a) or 8.1(b); provided that any such Subsidiary that is initially an Immaterial Domestic Subsidiary shall cease to be an Immaterial Domestic Subsidiary from and after the date such Subsidiary has (x) tangible assets and owned intellectual property (valued at the greater of book value or Fair Market Value) equal to or greater than $10,000,000 or (y) revenues (excluding intercompany revenues) equal to or greater than $10,000,000 for the period of four consecutive Fiscal Quarters most recently ended for which financial statements have been delivered pursuant to Section 8.1(a) or 8.1(b). As of the Closing Date, Conexant Systems, LLC is an Immaterial Domestic Subsidiary.

“Immaterial Foreign Subsidiary” means, as of any date of determination, any Foreign Subsidiary that, together with its Subsidiaries on a Consolidated basis, has (a) less than $10,000,000 in tangible assets and owned intellectual property (valued at the greater of book value or Fair Market Value) and (b) less than $10,000,000 in revenues (excluding intercompany revenues) for the period of four consecutive Fiscal Quarters most recently ended for which financial statements financial statements have been delivered pursuant to Section 8.1(a) or 8.1(b); provided that any such Subsidiary that is initially an Immaterial Foreign Subsidiary shall cease to be an Immaterial Foreign Subsidiary from and after the date such Subsidiary, together with its Subsidiaries on a Consolidated basis, has (x) tangible assets and owned intellectual property (valued at the greater of book value or Fair Market Value) equal to or greater than $10,000,000 or

(y) revenues (excluding intercompany revenues) equal to or greater than $10,000,000 for the period of four consecutive Fiscal Quarters most recently ended for which financial statements have been delivered pursuant to Section 8.1(a) or 8.1(b).

“Increased Amount Date” has the meaning assigned thereto in Section 5.13(a).

“Incremental Facility Amount” has the meaning assigned thereto in Section 5.13(a).

“Incremental Lender” has the meaning assigned thereto in Section 5.13(a).

“Incremental Loan Commitments” has the meaning assigned thereto in Section 5.13(a)(ii).

“Incremental Loans” has the meaning assigned thereto in Section 5.13(a)(ii).

“Incremental Revolving Credit Commitment” has the meaning assigned thereto in Section 5.13(a)(ii).

“Incremental Revolving Credit Increase” has the meaning assigned thereto in Section 5.13(a)(ii).

“Incremental Term Loan” has the meaning assigned thereto in Section 5.13(a)(i).

“Incremental Term Loan Commitment” has the meaning assigned thereto in Section 5.13(a)(i).

“Incremental Term Loan Maturity Date” means the date on which an Incremental Term Loan matures (including, for the avoidance of doubt, the First Amendment Incremental Term Loan Maturity Date).

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness (and “Incurrence” and “Incurred” will have meanings correlative to the foregoing); provided that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary will be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary.

“Indebtedness” means, with respect to any Person at any date and without duplication, the sum of the following:

(a) all liabilities, obligations and indebtedness for borrowed money including obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person;

(b) all obligations to pay the deferred purchase price of property or services of any such Person (including all obligations under non-competition, purchase price adjustments, earn-out or similar agreements entered in connection with a Permitted Acquisition), except trade payables arising in the ordinary course of business and repayable in accordance with customary trade practices, or that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such Person;

(c) the Attributable Indebtedness of such Person with respect to such Person’s Capital Lease Obligations and Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP);

(d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

(e) all Indebtedness of any other Person secured by a Lien on any asset owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements except trade payables arising in the ordinary course of business), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse (but if not assumed, limited to the lesser of such Indebtedness or the value of the assets subject to such Lien);

(f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including any Reimbursement Obligation, and banker’s acceptances issued for the account of any such Person;

(g) all obligations of any such Person in respect of Disqualified Equity Interests;

(h) all net obligations of such Person under any Hedge Agreements (excluding any Convertible Related Derivatives), unless constituting interest expense (other than with respect to rate swaps); and

(i) all Guarantees of any such Person with respect to any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is non-recourse to such Person. The amount of any net obligation under any Hedge Agreement on any date shall be deemed to be the Hedge Termination Value thereof as of such date.

Notwithstanding the foregoing, Indebtedness shall not include any indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash, U.S. government obligations and Cash Equivalents (sufficient to satisfy all obligations relating thereto at maturity or redemption, as applicable) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, in accordance with the terms of the instruments governing such indebtedness.

The amount of any Indebtedness outstanding as of any date will be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation. The amount of any Indebtedness described in clause (a) above will be:

(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

For purposes of determining any particular amount of Indebtedness, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Initial Issuing Lender” means Wells Fargo.

“Insurance and Condemnation Event” means the receipt by any Credit Party or any of its Restricted Subsidiaries of any cash insurance proceeds or condemnation award in excess of $5,000,000 payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective Property.

“Interest Period” means, as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months, in each case as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation and subject to availability; provided that:

(a) the Interest Period shall commence on the date of advance of or conversion to any Term SOFR Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(b) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period with respect to a Term SOFR Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(c) any Interest Period with respect to a Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

(d) no Interest Period shall extend beyond the applicable Maturity Date, and Interest Periods shall be selected by the Borrower so as to permit the Borrower to make the quarterly principal installment payments pursuant to Section 4.3 without payment of any amounts pursuant to Section 5.9; and

(e) there shall be no more than ten Interest Periods in effect at any time.

“IRS” means the United States Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“ISP98” means the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590.

“Issuing Lender” means (a) the Initial Issuing Lender and (b) any other Revolving Credit Lender to the extent it has agreed in its sole discretion to act as an “Issuing Lender” hereunder and has been approved in writing by the Borrower and the Administrative Agent (such approval by the Administrative Agent not to be unreasonably delayed or withheld) as an “Issuing Lender” hereunder, in each case in its capacity as issuer of any Letter of Credit.

“Latest Maturity Date” means the latest maturity date of any Class of Loan or Commitment hereunder.

“L/C Commitment” means, as to any Issuing Lender, the obligation of such Issuing Lender to issue Letters of Credit for the account of the Borrower or one or more of its Restricted Subsidiaries from time to time in an aggregate amount equal to (a) for the Initial Issuing Lender, $20,000,000 and (b) for any other Issuing Lender becoming an Issuing Lender after the Closing Date, such amount as separately agreed to in a written agreement between the Borrower and such Issuing Lender (which such agreement shall be promptly delivered to the Administrative Agent upon execution), in each case of clauses (a) and (b) above, any such amount may be changed after the Closing Date in a written agreement between the Borrower and such Issuing Lender (which such agreement shall be promptly delivered to the Administrative Agent upon execution).

“L/C Facility” means the letter of credit facility established pursuant to Article III.

“L/C Obligations” means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

“L/C Participants” means, with respect to any Letter of Credit, the collective reference to all the Revolving Credit Lenders other than the applicable Issuing Lender.

“L/C Sublimit” means the lesser of (a) $20,000,000 and (b) the Revolving Credit Commitment. The L/C Sublimit is a part of, and not in addition to, the Revolving Credit Commitment.

“LCT Test Date” has the meaning assigned thereto in Section 1.13.

“Lender” means each Person executing this Agreement as a Lender on the Closing Date and any other Person that shall have become a party to this Agreement as a Lender pursuant to an Assignment and Assumption or pursuant to Section 5.13, other than any Person that ceases to be a party hereto as a Lender pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Lender Joinder Agreement” means a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent delivered in connection with Section 5.13.

“Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s Extensions of Credit.

“Letter of Credit Application” means an application, in the form specified by the applicable Issuing Lender from time to time, requesting such Issuing Lender to issue a Letter of Credit.

“Letters of Credit” means the collective reference to letters of credit issued pursuant to Section 3.1. Notwithstanding anything to the contrary contained herein, a letter of credit issued by any Issuing Lender (other than Wells Fargo at any time it is also acting as Administrative Agent) shall not be a “Letter of Credit” for purposes of the Loan Documents until such time as the Administrative Agent has been notified in writing of the issuance thereof by the applicable Issuing Lender.

“Letter of Credit Expiration Date” means the date that is 30 days prior to the Revolving Credit Maturity Date (or if such day is not a Business Day, the next preceding Business Day).

“Lien” means, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset.

“Limited Condition Transaction” means any Specified Transaction that (a) is not prohibited hereunder, (b) is not conditioned on the availability of, or on obtaining, third-party financing, and (c) is completed within 120 days of the execution of the Limited Condition Transaction Agreement for such Specified Transaction.

“Limited Condition Transaction Agreement” has the meaning assigned thereto in Section 1.13.

“Limited Condition Transaction Provisions” has the meaning assigned thereto in Section 1.13.

“Loan Documents” means, collectively, this Agreement, each Note, the Letter of Credit Applications, the Security Documents, the Reaffirmation Agreement, the Reaffirmation of Foreign Pledge Agreement, the Subsidiary Guaranty Agreement and the Fee Letter, all as may be amended, restated, supplemented or otherwise modified from time to time, but for the avoidance of doubt excluding any Secured Hedge Agreement and any Secured Cash Management Agreement.

“Loans” means the collective reference to the Revolving Credit Loans, the Term Loans and the Swingline Loans (including any Incremental Loans, any Extended Term Loans, any Extended Revolving Credit Loans and, for the avoidance of doubt, the First Amendment Incremental Term Loans) and “Loan” means any of such Loans.

“Material Acquisition” means a Permitted Acquisition the aggregate consideration for which equals or exceeds $150,000,000.

“Material Adverse Effect” means, with respect to the Borrower and its Restricted Subsidiaries, a material adverse effect on (a) the business, assets or financial condition of such Persons, taken as a whole, (b) the ability of such Persons, taken as a whole, to perform their payment obligations under the Loan Documents or (c) the rights and remedies, taken as a whole, of the Administrative Agent (on behalf of the Secured Parties) under the Loan Documents (other than as a result of any action or inaction on the part of any Secured Party).

“Material Contract” means any “material contracts” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Borrower or any of its Subsidiaries.

“Material First Tier Foreign Subsidiary” means any Foreign Subsidiary that is (a) directly owned by a Credit Party and (b) not an Immaterial Foreign Subsidiary. On the Closing Date, Synaptics GmbH and DisplayLink (UK) Limited are the only Material First Tier Foreign Subsidiaries.

“Maturity Date” means an Incremental Term Loan Maturity Date (including, for the avoidance of doubt, the First Amendment Incremental Term Loan Maturity Date) or the Revolving Credit Maturity Date, as applicable.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the sum of (i) the Fronting Exposure of each applicable Issuing Lender with respect to Letters of Credit issued and outstanding at such time and (ii) the Fronting Exposure of the Swingline Lender with respect to all Swingline Loans outstanding at such time and (b) otherwise, an amount reasonably determined by the Administrative Agent and each of the applicable Issuing Lenders that is entitled to Cash Collateral hereunder.

“MNPI” means material non-public information within the meaning of the United States federal securities laws.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Credit Party or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding seven years.

“Net Cash Proceeds” means, as applicable, (a) with respect to any Asset Disposition or Insurance and Condemnation Event, the gross proceeds received by any Credit Party or any of its Restricted Subsidiaries therefrom (including any cash, Cash Equivalents, deferred payment pursuant to, or by monetization of, a note receivable or otherwise, as and when received) less the sum of (i) in the case of an Asset Disposition, all income taxes and other taxes assessed by, or reasonably estimated to be payable to, a Governmental Authority as a result of such transaction (provided that if such estimated taxes exceed the amount of actual taxes required to be paid in cash in respect of such Asset Disposition, the amount of such excess shall constitute Net Cash Proceeds), (ii) all reasonable and customary out-of-pocket fees and expenses incurred in connection with such transaction or event and (iii) the principal amount of, premium, if any, and interest on any Indebtedness secured by a Lien on the asset (or a portion thereof) disposed of, which Indebtedness is required to be repaid in connection with such transaction or event, and (b) with respect to any Debt Issuance or equity issuance, the gross cash proceeds received by any Credit Party or any of its Restricted Subsidiaries therefrom less all reasonable and customary out-of-pocket legal, underwriting and other fees and expenses incurred in connection therewith.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver, amendment, modification or termination that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 12.2 and (b) has been approved by the Required Lenders.

“Non-Credit Party” means any Restricted Subsidiary of the Borrower that is not a Subsidiary Guarantor.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Pledged Subsidiaries” means, at any time, (i) all Immaterial Domestic Subsidiaries who are not Subsidiary Guarantors and (ii) all Immaterial Foreign Subsidiaries that are directly owned by a Credit Party who are not Pledged Foreign Subsidiaries.

“Notes” means the collective reference to the Revolving Credit Notes, the Swingline Note and the Term Loan Notes.

“Notice of Account Designation” has the meaning assigned thereto in Section 2.3(b).

“Notice of Borrowing” has the meaning assigned thereto in Section 2.3(a).

“Notice of Conversion/Continuation” has the meaning assigned thereto in Section 5.2.

“Notice of Prepayment” has the meaning assigned thereto in Section 2.4(c).

“Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations and (c) all other fees and commissions (including attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Credit Parties to the Lenders, the Issuing Lenders or the Administrative Agent, in each case under any Loan Document, with respect to any Loan or Letter of Credit of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and including interest and fees that accrue after the commencement by or against any Credit Party of any proceeding under any Debtor Relief Laws, naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Officer’s Compliance Certificate” means a certificate of the chief executive officer, controller, chief financial officer or the treasurer of the Borrower substantially in the form attached as Exhibit F.

“Operating Lease” means, as to any Person, any lease of Property (whether real, personal or mixed) by such Person as lessee that is not a Capital Lease.

“Original Indebtedness” has the meaning specified in the definition of “Permitted Refinancing Indebtedness”.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.12).

“Participant” has the meaning assigned thereto in Section 12.9(d).

“Participant Register” has the meaning assigned thereto in Section 12.9(d).

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.

“Periodic Term SOFR Determination Date” has the meaning assigned thereto in the definition of “Term SOFR”.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained, funded or administered for the employees of any Credit Party or any ERISA Affiliate or (b) has at any time within the preceding seven years been maintained, funded or administered for the employees of any Credit Party or any current or former ERISA Affiliates.

“Permitted Acquisition” means any acquisition by the Borrower or any Restricted Subsidiary in the form of the acquisition of all or substantially all of the assets, business or a line of business, or at least a majority of the outstanding Equity Interests which have the ordinary voting power for the election of directors of the Board of Directors (whether through purchase, merger or otherwise), of any other Person if each such acquisition meets all of the following requirements (and subject to the Limited Condition Transaction Provisions in the case of a Limited Condition Transaction):

(a) no less than five Business Days (or such shorter period as shall be permitted by the Administrative Agent in its sole discretion) prior to the proposed closing date of such acquisition, the Borrower shall have delivered written notice of such acquisition to the Administrative Agent and the Lenders, which notice shall include the proposed closing date of such acquisition (but such acquisition is not required to close on such date);

(b) the Borrower shall have certified in writing on or before the closing date of such acquisition that such acquisition has been approved by the Board of Directors of the Person to be acquired;

(c) the Person or business to be acquired shall be in a line of business permitted pursuant to Section 9.11 or, in the case of an acquisition of assets, assets useful in the business of the Borrower and its Subsidiaries;

(d) the Borrower shall have delivered to the Administrative Agent all documents required to be delivered pursuant to, and in accordance with, Section 8.13;

(e) for any Material Acquisition, no later than three Business Days (or such shorter period as shall be permitted by the Administrative Agent in its sole discretion) prior to the proposed closing date of such acquisition, the Borrower shall have delivered to the Administrative Agent an Officer’s Compliance Certificate for the most recent Fiscal Quarter end preceding such acquisition for which financial statements have been delivered pursuant to Section 8.1(a) or 8.1(b) demonstrating, in form and substance reasonably satisfactory to the Administrative Agent, that the Borrower is in compliance on a Pro Forma Basis (as of the date of the acquisition and after giving effect thereto and any Indebtedness Incurred in connection therewith) with each covenant contained in Section 9.15;

(f) no Specified Event of Default shall have occurred and be continuing both before and after giving effect to such acquisition and any Indebtedness Incurred in connection therewith; and

(g) for any Material Acquisition, the Borrower shall have (i) delivered to the Administrative Agent a certificate of a Responsible Officer certifying that all of the requirements set forth above have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition and (ii) provided such other documents and other information as may be reasonably requested by the Administrative Agent in connection with such purchase or acquisition.

“Permitted Acquisition Documents” means with respect to any acquisition proposed by the Borrower, any Subsidiary Guarantor or any Pledged Foreign Subsidiary, final copies or substantially final drafts if not executed at the required time of delivery of the purchase agreement, sale agreement, merger agreement or other agreement evidencing such acquisition, including all legal opinions and each other document executed, delivered, contemplated by or prepared in connection therewith and any amendment, modification or supplement to any of the foregoing.

“Permitted A/R Financing” means a financing of a Credit Party’s accounts receivable (including by way of advance, sale or other means, and either directly or through a special purpose vehicle of a Credit Party) with an unaffiliated third party on an arm’s length basis that is consummated no fewer than 85 days since the date of any prior Permitted A/R Financing, provided that (x) the aggregate unpaid amount of accounts receivable transferred in connection with all Permitted A/R Financings outstanding at any time shall not exceed the greater of (1) $100,000,000 and (2) 50% of the amount of all accounts receivable of the Credit Parties and their Restricted Subsidiaries at such time, (y) any Liens incurred in a Permitted A/R Financing shall not encumber the Property of any Credit Party (other than customary precautionary fall-back Liens covering only the accounts receivable and Related Assets subject to such Permitted A/R Financing) and (z) no such financing shall be consummated during the continuance of a Default or Event of Default.

“Permitted Liens” means the Liens permitted pursuant to Section 9.2.

“Permitted Refinancing Indebtedness” means any Indebtedness that is the result of a modification, refinancing, refunding, replacement, renewal or extension of Indebtedness permitted under Section 9.1(c), (d), (e), (i), (o), (p), (q), (r), (s) or (t) (the “Original Indebtedness”); provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the outstanding principal amount (or accreted value, if applicable) of the Original Indebtedness so modified, refinanced, refunded, replaced, renewed or extended except by an amount equal to unpaid accrued interest, penalties and premiums (including tender premiums) plus other amounts and fees (including commitment, underwriting, arrangement and similar fees, and other reasonable and customary fees), commissions and expenses in each case incurred, in connection with such modification, refinancing, refunding, replacement, renewal or extension (including upfront fees, original issue discount or initial yield payments), (b) the Indebtedness resulting from such modification, refinancing, refunding, replacement, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a weighted average life to maturity equal to or greater than the weighted average life to maturity of, the Original Indebtedness being modified, refinanced, refunded, replaced, renewed or extended, (c) the representations, covenants and events of default of the Indebtedness resulting from such modification, refinancing, refunding, replacement, renewal or extension are not, taken as a whole, materially less favorable to the Credit Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, replaced, renewed or extended (except for covenants or other provisions applicable exclusively to periods commencing after the Latest Maturity Date at the time such Indebtedness is incurred), as reasonably determined in good faith by the Borrower, (d) such Indebtedness is not guaranteed by any entity that is not a Loan Party (unless such Person shall substantially concurrently become a Loan Party hereunder pursuant to Section 8.3) and (e)(i) such Indebtedness may only be secured by the assets that secured the Original Indebtedness (and any proceeds and products thereof, accessions, replacements or additions thereto and/or improvements thereon) (it being understood that secured Original Indebtedness may be refinanced with unsecured Indebtedness), (ii) such Indebtedness is incurred by the obligor or obligors in respect of the applicable Original Indebtedness, and (iii) if such Original Indebtedness was contractually subordinated to the Obligations in right of payment (or the Liens securing such Original Indebtedness were originally contractually subordinated to the Liens on the Collateral securing the Secured Obligations), such Indebtedness is contractually subordinated to the Obligations in right of payment (or the Liens securing such Indebtedness are subordinated to the Liens on the Collateral securing the Secured Obligations), in each case on terms at least as favorable to the Lenders as those contained in the documentation governing the Original Indebtedness and subject to a subordination or intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent.

“Permitted Stock Repurchase” means any repurchase of the Qualified Equity Interests of the Borrower permitted under Section 9.6(d).

“Person” means any individual, natural person, company, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or other business entity (including a division or series of any of the foregoing) or government or any agency or political subdivision thereof.

“Platform” has the meaning assigned thereto in Section 8.2.

“Pledged Foreign Subsidiary” means a Foreign Subsidiary of the Borrower or any Subsidiary Guarantor for which the Administrative Agent has received a Foreign Pledge Agreement from the Borrower or such Subsidiary Guarantor, as applicable, with respect to 65% of the total outstanding voting Equity Interests (and 100% of the non-voting Equity Interests) of such Foreign Subsidiary and such Foreign Pledge Agreement is in full force and effect and the Borrower or such Subsidiary Guarantor, as applicable, shall have satisfied all actions and requirements related to such Foreign Pledge Agreement (including delivery of stock certificates, where applicable).

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Pro Forma Basis” means with respect to any determination of the Consolidated Total Leverage Ratio, the Consolidated Total Secured Leverage Ratio, the Consolidated Interest Coverage Ratio or Consolidated EBITDA (including, in each case, component definitions thereof) that all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period with respect to any test or covenant for which such calculation is being made: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Specified Disposition or any designation of a Restricted Subsidiary as an Unrestricted Subsidiary, shall be excluded, and (ii) in the case of a Permitted Acquisition or designation of an Unrestricted Subsidiary as a Restricted Subsidiary described in the definition of the term “Specified Transaction”, shall be included, (b) any retirement or repayment of Indebtedness (other than normal fluctuations in revolving Indebtedness Incurred for working capital purposes) and (c) any Indebtedness Incurred or assumed by the Borrower or any of its Restricted Subsidiaries in connection therewith, provided that, (x) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination (taking into account any interest hedging arrangements applicable to such Indebtedness), (y) interest on any obligations with respect to Capital Leases shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Borrower to be the rate of interest implicit in such obligation in accordance with GAAP and (z) interest on any Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate or other rate shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Borrower or such Restricted Subsidiary may designate. Any calculation of the Consolidated Total Leverage Ratio or the Consolidated Total Secured Leverage Ratio on a Pro Forma Basis shall be made using Consolidated Total Indebtedness as of such date of calculation and any calculation of the Consolidated Total Leverage Ratio, the Consolidated Total Secured Leverage Ratio or the Consolidated Interest Coverage Ratio on a Pro Forma Basis shall be made using Consolidated EBITDA for the four consecutive Fiscal Quarter period most recently ended for which the Borrower has delivered financial statements pursuant to Section 8.1(a) or 8.1(b).

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Equity Interests.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lenders” has the meaning assigned thereto in Section 8.2.

“Qualified Cash” means, as of any date of determination, the aggregate amount of cash and Cash Equivalents, excluding cash and Cash Equivalents that are “restricted” (in accordance with GAAP) on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of such date but including the aggregate amount of cash and Cash Equivalents restricted in favor of the Credit Facilities (which may also include Cash and Cash Equivalents securing other Indebtedness that is secured by a Lien on the Collateral along with the Credit Facilities, so long as an applicable intercreditor agreement is in effect with respect thereto).

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Rating Agencies” means (a) S&P and Moody’s and (b) any other nationally recognized U.S. rating agency or agencies, as the case may be, approved by the Borrower.

“Reaffirmation Agreement” means that certain Reaffirmation Agreement, dated as of the Closing Date, by and between the Credit Parties and the Administrative Agent.

“Reaffirmation of Foreign Pledge Agreement” means that certain Reaffirmation of Foreign Pledge Agreement, dated as of the Closing Date, by and between Synaptics International, Inc. and the Administrative Agent.

“Receivables SPV” means a special purpose vehicle formed by a Credit Party for the exclusive purpose of effecting a Permitted A/R Financing, which entity has no assets other than those necessary to effect such Permitted A/R Financing.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Lender, as applicable.

“Register” has the meaning assigned thereto in Section 12.9(c).

“Reimbursement Obligation” means the obligation of the Borrower to reimburse any Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by such Issuing Lender.

“Related Assets” means any assets that are customarily sold, transferred and/or pledged or in respect of which security interests are customarily granted in connection with accounts receivable securitizations or accounts receivables purchase or factoring transactions and any collections or proceeds of any of the foregoing (including guaranties, collateral security, lock-boxes, deposit accounts, records in respect of accounts receivable and collections in respect of accounts receivable).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Repricing Transaction” means (a) any prepayment of First Amendment Incremental Term Loans with the proceeds of a substantially concurrent incurrence of syndicated term B loan Indebtedness by the Borrower or any of its Subsidiaries (other than any such incurrence in connection with a Change in Control or a Transformative Acquisition) in respect of which the all-in yield is, on the date of such prepayment, lower than the all-in yield on such First Amendment Incremental Term Loans (with the all-in yield calculated by taking into account any interest rate floors, the Applicable Margin hereunder and the interest rate spreads under such Indebtedness, and any original issue discount and upfront fees payable generally to all lenders applicable to or payable in respect of such First Amendment Incremental Term Loans (with the original issue discount and upfront fees being equated to interest rate assuming a four-year life to maturity of such Indebtedness) but excluding arrangement, structuring, ticking, commitment, unused line, underwriting, amendment and similar fees (in each case, regardless of whether paid in whole or in part to all lenders) or any other fees not paid or payable generally to all lenders) and (b) any amendment, amendment and restatement or other modification to this Agreement that reduces the all-in yield (calculated as set forth in clause (a) above) of the First Amendment Incremental Term Loans (other than any such amendment, amendment and restatement or other modification effected in connection with a Change in Control or a Transformative Acquisition), in each case where the primary purpose of such prepayment or amendment is to reduce the all-in yield of the First Amendment Incremental Term Loans (including through such substantially concurrent incurrence of Indebtedness the proceeds of which are used to prepay the First Amendment Incremental Term Loans).

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time. Notwithstanding the foregoing, Required Lenders shall comprise no less than two such Lenders that are not Affiliates of one another, unless (x) all Lenders that are not Defaulting Lenders are Affiliates of one another or (y) there is only one Lender that is not a Defaulting Lender, at such time.

“Required Revolving Credit Lenders” means, at any date, any combination of Revolving Credit Lenders holding more than 50% of the sum of the aggregate amount of the Revolving Credit Commitment or, if the Revolving Credit Commitment has been terminated, any combination of Revolving Credit Lenders holding more than 50% of the aggregate Extensions of Credit under the Revolving Credit Facility; provided that the Revolving Credit Commitment of, and the portion of the Extensions of Credit under the Revolving Credit Facility, as applicable, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Credit Lenders. Notwithstanding the foregoing, Required Revolving Credit Lenders shall comprise no less than two such Revolving Credit Lenders that are not Affiliates of one another, unless (x) all Revolving Credit Lenders that are not Defaulting Lenders are Affiliates of one another or (y) there is only one Revolving Credit Lender that is not a Defaulting Lender, at such time.

“Responsible Officer” means, as to any Person, the chief executive officer, president, vice president, chief financial officer, secretary or assistant secretary, controller, treasurer or assistant treasurer of such Person or any other officer of such Person designated in writing by the Borrower and reasonably acceptable to the Administrative Agent. Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” has the meaning assigned thereto in Section 9.6.

“Restricted Subsidiary” means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

“Revolving Credit Commitment” means (a) as to any Revolving Credit Lender, the obligation of such Revolving Credit Lender to make Revolving Credit Loans to, and to purchase participations in L/C Obligations and Swingline Loans for the account of, the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender’s name on the Register, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including Section 5.13) and (b) as to all Revolving Credit Lenders, the aggregate commitment of all Revolving Credit Lenders to make Revolving Credit Loans, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including Section 5.13). The aggregate Revolving Credit Commitment of all the Revolving Credit Lenders on the Closing Date is $250,000,000. The initial Revolving Credit Commitment of each Revolving Credit Lender is set forth opposite the name of such Lender on Schedule 1.1.

“Revolving Credit Commitment Percentage” means, with respect to any Revolving Credit Lender at any time, the percentage of the total Revolving Credit Commitments of all the Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment. If the Revolving Credit Commitments have terminated or expired, the Revolving Credit Commitment Percentages shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments. The initial Revolving Credit Commitment Percentage of each Revolving Credit Lender is set forth opposite the name of such Lender on Schedule 1.1.

“Revolving Credit Exposure” means, as to any Revolving Credit Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Revolving Credit Lender’s participation in L/C Obligations and Swingline Loans at such time.

“Revolving Credit Extension Request” has the meaning assigned thereto in Section 5.16(b).

“Revolving Credit Facility” means the revolving credit facility established pursuant to Article II (including any increase in such revolving credit facility established pursuant to Section 5.13 and each Extension Series of Extended Revolving Credit Commitments).

“Revolving Credit Lenders” means, collectively, all of the Lenders with a Revolving Credit Commitment.

“Revolving Credit Loan” means any revolving loan made to the Borrower pursuant to Section 2.1 (including any Extended Revolving Credit Loans), and all such revolving loans collectively as the context requires.

“Revolving Credit Maturity Date” means (a) for any Revolving Credit Loans that are not Extended Revolving Credit Loans, March 11, 2026 and (b) the final maturity date as specified in the applicable Extension Amendment for any tranche of Extended Revolving Credit Loans.

“Revolving Credit Note” means a promissory note made by the Borrower in favor of a Revolving Credit Lender evidencing the Revolving Credit Loans made by such Revolving Credit Lender, substantially in the form attached as Exhibit A-1, and any amendments, supplements and modifications thereto, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Revolving Credit Outstandings” means the sum of (a) with respect to Revolving Credit Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans and Swingline Loans, as the case may be, occurring on such date; plus (b) with respect to any L/C Obligations on any date, the aggregate outstanding amount thereof on such date after giving effect to any Extensions of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“RFR Business Day” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.3(a), 2.4(c), 4.4(a) and 5.2, in each case, such day is also a Business Day.

“S&P” means Standard & Poor’s Financial Services LLC, a part of McGraw-Hill Financial and any successor thereto.

“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx, or as otherwise published from time to time.

“Sanctioned Person” means (a) a Person named on the “Specially Designated Nationals List” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, (b) a Person named on the sanctions lists maintained by the United Nations Security Council available at http://www.un.org/sc/committees/list_compend.shtml, or as otherwise published from time to time, (c) a Person named on the lists maintained by the European Union available at http://eeas.europa.eu/cfsp/sanctions/consol-list_en.htm, or as otherwise published from time to time, (d) a Person named on the lists maintained by Her Majesty’s Treasury available at http://www.hm-treasury.gov.uk/fin_sanctions_index.htm, or as otherwise published from time to time, or (e) to the extent explicitly or implicitly covered by a sanctions program administered by OFAC, (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement between or among any Credit Party and any Cash Management Bank.

“Secured Hedge Agreement” means any Hedge Agreement between or among any Credit Party and any Hedge Bank.

“Secured Obligations” means, collectively, (a) the Obligations and (b) all existing or future payment and other obligations owing by any Credit Party under (i) any Secured Hedge Agreement (other than an Excluded Swap Obligation) and (ii) any Secured Cash Management Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Lenders, the Swingline Lender, the Hedge Banks that are parties to Secured Hedge Agreements, the Cash Management Banks that are parties to Secured Cash Management Agreements, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 11.5, any other holder from time to time of any of any Secured Obligations and, in each case, their respective successors and permitted assigns.

“Security Documents” means the collective reference to the Collateral Agreement, each Foreign Pledge Agreement, each Control Agreement and each other agreement or writing pursuant to which any Credit Party pledges or grants a security interest in any Property or assets securing the Secured Obligations.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the sum of the debt and liabilities (including contingent liabilities) of the Person and its Subsidiaries, taken as a whole, does not exceed the present fair saleable value of the assets (at a fair valuation) of the Person and its Subsidiaries, taken as a whole; (b) the capital of the Person and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Person and its Subsidiaries, taken as a whole, contemplated as of the date hereof; and (c) the Person and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts or liabilities including current obligations beyond their ability to pay such debt as they come due. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Acquisition Agreement Representations” means, with respect to any Limited Condition Transaction, the representations and warranties made by or with respect to the targets in the applicable Limited Condition Transaction Agreement as are material to the interests of the Lenders, but only to the extent that the Borrower or its Affiliates have the right (taking into account any right to cure) to terminate their obligations under such Limited Condition Transaction Agreement or to decline to consummate such Limited Condition Transaction thereunder as a result of a breach of one or more of such representations and warranties in such Limited Condition Transaction Agreement.

“Specified Disposition” means any disposition of all or substantially all of the assets or Equity Interests of any Restricted Subsidiary of the Borrower or any division, business unit, product line or line of business.

“Specified Event of Default” means an Event of Default pursuant to Section 10.1(a), (b), (i) or (j).

“Specified Leverage” means, as of any date of determination, one quarter (0.25) turn inside the financial covenant set forth in Section 9.15(a) in effect as of the First Amendment Effective Date.

“Specified Representations” means the representations and warranties made by the Credit Parties in Section 7.1, Section 7.2(b) (solely with respect to Liens (i) in the Equity Interests of any Domestic Subsidiary of the Borrower and (ii) in other assets with respect to which a Lien may be perfected by the filing of a financing statement under the Uniform Commercial Code or the filing of a security agreement with the United States Copyright Office or the United States Patent and Trademark Office), Section 7.3, Section 7.4(a), Section 7.4(b), Section 7.10, Section 7.11, Section 7.15 and Section 7.18.

“Specified Transactions” means (a) any Specified Disposition, (b) any Permitted Acquisition, (c) the Transactions, (d) any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary and (e) any other event that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis.

“Subordinated Indebtedness” means the collective reference to any Indebtedness Incurred by the Borrower or any of its Restricted Subsidiaries that is subordinated in right and time of payment to the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent.

“Subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than 50% of the outstanding Equity Interests having ordinary voting power to elect a majority of the Board of Directors or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by (directly or indirectly) or the management is otherwise controlled by (directly or indirectly) such Person (irrespective of whether, at the time, Equity Interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to “Subsidiary” or “Subsidiaries” herein shall refer to those of the Borrower.

“Subsidiary Guarantors” means, collectively, all direct and indirect Domestic Subsidiaries of the Borrower (other than Excluded Subsidiaries) in existence on the Closing Date or which become a party to the Subsidiary Guaranty Agreement pursuant to Section 8.13.

“Subsidiary Guaranty Agreement” means the unconditional guaranty agreement dated as of September 30, 2014 executed by the Subsidiary Guarantors in favor of the Administrative Agent, for the benefit and the Secured Parties.

“Swap Obligation” means, with respect to any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swingline Commitment” means the lesser of (a) $25,000,000 and (b) the Revolving Credit Commitment.

“Swingline Facility” means the swingline facility established pursuant to Section 2.2.

“Swingline Lender” means Wells Fargo in its capacity as swingline lender hereunder or any successor thereto.

“Swingline Loan” means any swingline loan made by the Swingline Lender to the Borrower pursuant to Section 2.2, and all such swingline loans collectively as the context requires.

“Swingline Maturity Date” means the date that is five Business Days prior to the Revolving Credit Maturity Date.

“Swingline Note” means a promissory note made by the Borrower in favor of the Swingline Lender evidencing the Swingline Loans made by the Swingline Lender, substantially in the form attached as Exhibit A-2, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Synaptics GmbH” means Synaptics Holding GmbH, a Swiss Gesellschaft mit beschränkter Haftung.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease in accordance with GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.

“Term Loan Extension Request” has the meaning assigned thereto in Section 5.16(b).

“Term Loan Facility” means any new term loan facility established pursuant to Section 5.13, including, for the avoidance of doubt, the First Amendment Incremental Term Loan Facility.

“Term Loan Lender” means any Lender with an Incremental Term Loan Commitment and/or outstanding Term Loans, including, for the avoidance of doubt, each First Amendment Incremental Term Lender with a First Amendment Incremental Term Loan Commitment and/or outstanding First Amendment Incremental Term Loans.

“Term Loan Note” means any promissory note made by the Borrower in favor of a Term Loan Lender evidencing the portion of the Incremental Term Loans made by such Term Loan Lender, in such form as the Borrower and such Term Loan Lender may agree, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Term Loan Percentage” means, with respect to any Term Loan Lender at any time, the percentage of the total outstanding principal balance of the Term Loans represented by the outstanding principal balance of such Term Loan Lender’s Term Loans.

“Term Loans” means, if applicable, the Incremental Term Loans, including the First Amendment Incremental Term Loans, and Extended Term Loans and “Term Loan” means any of such Term Loans.

“Term SOFR” means,

(a) for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) RFR Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding RFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding RFR Business Day is not more than three (3) RFR Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) RFR Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding RFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding RFR Business Day is not more than three (3) RFR Business Days prior to such Base Rate SOFR Determination Day.

“Term SOFR Adjustment” means, for any calculation with respect to a Base Rate Loan or a Term SOFR Loan, a percentage per annum as set forth below for the applicable type of such Loan and (if applicable) Interest Period therefor:

Base Rate Loans:

0.11448%

Term SOFR Loans:

Interest Period	Percentage
One month	0.11448%
Three months	0.26161%
Six months	0.42826%

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loan” means any Loan that bears interest at a rate based on Adjusted Term SOFR other than pursuant to clause (c) of the definition of “Base Rate”.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Test Period” means, as of any date of determination, the four consecutive Fiscal Quarter period most recently ended for which the Borrower has delivered financial statements pursuant to Section 8.1(a) or 8.1(b).

“Threshold Amount” means $65,000,000.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments, Revolving Credit Exposure and Term Loans of such Lender at such time.

“Trade Date” has the meaning assigned thereto in Section 12.9(g)(i).

“Transaction Costs” means all transaction fees, charges, premiums and other amounts related to (a) the Transactions, (b) any Permitted Acquisitions or (c) other Investments, Asset Dispositions, issuances of Equity Interests or incurrences of Indebtedness (including any financing fees, merger and acquisition fees, legal fees and expenses, due diligence fees or any other fees and expenses in connection therewith or in connection with any amendment or other modification (or proposed amendment or modification) of any document in connection with the foregoing), in each case to the extent paid within one year of the Closing Date or closing of the relevant transaction and, in each case, regardless of whether or not such transaction was actually consummated if such transaction would have been permitted under this Agreement.

“Transactions” means, collectively, (a) the transactions contemplated by this Agreement, (b) the initial Extensions of Credit, and (c) the payment of the Transaction Costs incurred in connection with the foregoing.

“Transformative Acquisition” means any acquisition or Investment by the Borrower or any Restricted Subsidiary that is either (a) not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or Investment or (b) if permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or Investment, would not provide the Borrower and its Restricted Subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of their combined operations following such consummation (as determined by the Borrower acting in good faith).

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Uniform Customs” means the Uniform Customs and Practice for Documentary Credits (2007 Revision), effective July, 2007 International Chamber of Commerce Publication No. 600.

“United States” means the United States of America.

“Unrestricted Subsidiary” means any Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 8.14 subsequent to the Closing Date.

“U.S. Borrower” means any Borrower that is a U.S. Person.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned thereto in Section 5.11(g).

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.

“Wholly-Owned Subsidiary” means, with respect to any specified Person, a Restricted Subsidiary of such Person all of the outstanding Equity Interests of which (other than directors’

qualifying shares) are, directly or indirectly, owned or controlled by such Person or by one or more Wholly Owned Subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Credit Party and the Administrative Agent.

“Working Capital” means, at any date, the excess of current assets of the Borrower and its Restricted Subsidiaries on such date (excluding cash and Cash Equivalents) over current liabilities of the Borrower and its Restricted Subsidiaries on such date (excluding current liabilities in respect of Indebtedness), all determined on a consolidated basis in accordance with GAAP.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.2.
Other Definitions and Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (i) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (j) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”, and (k) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
SECTION 1.3.
Accounting Terms.
(a)
All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the audited financial statements required by Section 8.1(a), except as otherwise specifically prescribed herein. Notwithstanding the foregoing, (x) for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Restricted Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded and (y) upon and following the acquisition of any business or new Restricted Subsidiary in accordance with this Agreement, in each case that would not constitute a “significant subsidiary” for purposes of Regulation S-X, financial items and information with respect to such newly-acquired business or Restricted Subsidiary that are required to be included in determining any financial calculations and other financial ratios contained herein for any period prior to such acquisition shall not be required to be in accordance with GAAP so long as the Borrower is able to reasonably estimate pro forma adjustments in respect of such acquisition for such prior periods, and in each case such estimates are made in good faith and are factually supportable.
(b)
If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
SECTION 1.4.
UCC Terms. Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.
SECTION 1.5.
Rounding. Any financial ratios required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.6.
References to Agreement and Laws. Unless otherwise expressly provided herein, (a) any definition or reference to formation documents, governing documents, agreements (including the Loan Documents) and other contractual documents or instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) any definition or reference to any Applicable Law, including the Code, the Commodity Exchange Act, ERISA, the Exchange Act, the PATRIOT Act, the Securities Act of 1933, the UCC, the Investment Company Act of 1940, the Interstate Commerce Act, the Trading with the Enemy Act of the United States or any of the foreign assets control regulations of the United States Treasury Department, shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.
SECTION 1.7.
Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
SECTION 1.8.
Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor (at the time specified therefor in such applicable Letter of Credit or Letter of Credit Application and as such amount may be reduced by (a) any permanent reduction of such Letter of Credit or (b) any amount which is drawn, reimbursed and no longer available under such Letter of Credit).
SECTION 1.9.
Guarantees. Unless otherwise specified, the amount of any Guarantee shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee.
SECTION 1.10.
Covenant Compliance Generally.
(a)
For purposes of determining compliance under Sections 9.1, 9.2, 9.3, 9.5 and 9.6, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in the preparation of the most recent annual financial statements of the Borrower and its Restricted Subsidiaries delivered pursuant to Section 8.1(a). Notwithstanding the foregoing, for purposes of determining compliance with Sections 9.1, 9.2, 9.3, 9.5 and 9.6, with respect to any amount of Indebtedness, Investment, Asset Disposition or Restricted Payment in a currency other than Dollars, (i) no breach of any basket contained in such sections shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness, Investment, Asset Disposition or Restricted Payment is incurred and (ii) the Dollar equivalent of such amount shall be determined at the time such event occurs and shall not vary as a result of changes in rates of exchange occurring after the time such Indebtedness, Investment, Asset Disposition or Restricted Payment is made or incurred.
(b)
Notwithstanding anything to the contrary herein, for purposes of the covenants described in Article IX, if any Indebtedness, Lien, Investment or Restricted Payment (or any

portion thereof) would be permitted pursuant to one or more provisions within the same covenant described therein, the Borrower (in its sole discretion) may, at any time, divide and classify (on one or more occasions) such Indebtedness, Liens, Investments or Restricted Payment (or portion thereof) in any manner within the same covenant that complies with the covenants set forth in Article IX, and may later re-divide and reclassify (on one or more occasions) any such Indebtedness, Lien, Investment, Asset Disposition or Restricted Payment (or any portion thereof) so long as the Indebtedness, Lien, Investment, Asset Disposition or Restricted Payment (or portion thereof) as so re-divided and/or reclassified would be permitted to be made within the same covenant in reliance on the applicable exception as of the date of such redivision or reclassification.
SECTION 1.11.
Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 5.8(c), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
SECTION 1.12.
Divisions. For all purposes under the Loan Documents, in connection with any division, plan of division or establishment of any series under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time and (c) each division and series of any Person shall be treated as a separate Person hereunder.
SECTION 1.13.
Limited Condition Transactions. In the event that the Borrower notifies the Administrative Agent in writing that any proposed Specified Transaction is a Limited Condition Transaction and that the Borrower wishes to test the conditions to such Specified

Transaction or determine the amount or availability of the Incremental Facility Amount or any other basket based on Consolidated EBITDA set forth in the Loan Documents in accordance with this Section 1.13, the following provisions shall apply:
(a)
any condition to such Limited Condition Transaction or to the amount or availability of any Incremental Loans that are used to finance such Limited Condition Transaction that requires that no Default or Event of Default shall have occurred and be continuing at the time of such Limited Condition Transaction or the availability of such Incremental Loans, shall be satisfied if (i) no Default or Event of Default shall have occurred and be continuing at the time of the execution (the “LCT Test Date”) of the definitive purchase agreement, merger agreement or other definitive agreement governing such Limited Condition Transaction (any such agreement “Limited Condition Transaction Agreement”) and (ii) no Specified Event of Default shall have occurred and be continuing both immediately before and immediately after giving effect to such Limited Condition Transaction and all other transactions in connection therewith (including the incurrence or assumption of Indebtedness and all related Acquisitions, Investments and other transactions consummated (or to be consummated) in connection therewith);
(b)
any condition to such Limited Condition Transaction or such Incremental Loans that the representations and warranties in this Agreement and the other Loan Documents shall be true and correct at the time of consummation of such Limited Condition Transaction or the incurrence of such Indebtedness shall be deemed satisfied if, as of the date of consummation of such Limited Condition Transaction, the Specified Acquisition Agreement Representations and the Specified Representations are true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects);
(c)
any financial ratio test or condition or basket to be tested in connection with such Limited Condition Transaction and the availability of such Incremental Loans (including the calculation of the Incremental Facility Amount) will be tested as of the LCT Test Date, in each case, after giving effect to the relevant Limited Condition Transaction and all other transactions in connection therewith (including the incurrence or assumption of Indebtedness and all related Acquisitions, Investments and other transactions consummated (or to be consummated) in connection therewith), on a Pro Forma Basis where applicable, and, for the avoidance of doubt, (i) such ratios and baskets shall not be tested at the time of consummation of such Limited Condition Transaction and (ii) if any of such ratios are exceeded or conditions are not met following the LCT Test Date, but prior to the closing of such Limited Condition Transaction, as a result of fluctuations in such ratio or amount (including due to fluctuations in Consolidated EBITDA of the Borrower or the Person subject to such Limited Condition Transaction), at or prior to the consummation of the relevant transaction or action, such ratios will not be deemed to have been exceeded and such conditions will not be deemed unmet as a result of such fluctuations solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken;
(d)
except as provided in the next sentence, in connection with any subsequent calculation of any ratio or basket on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated and (ii) the date that the relevant Limited Condition Transaction Agreement is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including the incurrence or assumption of Indebtedness and all related Acquisitions, Investments and other transactions consummated (or to be consummated) in connection therewith) have been consummated. Notwithstanding the foregoing, any calculation of a ratio in connection with determining the Applicable Margin and determining whether or not the Borrower is in compliance with the financial covenants set forth in Section 9.15 shall, in each case be calculated assuming such Limited Condition Transaction and other transactions in connection therewith (including the incurrence or assumption of Indebtedness and all related Acquisitions, Investments and other transactions consummated (or to be consummated) in connection therewith) have not been consummated.

The foregoing provisions are collectively referred to as the “Limited Condition Transaction Provisions”, and shall apply with similar effect during the pendency of multiple Limited Condition Transactions such that each of the possible scenarios is separately tested.

ARTICLE II

REVOLVING CREDIT FACILITY
SECTION 2.1.
Revolving Credit Loans. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each Revolving Credit Lender severally agrees to make Revolving Credit Loans to the Borrower from time to time from the Closing Date until, but not including, the Revolving Credit Maturity Date as requested by the Borrower in accordance with the terms of Section 2.3; provided that (a) the Revolving Credit Outstandings shall not exceed the Revolving Credit Commitment and (b) the Revolving Credit Exposure of any Revolving Credit Lender shall not at any time exceed such Revolving Credit Lender’s Revolving Credit Commitment. Each Revolving Credit Loan by a Revolving Credit Lender shall be in a principal amount equal to such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Credit Maturity Date.
SECTION 2.2.
Swingline Loans.
(a)
Availability. Subject to the terms and conditions of this Agreement and the other Loan Documents, including Section 6.2(e), and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time from the Closing Date until, but not including, the Swingline Maturity Date; provided that (a) after giving effect to any amount requested, the Revolving Credit Outstandings shall not exceed the Revolving Credit Commitment and (b) the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested) shall not exceed the Swingline Commitment.
(b)
Refunding.

(i)
Swingline Loans shall be refunded by the Revolving Credit Lenders on demand by the Swingline Lender. Such refundings shall be made by the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitment Percentages and shall thereafter be reflected as Revolving Credit Loans of the Revolving Credit Lenders on the books and records of the Administrative Agent. Each Revolving Credit Lender shall fund its respective Revolving Credit Commitment Percentage of Revolving Credit Loans as required to repay Swingline Loans outstanding to the Swingline Lender upon written demand by the Swingline Lender but in no event later than 2:00 p.m. on the next succeeding Business Day after such demand is made. No Revolving Credit Lender’s obligation to fund its respective Revolving Credit Commitment Percentage of a Swingline Loan shall be affected by any other Revolving Credit Lender’s failure to fund its Revolving Credit Commitment Percentage of a Swingline Loan, nor shall any Revolving Credit Lender’s Revolving Credit Commitment Percentage be increased as a result of any such failure of any other Revolving Credit Lender to fund its Revolving Credit Commitment Percentage of a Swingline Loan.
(ii)
The Borrower shall pay to the Swingline Lender upon written demand but in no event later than 12:00 p.m. on the next Business Day after such demand is made (but not less frequently than weekly) the amount of such Swingline Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. In addition, the Borrower hereby authorizes the Administrative Agent to charge any account maintained by the Borrower with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitment Percentages (unless the amounts so recovered by or on behalf of the Borrower pertain to a Swingline Loan extended after the occurrence and during the continuance of an Event of Default of which the Administrative Agent has received notice in the manner required pursuant to Section 11.3 and which such Event of Default has not been waived by the Required Lenders or the Lenders, as applicable).
(iii)
Each Revolving Credit Lender acknowledges and agrees that its obligation to refund Swingline Loans in accordance with the terms of this Section is absolute and unconditional and shall not be affected by any circumstance whatsoever, including non-satisfaction of the conditions set forth in Article VI. Further, each Revolving Credit Lender agrees and acknowledges that if prior to the refunding of any outstanding Swingline Loans pursuant to this Section, one of the events described in Section 10.1(i) or (j) shall have occurred, each Revolving Credit Lender will, on the date the applicable Revolving Credit Loan would have been made, purchase an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Revolving Credit Commitment Percentage of the aggregate amount of such Swingline Loan. Each Revolving Credit Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Revolving Credit Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Revolving Credit Lender such Revolving Credit Lender’s participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Revolving Credit Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender’s participating interest was outstanding and funded).
(c)
Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, this Section 2.2 shall be subject to the terms and conditions of Section 5.14 and Section 5.15.
SECTION 2.3.
Procedure for Advances of Revolving Credit Loans and Swingline Loans.
(a)
Requests for Borrowing. The Borrower shall give the Administrative Agent irrevocable prior written notice (it being understood and agreed that such notice may state that the Borrowing is conditioned upon the effectiveness of other credit facilities, acquisitions, dispositions or other transactions, in which case, such notice may be revoked or modified by Borrower (by notice to Administrative Agent on or prior to the specified borrowing date) if such condition is not satisfied) substantially in the form of Exhibit B (a “Notice of Borrowing”) not later than 12:00 p.m. (i) on the same Business Day as each Base Rate Loan and each Swingline Loan, and (ii) at least three RFR Business Days before each Term SOFR Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be, (x) with respect to Base Rate Loans (other than Swingline Loans) in an aggregate principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof, (y) with respect to Term SOFR Loans in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (z) with respect to Swingline Loans in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof, (C) whether such Loan is to be a Revolving Credit Loan or Swingline Loan, (D) in the case of a Revolving Credit Loan whether the Loans are to be Term SOFR Loans or Base Rate Loans, and (E) in the case of a Term SOFR Loan, the duration of the Interest Period applicable thereto. If the Borrower fails to specify a type of Loan in a Notice of Borrowing, then the applicable Loans shall be made as Base Rate Loans. If the Borrower requests a Borrowing of Term SOFR Loans in any such Notice of Borrowing, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. A Notice of Borrowing received after 12:00 p.m. shall be deemed received on the next Business Day or RFR Business Day, as applicable. The Administrative Agent shall promptly notify the Revolving Credit Lenders of each Notice of Borrowing.
(b)
Disbursement of Revolving Credit and Swingline Loans. Not later than 2:00 p.m. on the proposed borrowing date, (i) each Revolving Credit Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Revolving Credit Lender’s

Revolving Credit Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date and (ii) the Swingline Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, the Swingline Loans to be made on such borrowing date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section in immediately available funds (x) on the Closing Date, by wire transfer to such Person or Persons as may be designated by the Borrower in writing and (y) at any time after the Closing Date, by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent notice substantially in the form attached as Exhibit C (a “Notice of Account Designation”) delivered by the Borrower to the Administrative Agent or as may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time. Subject to Section 5.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section to the extent that any Revolving Credit Lender has not made available to the Administrative Agent its Revolving Credit Commitment Percentage of such Loan. Revolving Credit Loans to be made for the purpose of refunding Swingline Loans shall be made by the Revolving Credit Lenders as provided in Section 2.2(b).
SECTION 2.4.
Repayment and Prepayment of Revolving Credit and Swingline Loans.
(a)
Repayment on Termination Date. The Borrower hereby agrees to repay the outstanding principal amount of (i) all Revolving Credit Loans in full on the Revolving Credit Maturity Date, and (ii) all Swingline Loans in accordance with Section 2.2(b) (but, in any event, no later than the Swingline Maturity Date), together, in each case, with all accrued but unpaid interest thereon.
(b)
Mandatory Prepayments. If at any time the Revolving Credit Outstandings exceed the Revolving Credit Commitment, the Borrower agrees to repay immediately upon written notice from the Administrative Agent but in no event later than 12:00 p.m. on the next Business Day after such notice is made, by payment to the Administrative Agent for the account of the Revolving Credit Lenders, Extensions of Credit in an amount equal to such excess with each such repayment applied first, to the principal amount of outstanding Swingline Loans, second to the principal amount of outstanding Revolving Credit Loans and third, with respect to any Letters of Credit then outstanding, a payment of Cash Collateral into a Cash Collateral account opened by the Administrative Agent, for the benefit of the Revolving Credit Lenders, in an amount equal to such excess (such Cash Collateral to be applied in accordance with Section 10.2(b)).
(c)
Optional Prepayments. The Borrower may at any time and from time to time prepay Revolving Credit Loans and Swingline Loans, in whole or in part, without premium or penalty, with irrevocable prior written notice to the Administrative Agent substantially in the form attached as Exhibit D (a “Notice of Prepayment”) given not later than 12:00 p.m. (i) on the same Business Day as the prepayment of a Base Rate Loan and a Swingline Loan and (ii) at least three RFR Business Days before the prepayment of a Term SOFR Loan, specifying the date and amount of prepayment and whether the prepayment is of Term SOFR Loans, Base Rate Loans, Swingline Loans or a combination thereof, and, if a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Revolving Credit

Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial prepayments shall be in an aggregate amount of $1,000,000 or a whole multiple of $500,000 in excess thereof with respect to Base Rate Loans (other than Swingline Loans), $3,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to Term SOFR Loans and $500,000 or a whole multiple of $100,000 in excess thereof with respect to Swingline Loans. A Notice of Prepayment received after 12:00 p.m. shall be deemed received on the next Business Day or RFR Business Day, as applicable. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof. Notwithstanding the foregoing, any Notice of a Prepayment delivered in connection with any refinancing of all or any portion of the Revolving Credit Facility or Swingline Facility with the proceeds of such refinancing or of any Incurrence of Indebtedness or the receipt of Net Cash Proceeds of any Asset Disposition, may be, if expressly so stated to be, contingent upon the consummation of such refinancing, Incurrence or receipt and may be revoked by the Borrower in the event such refinancing is not consummated or such Net Cash Proceeds are not received (provided that the failure of such contingency shall not relieve the Borrower from its obligations in respect thereof under Section 5.9).
(d)
Limitation on Prepayment of Term SOFR Loans. The Borrower may not prepay any Term SOFR Loan on any day other than on the last day of the Interest Period applicable thereto unless such prepayment is accompanied by any amount required to be paid pursuant to Section 5.9 hereof.
(e)
Hedge Agreements. No repayment or prepayment of the Loans pursuant to this Section shall affect any of the Borrower’s obligations under any Hedge Agreement entered into with respect to the Loans.
SECTION 2.5.
Permanent Reduction of the Revolving Credit Commitment.
(a)
The Borrower shall have the right at any time and from time to time, upon at least three Business Days prior irrevocable written notice to the Administrative Agent, to permanently terminate or reduce, without premium or penalty, the Revolving Credit Commitments in whole or in part (it being agreed that such notice may state that the reduction of such Revolving Credit Commitments is conditioned upon the effectiveness of other credit facilities, acquisitions, dispositions or other transactions, in which case, such notice may be revoked or modified by Borrower (by notice to Administrative Agent on or prior to the specified date of such reduction of the Revolving Credit Commitments) if such condition is not satisfied); provided that (a) any such reduction shall apply proportionately and permanently to reduce the Revolving Credit Commitment of each of the Lenders of any applicable Class, except that notwithstanding the foregoing, in connection with the establishment on any date of any Extended Revolving Credit Commitments pursuant to Section 5.16(d), the Revolving Credit Commitments of any one or more Lenders providing any such Extended Revolving Credit Commitments on such date shall be reduced in an amount equal to the amount of the Revolving Credit Commitments of such Lender so extended on such date (provided that (x) after giving effect to any such reduction and to the repayment of any Revolving Credit Loans made on such date, the Revolving Credit Exposure of any such Lender does not exceed the Revolving Credit Commitment thereof and (y) for the avoidance of doubt, any such repayment of Revolving Credit Loans contemplated by the preceding clause shall be made in compliance with the requirements of Section 5.4 with respect to the ratable allocation of payments hereunder, with such allocation being determined after giving effect to any conversion pursuant to Section 5.16(d) of Revolving Credit Commitments and Revolving Credit Loans into Extended Revolving Credit Commitments and Extended Revolving Credit Loans pursuant to Section 5.16(d) prior to any reduction being made to the Revolving Credit Commitment of any other Lender), (b) any partial reduction pursuant to this Section 2.5(a) shall be in the amount of at least $3,000,000 or any whole multiple of $1,000,000 in excess thereof and (c) after giving effect to such termination or reduction and to any prepayments of the Loans made on the date thereof in accordance with this Agreement, the aggregate amount of the Lenders’ Revolving Credit Exposures shall not exceed the Total Revolving Credit Commitment and the aggregate amount of the Lenders’ Revolving Credit Exposures in respect of any Class shall not exceed the aggregate Revolving Credit Commitment of such Class.
(b)
Corresponding Payment. Each permanent reduction permitted pursuant to this Section shall be accompanied by a payment, without premium or penalty, of principal sufficient to reduce the aggregate outstanding Revolving Credit Loans, Swingline Loans and L/C Obligations, as applicable, to not more than the Revolving Credit Commitment as so reduced, and if the aggregate amount of all outstanding Letters of Credit exceeds the Revolving Credit Commitment as so reduced, the Borrower shall be required to deposit Cash Collateral in a Cash Collateral account opened by the Administrative Agent in an amount equal to such excess. Such Cash Collateral shall be applied in accordance with Section 10.2(b). Any reduction of the Revolving Credit Commitment to zero shall be accompanied by payment of all outstanding Revolving Credit Loans and Swingline Loans (and furnishing of Cash Collateral satisfactory to the Administrative Agent for all L/C Obligations) and shall result in the termination of the Revolving Credit Commitment and the Swingline Commitment and the Revolving Credit Facility. If the reduction of the Revolving Credit Commitment requires the repayment of any Term SOFR Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof.
SECTION 2.6.
Termination of Revolving Credit Facility; Swingline Facility. The Revolving Credit Facility and the Revolving Credit Commitments shall terminate on the Revolving Credit Maturity Date. The Swingline Facility and Swingline Commitment shall terminate on the Swingline Maturity Date.
ARTICLE III

LETTER OF CREDIT FACILITY
SECTION 3.1.
L/C Facility.
(a)
Availability. Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue standby or commercial Letters of Credit in an aggregate amount not to exceed its L/C Commitment for the account of the Borrower or, subject to Section 3.9, any Restricted Subsidiary thereof, Letters of Credit may be issued on any Business Day from the Closing Date up to but not including the Letter of Credit Expiration Date in such form as may be approved from time to time by the applicable Issuing Lender; provided that no Issuing Lender shall issue any Letter of Credit if, after giving effect to such issuance, (a) the L/C Obligations would exceed the L/C Sublimit or (b) the Revolving Credit Outstandings would exceed the Revolving Credit Commitment. Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount of $25,000, in the case of a commercial Letter of Credit, or $50,000, in the case of a standby Letter of Credit (or such lesser amount as agreed to by the applicable Issuing Lender and the Administrative Agent), (ii) expire on a date no more than twelve months after the date of issuance or last renewal of such Letter of Credit (subject to automatic renewal for additional one year periods pursuant to the terms of the Letter of Credit Application or other documentation acceptable to the applicable Issuing Lender), which date shall be no later than the Letter of Credit Expiration Date and (iii) be subject to the Uniform Customs, in the case of a commercial Letter of Credit, or ISP98, in the case of a standby Letter of Credit, in each case as set forth in the Letter of Credit Application or as determined by the applicable Issuing Lender and, to the extent not inconsistent therewith, the laws of the State of New York. No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing such Letter of Credit, or any Applicable Law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to letters of credit generally or such Letter of Credit in particular any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense that was not applicable, in effect or known to such Issuing Lender as of the Closing Date and that such Issuing Lender in good faith deems material to it, or (C) the conditions set forth in Section 6.2 are not satisfied. References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires.
(b)
Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, Article III shall be subject to the terms and conditions of Section 5.14 and Section 5.15.
SECTION 3.2.
Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that any Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its applicable office (with a copy to the Administrative Agent at the Administrative Agent’s Office) a Letter of Credit Application therefor, completed to the reasonable satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender or the Administrative Agent may reasonably request. Upon receipt of any Letter of Credit Application, the applicable Issuing Lender shall process such Letter of Credit Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article VI, promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Letter of Credit Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Lender and the Borrower. The applicable Issuing Lender shall promptly furnish to the Borrower and the Administrative Agent a copy of such Letter of Credit and the Administrative Agent shall promptly notify each Revolving Credit Lender of the issuance and upon request by any Lender, furnish to such Revolving Credit Lender a copy of such Letter of Credit and the amount of such Revolving Credit Lender’s participation therein.
SECTION 3.3.
Commissions and Other Charges.
(a)
Letter of Credit Commissions. Subject to Section 5.15(a)(iii)(B), the Borrower shall pay to the Administrative Agent, for the account of the applicable Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit in the amount equal to the daily amount available to be drawn under such Letter of Credit times the Applicable Margin with respect to Revolving Credit Loans that are Term SOFR Loans (determined on a per annum basis). Such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter, on the Revolving Credit Maturity Date and thereafter on demand of the Administrative Agent. The Administrative Agent shall, promptly following its receipt thereof, distribute to the applicable Issuing Lender and the L/C Participants all commissions received pursuant to this Section 3.3(a) in accordance with their respective Revolving Credit Commitment Percentages.
(b)
Issuance Fee. In addition to the foregoing commission, the Borrower shall pay directly to the applicable Issuing Lender, for its own account, an issuance fee with respect to each Letter of Credit issued by such Issuing Lender as set forth in the fee letter agreement executed by such Issuing Lender. Such issuance fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter commencing with the first such date to occur after the issuance of such Letter of Credit, on the Revolving Credit Maturity Date and thereafter on demand of the applicable Issuing Lender.
(c)
Other Fees, Costs, Charges and Expenses. In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary fees, costs, charges and expenses as are incurred or charged by such Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by it.
SECTION 3.4.
L/C Participations.
(a)
Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Credit Commitment Percentage in each Issuing Lender’s obligations and rights under and in respect of each Letter of Credit issued by it hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the Borrower through a Revolving Credit Loan or otherwise in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.
(b)
Upon becoming aware of any amount required to be paid by any L/C Participant to any Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit, issued by it, such Issuing Lender shall notify the Administrative Agent of such unreimbursed amount and the Administrative Agent shall notify each L/C Participant (with a copy to the applicable Issuing Lender) of the amount and due date of such required payment and such L/C Participant shall pay to the Administrative Agent (which, in turn shall pay such Issuing Lender) the amount specified on the applicable due date. If any such amount is paid to such Issuing Lender after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of such Issuing Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. With respect to payment to such Issuing Lender of the unreimbursed amounts described in this Section, if the L/C Participants receive notice that any such payment is due (A) prior to 12:00 p.m. on any Business Day, such payment shall be due that Business Day, and (B) after 12:00 p.m. on any Business Day, such payment shall be due on the following Business Day.
(c)
Whenever, at any time after any Issuing Lender has made payment under any Letter of Credit issued by it and has received from any L/C Participant its Revolving Credit Commitment Percentage of such payment in accordance with this Section, such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.
SECTION 3.5.
Reimbursement Obligation of the Borrower. In the event of any drawing under any Letter of Credit, the Borrower agrees to reimburse (either with the proceeds of a Revolving Credit Loan as provided for in this Section or with funds from other sources), in same day funds, the applicable Issuing Lender on each date on which such Issuing Lender notifies the Borrower of the date and amount of a draft paid by it under any Letter of Credit for the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by such Issuing Lender in connection with such payment. Unless the Borrower shall immediately notify such Issuing Lender that the Borrower intends to reimburse such Issuing Lender for such drawing from other sources or funds, the Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting that the Revolving Credit Lenders make a Revolving Credit Loan bearing interest at the Base Rate on the applicable repayment date in the amount of (i) such draft so paid and (ii) any amounts referred to in Section 3.3(c) incurred by such Issuing Lender in connection with such payment, and the Revolving Credit Lenders shall make a Revolving Credit Loan bearing interest at the Base Rate in such amount, the proceeds of which shall be applied to reimburse such Issuing Lender for the amount of the related drawing and such fees and expenses. Each Revolving Credit Lender acknowledges and agrees that its obligation to fund a Revolving Credit Loan in accordance with this Section to reimburse such Issuing Lender for any draft paid under a Letter of Credit issued by it is absolute and unconditional and shall not be affected by any circumstance whatsoever, including non-satisfaction of the conditions set forth in Section 2.3(a) or Article VI. If the Borrower has elected to pay the amount of such drawing with funds from other sources and shall fail to reimburse such Issuing Lender as provided above, the unreimbursed amount of such drawing shall bear interest at the rate which would be payable on any outstanding Base Rate Loans which were then overdue from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full.
SECTION 3.6.
Obligations Absolute. The Borrower’s obligations under this Article III (including the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set off, counterclaim or defense to payment which the Borrower may have or have had against the applicable Issuing Lender or any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees that the applicable Issuing Lender and the L/C Participants shall not be responsible for, and the Borrower’s Reimbursement Obligation under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit issued by it, except for errors or omissions caused by such Issuing Lender’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final nonappealable judgment. The Borrower agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence, willful misconduct or a material breach in bad faith of its obligations under the Loan Documents shall be binding on the Borrower and shall not result in any liability of such Issuing Lender or any L/C Participant to the Borrower. The responsibility of any Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit issued to it shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment substantially conforms to the requirements under such Letter of Credit.
SECTION 3.7.
Effect of Letter of Credit Application. To the extent that any provision of any Letter of Credit Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.
SECTION 3.8.
Reporting of Letter of Credit Information and L/C Commitment. At any time that there is an Issuing Lender that is not also the financial institution acting as Administrative

Agent, then (a) on the last Business Day of each calendar month, (b) on each date that a Letter of Credit is amended, terminated or otherwise expires, (c) on each date that a Letter of Credit is issued or the expiry date of a Letter of Credit is extended, and (d) upon the request of the Administrative Agent, each Issuing Lender (or, in the case of clauses (b), (c) or (d) of this Section, the applicable Issuing Lender) shall deliver to the Administrative Agent a report setting forth in form and detail reasonably satisfactory to the Administrative Agent information (including with respect to any reimbursement, Cash Collateral or termination in respect of Letters of Credit issued by such Issuing Lender) with respect to each Letter of Credit issued by such Issuing Lender that is outstanding hereunder. In addition, each Issuing Lender shall provide notice to the Administrative Agent of its L/C Commitment, or any change thereto, promptly upon it becoming an Issuing Lender or making any change to its L/C Commitment. No failure on the part of any Issuing Lender to provide such information pursuant to this Section 3.8 shall limit the obligations of the Borrower or any Revolving Credit Lender hereunder with respect to its reimbursement and participation obligations hereunder.
SECTION 3.9.
Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Borrower shall be obligated to reimburse, or to cause the applicable Restricted Subsidiary to reimburse, the applicable Issuing Lender hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any of its Restricted Subsidiaries inures to the benefit of the Borrower and that the Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.
SECTION 3.10.
Provisions Related to Extended Revolving Credit Commitments. If the Letter of Credit Expiration Date in respect of any tranche of Revolving Credit Commitments occurs prior to the expiry date of any Letter of Credit, then (a) if one or more other tranches of Revolving Credit Commitments in respect of which the Letter of Credit Expiration Date shall not have so occurred are then in effect, such Letters of Credit shall, to the extent such Letters of Credit could have been issued under such other tranches, automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to Section 3.4 and 3.5) under (and ratably participated in by Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Credit Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (b) to the extent not reallocated pursuant to the immediately preceding clause (a), the Borrower shall Cash Collateralize any such Letter of Credit. Commencing with the maturity date of any tranche of Revolving Credit Commitments, the sublimit for Letters of Credit shall be agreed solely with each applicable Issuing Lender.
ARTICLE IV

TERM LOAN FACILITY
SECTION 4.1.
Incremental Term Commitments.

(a)
Subject to the terms and conditions of this Agreement and the First Amendment, each First Amendment Incremental Term Lender with a First Amendment Incremental Term Loan Commitment severally agrees to make a First Amendment Incremental Term Loan to the Borrower on the First Amendment Effective Date in an aggregate principal amount equal to such First Amendment Incremental Term Lender’s First Amendment Incremental Term Loan Commitment. Following the making thereof, on the First Amendment Effective Date, the First Amendment Incremental Term Loans shall constitute Term Loans in all respects for purposes of this Agreement and the other Loan Documents. The Borrower may only make one borrowing under the First Amendment Incremental Term Commitments, which shall be on the First Amendment Effective Date. Any amount borrowed under this Section 4.1 and subsequently repaid or prepaid may not be reborrowed.
(b)
Any Incremental Term Commitments extended after the First Amendment Effective Date shall be extended pursuant to, and in accordance with Section 5.13.
SECTION 4.2.
Procedure for Advance of Term Loan.
(a)
First Amendment Incremental Term Loans. The Borrower shall give the Administrative Agent irrevocable prior written notice in the form of a Notice of Borrowing not later than 12:00 p.m. at least one Business Day prior to the anticipated First Amendment Effective Date requesting that the First Amendment Incremental Term Lenders make the First Amendment Incremental Term Loans on the First Amendment Effective Date and specifying the amount to be borrowed. Upon receipt of such of such Notice of Borrowing, the Administrative Agent shall promptly notify each First Amendment Incremental Term Lender thereof. Not later than 2:00 p.m. on the First Amendment Effective Date, each First Amendment Incremental Term Lender shall make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, First Amendment Incremental Term Loans in an amount equal to such First Amendment Incremental Term Lender’s First Amendment Incremental Term Loan Commitment.
(b)
Any Incremental Term Loans incurred after the First Amendment Effective Date shall be borrowed pursuant to, and in accordance with Section 5.13.
SECTION 4.3.
Repayment of Term Loans.
(a)
Incremental Term Loans.
(i)
First Amendment Incremental Term Loans.
(A)
The Borrower shall repay the aggregate outstanding principal amount of the First Amendment Incremental Term Loans on the last day of each March, June, September and December, beginning with December 31, 2021 and ending on the last such day to occur prior to the First Amendment Incremental Term Loan Maturity Date, in an aggregate principal amount for each such date equal to the aggregate principal amount of First Amendment Incremental Term Loans outstanding on the First Amendment Effective Date (for the avoidance of doubt, immediately after giving effect to the First Amendment) multiplied by 0.25%.
(B)
To the extent not previously paid, all First Amendment Incremental Term Loans shall be paid on the First Amendment Incremental Term Loan Maturity Date.
(ii)
The Borrower shall repay the aggregate outstanding principal amount of each Incremental Term Loan incurred after the First Amendment Effective Date as determined pursuant to, and in accordance with, Section 5.13.
(b)
Extended Term Loans. Notwithstanding the foregoing, the Borrower shall repay the aggregate outstanding principal amount of each Extended Term Loan (if any) as determined pursuant to, and in accordance with, Section 5.16.
SECTION 4.4.
Prepayments of Term Loans.
(a)
Optional Prepayments.
(i)
The Borrower shall have the right at any time and from time to time, without premium or penalty (subject to Section 4.4(a)(ii)), to prepay the Term Loans, in whole or in part, upon delivery to the Administrative Agent of a Notice of Prepayment not later than 12:00 p.m. (i) on the same Business Day as the prepayment of a Base Rate Loan and (ii) at least three RFR Business Days before the prepayment of a Term SOFR Loan, specifying the date and amount of repayment, whether the repayment is of Term SOFR Loans or Base Rate Loans or a combination thereof, and if a combination thereof, the amount allocable to each and the applicable Class of Term Loans being prepaid. If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that such notice may state that the prepayment is conditioned upon the effectiveness of other credit facilities, acquisitions, dispositions or other transactions, in which case, such notice may be revoked or modified by Borrower (by notice to Administrative Agent on or prior to the specified prepayment date) if such condition is not satisfied. Each optional prepayment of any Class of Term Loans hereunder shall be in an aggregate principal amount of at least $1,000,000 or any whole multiple of $500,000 in excess thereof and shall be applied to the outstanding principal installments of any Incremental Term Loans as directed by the Borrower, provided that in the absence of such direction, optional prepayment shall be applied to outstanding principal installments in direct order of maturity. Each repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof. A Notice of Prepayment received after 12:00 p.m. shall be deemed received on the next Business Day or RFR Business Day, as applicable. The Administrative Agent shall promptly notify the applicable Term Loan Lenders of each Notice of Prepayment. Notwithstanding the foregoing, (x) any Notice of Prepayment delivered in connection with any refinancing of all or any portion of the Term Loan Facility with the proceeds of such refinancing or of any other Incurrence of Indebtedness or the receipt of Net Cash Proceeds of Asset Disposition may be, if expressly so stated to be, contingent upon the consummation of such refinancing, Incurrence or receipt and may be revoked by the Borrower in the event such refinancing is not consummated or such Net Cash Proceeds are not received; provided that the delay or failure of such contingency shall not relieve the Borrower from its obligations in respect thereof under Section 5.9 and (y) the Borrower may not repay Extended Term Loans of any Extension Series unless such prepayment is accompanied by a pro rata (or greater) repayment of Term Loans of the Existing Term Loan Class from which such Extended Term Loans were converted (or such Term Loans of the Existing Term Loan Class have otherwise been repaid in full).
(ii)
All (a) prepayments of First Amendment Incremental Term Loans pursuant to Section 4.4(a)(i) or Section 4.4(b)(i) effected on or prior to the date that is six months after the First Amendment Effective Date in connection with a Repricing Transaction and (b) amendments, amendments and restatements or other modifications of this Agreement on or prior to the date that is six months after the First Amendment Effective Date constituting Repricing Transactions shall, in each case, be accompanied by a fee payable to the First Amendment Incremental Term Lenders in an amount equal to 1.0% of the aggregate principal amount of the First Amendment Incremental Term Loans so prepaid, in the case of a transaction described in clause (a) of this paragraph, or 1.0% of the aggregate principal amount of First Amendment Incremental Term Loans affected by such amendment, amendment and restatement or other modification (including any such Loans assigned in connection with the replacement of a First Amendment Incremental Term Lender not consenting thereto), in the case of a transaction described in clause (b) of this paragraph. Such fee shall be paid by the Borrower to the Administrative Agent, for the account of the First Amendment Incremental Term Lenders in respect of the First Amendment Incremental Term Loans on the date of such prepayment.
(b)
Mandatory Prepayments.
(i)
Debt Issuances. The Borrower shall make mandatory principal prepayments of the Term Loans in the manner set forth in clause (iv) below in an amount equal to 100% of the aggregate Net Cash Proceeds from any Debt Issuance not otherwise permitted pursuant to Section 9.1. Such prepayment shall be made within five Business Days after the date of receipt of the Net Cash Proceeds of any such Debt Issuance.
(ii)
Asset Dispositions. The Borrower shall make mandatory principal prepayments of the Term Loans in the manner set forth in clause (v) below in amounts equal to the Asset Sale Prepayment Percentage of the aggregate Net Cash Proceeds from any Asset Disposition (other than any Asset Disposition permitted pursuant to, and in accordance with, clauses (a) through (e) and clause (g) of Section 9.5) to the extent that the aggregate amount of such Net Cash Proceeds not reinvested as set forth below exceeds $62,500,000 during any Fiscal Year. Such prepayments shall be made within three Business Days after the date of receipt of the Net Cash Proceeds of any such Asset Disposition by such Credit Party or any of its Restricted Subsidiaries; provided that, (A) no prepayment shall be required under this Section 4.4(b)(ii) to the extent that such Net Cash Proceeds are committed to be reinvested pursuant to a legally binding agreement in assets used or useful in the business of the Borrower and its Restricted Subsidiaries within twelve months after receipt of such Net Cash Proceeds and are thereafter actually reinvested in assets used or useful in the business of the Borrower and its Restricted Subsidiaries within six months; provided further that any portion of such Net Cash Proceeds not committed to be reinvested pursuant to a legally binding agreement within such twelve month period or actually reinvested within such six month period shall be prepaid in accordance with this Section 4.4(b)(ii) immediately after the expiration of such twelve or six month period, as applicable and (B) no prepayment shall be required under this Section 4.4(b)(ii) to the extent such Net Cash Proceeds are attributable to an Asset Disposition of a Foreign Subsidiary so long as the Consolidated Total Leverage Ratio calculated on a Pro Forma Basis (after giving effect to such Asset Disposition) is less than the Specified Leverage.
(iii)
Insurance and Condemnation Events. The Borrower shall make mandatory principal prepayments of the Term Loans in the manner set forth in clause (iv) below in an amount equal to 100% of the aggregate Net Cash Proceeds from any Insurance and Condemnation Event to the extent that the aggregate amount of such Net Cash Proceeds not reinvested as set forth below exceeds $62,500,000 during any Fiscal Year. Such prepayments shall be made within three Business Days after the date of receipt of Net Cash Proceeds of any such Insurance and Condemnation Event by such Credit Party or such Restricted Subsidiary; provided that, (A) no prepayment shall be required under this Section 4.4(b)(iii) to the extent that such Net Cash Proceeds are committed to be reinvested pursuant to a legally binding agreement in assets used or useful in the business of the Borrower and its Restricted Subsidiaries within twelve months after receipt of such Net Cash Proceeds and are thereafter actually reinvested in assets used or useful in the business of the Borrower within six months; provided further that any portion of the Net Cash Proceeds not committed to be reinvested pursuant to a legally binding agreement within such twelve month period or actually reinvested within such six month period shall be prepaid in accordance with this Section 4.4(b)(iii) immediately after the expiration of such twelve or six month period, as applicable and (B) no prepayment shall be required under this Section 4.4(b)(iii) to the extent such Net Cash Proceeds are attributable to an Insurance and Condemnation Event of a Foreign Subsidiary so long as the Consolidated Total Leverage Ratio calculated on a Pro Forma Basis (after giving effect to such Insurance and Condemnation Event) is less than the Specified Leverage.
(iv)
Excess Cash Flow. If, for any Fiscal Year commencing with the Fiscal Year ending June 30, 2023, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply toward the prepayment of the First Amendment Incremental Term Loans the excess of (x) the ECF Percentage of such Excess Cash Flow over (y) (i) the aggregate principal amount of any Term Loans prepaid pursuant to Section 4.4 or Revolving Credit Commitments terminated pursuant to Section 2.5 and (ii) the amount of any reduction in the outstanding amount of any other Indebtedness permitted to be incurred pursuant to Section 9.1 and 9.2 in each case to the extent secured by Liens on the Collateral that are pari passu with the Liens on the Collateral securing the First Amendment Incremental Term Loans, in each case of clauses (i) and (ii), (A) excluding any such payments, prepayments and expenditures made during such Fiscal Year that reduced the amount required to be prepaid pursuant to this Section 4.4(b)(iv) in the prior Fiscal Year, (B) in the case of any prepayment of revolving Indebtedness, only to the extent accompanied by a permanent reduction in the relevant commitments and (C) to the extent that such payments, prepayments and expenditures were not financed with the proceeds of other Indebtedness of the Borrower and its Restricted Subsidiaries; provided that, with respect to each Fiscal Year, a prepayment shall only be required under this Section 4.4(b)(iv) if the applicable prepayment under this Section 4.4(b)(iv) for such Fiscal Year is greater than the greater of (x) $25,000,000 and (y) 5.0% of Consolidated EBITDA for the most recently ended Test Period (the “ECF Threshold”); provided further that only amounts in excess of the ECF Threshold shall be required to be applied to prepay First Amendment Incremental Term Loans under this Section 4.4(b)(iv). Each such prepayment shall be made on a date (an “Excess Cash Flow Application Date”) no later than five Business Days after the date on which the financial statements of the Borrower referred to in Section 8.1(a) are required to be delivered to the Lenders.
(v)
Notice; Manner of Payment. Upon the occurrence of any event triggering the prepayment requirement under clauses (i) through and including (iv) above, the Borrower shall promptly deliver a Notice of Prepayment to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders. Each prepayment of the Term Loans under this Section shall be applied as follows: except as otherwise provided in any Extension Amendment or otherwise agreed by the Borrower and the applicable Term Loan Lenders, ratably between each Class of Term Loans then outstanding (with prepayments applied to reduce up to the next eight remaining scheduled principal installments of each Class of Term Loans in direct order of maturity and thereafter to the remaining scheduled principal installments on a pro rata basis).
(vi)
No Reborrowings. Amounts prepaid under the Term Loan pursuant to this Section may not be reborrowed. Each prepayment shall be accompanied by any amount required to be paid pursuant to Section 4.4(a)(ii), if applicable, or Section 5.9.
ARTICLE V

GENERAL LOAN PROVISIONS
SECTION 5.1.
Interest.
(a)
Interest Rate Options. Subject to the provisions of this Section, at the election of the Borrower, (i) Revolving Credit Loans and the Term Loans shall bear interest at (A) the Base Rate plus the Applicable Margin or (B) Adjusted Term SOFR plus the Applicable Margin and (ii) any Swingline Loan shall bear interest at the Base Rate plus the Applicable Margin. The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given or at the time a Notice of Conversion/Continuation is given pursuant to Section 5.2.
(b)
Default Rate. Subject to Section 10.3, (i) immediately upon the occurrence and during the continuance of a Specified Event of Default, or (ii) at the election of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, (A) all outstanding Term SOFR Loans shall bear interest at a rate per annum of 2% in excess of the rate

(including the Applicable Margin) then applicable to Term SOFR Loans until the end of the applicable Interest Period, (B) all outstanding Base Rate Loans and other Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to 2% in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans or such other Obligations arising hereunder or under any other Loan Document and (C) all accrued and unpaid interest shall be due and payable on demand of the Administrative Agent. Interest shall continue to accrue on the Obligations after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any Debtor Relief Law.
(c)
Interest Payment and Computation. Interest on each Base Rate Loan shall be due and payable in arrears on the last Business Day of each calendar quarter commencing with March 27, 2021; and interest on each Term SOFR Loan shall be due and payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three months, at the end of each three month interval during such Interest Period. All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest provided hereunder shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365/366-day year).
(d)
Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent’s option (i) promptly refund to the Borrower any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations on a pro rata basis. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.
(e)
Initial Benchmark Conforming Changes. In connection with the use or administration of any Benchmark, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of any Benchmark
SECTION 5.2.
Notice and Manner of Conversion or Continuation of Loans. Provided that (i) no Specified Event of Default has occurred and is then continuing or (ii) no other Event of Default has occurred and is then continuing and the Required Lenders have provided written notice thereof, the Borrower shall have the option to (a) convert at any time all or any portion of any outstanding Base Rate Loans (other than Swingline Loans) in a principal amount equal to $5,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more Term SOFR Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding Term SOFR Loans in a principal amount equal to $3,000,000 or a whole multiple of $1,000,000 in excess thereof into Base Rate Loans (other than Swingline Loans) or (ii) continue such Term SOFR Loans as Term SOFR Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a “Notice of Conversion/Continuation”); provided that such irrevocable notice may be given to the Administrative Agent by telephone, provided, further, that such telephonic notice by the Borrower must be promptly confirmed by delivery to the Administrative Agent of a Notice of Conversion/Continuation not later than 12:00 p.m. three RFR Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any Term SOFR Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued Term SOFR Loan. If the Borrower fails to give a timely Notice of Conversion/Continuation prior to the end of the Interest Period for any Term SOFR Loan, then the applicable Term SOFR Loan shall be continued as a Term SOFR Loan with an Interest Period of one month. Any such automatic continuation of a Term SOFR Loan shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loan. If the Borrower requests a conversion to, or continuation of, Term SOFR Loans, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swingline Loan may not be converted to a Term SOFR Loan. The Administrative Agent shall promptly notify the affected Lenders of such Notice of Conversion/Continuation.
SECTION 5.3.
Fees.
(a)
Commitment Fee. Commencing on the Closing Date, subject to Section 5.15(a)(iii)(A), the Borrower shall pay to the Administrative Agent, for the account of the Revolving Credit Lenders, a non-refundable commitment fee (the “Commitment Fee”) at a rate per annum equal to the Applicable Margin on the average daily unused portion of the Revolving Credit Commitment of the Revolving Credit Lenders (other than the Defaulting Lenders, if any); provided that the amount of outstanding Swingline Loans shall not be considered usage of the Revolving Credit Commitment for the purpose of calculating the Commitment Fee. The Commitment Fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing with March 27, 2021 and ending on the date upon which all Obligations (other than contingent indemnification obligations not then due) arising under the Revolving Credit Facility shall have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Revolving Credit Commitment has been terminated. The Commitment Fee shall be distributed by the Administrative Agent to the Revolving Credit Lenders (other than any Defaulting Lender) pro rata in accordance with such Revolving Credit Lenders’ respective Revolving Credit Commitment Percentages.

(b)
Other Fees. The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.
SECTION 5.4.
Manner of Payment. Each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement shall be made not later than 4:00 p.m. on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s Office for the account of the Lenders entitled to such payment in Dollars, in immediately available funds and shall be made without any set off, counterclaim or deduction whatsoever. Any payment received after such time shall be deemed a payment on such date for the purposes of Section 10.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each such Lender at its address for notices set forth herein its Commitment Percentage in respect of the relevant Credit Facility (or other applicable share as provided herein) of such payment and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent on account of the principal of or interest on the Swingline Loans or of any fee, commission or other amounts payable to the Swingline Lender shall be made in like manner, but for the account of the Swingline Lender. Each payment to the Administrative Agent of any Issuing Lender’s fees or L/C Participants’ commissions shall be made in like manner, but for the account of such Issuing Lender or the L/C Participants, as the case may be. Each payment to the Administrative Agent of the Administrative Agent’s fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 5.9, 5.10, 5.11 or 12.3 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to the definition of Interest Period, if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment. Notwithstanding the foregoing, if there exists a Defaulting Lender, each payment by the Borrower to such Defaulting Lender hereunder shall be applied in accordance with Section 5.15(a)(ii).
SECTION 5.5.
Evidence of Indebtedness.
(a)
Extensions of Credit. The Extensions of Credit made by each Lender and each Issuing Lender shall be evidenced by one or more accounts or records maintained by such Lender or such Issuing Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent (including the Register maintained pursuant to Section 12.9(c)) shall be conclusive absent manifest error of the amount of the Extensions of Credit made by the Lenders or such Issuing Lender to the Borrower and its Restricted Subsidiaries and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the Register and the corresponding accounts and records of the

Administrative Agent (including the Register maintained pursuant to Section 12.9(c)) shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Credit Note, Term Loan Note and/or Swingline Note, as applicable, which shall evidence such Lender’s Revolving Credit Loans, Term Loans and/or Swingline Loans, as applicable, in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
(b)
Participations. In addition to the accounts and records referred to in subsection (a), each Revolving Credit Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Revolving Credit Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Revolving Credit Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
SECTION 5.6.
Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Sections 5.9, 5.10, 5.11 or 12.3) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:
(i)
if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii)
the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 5.14 or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Swingline Loans and Letters of Credit to any assignee or participant, including any buy back of the Term Loans by the Borrower pursuant to Section 12.9(e) but excluding any other assignment or participation to the Borrower or any of its Subsidiaries or Affiliates (as to which the provisions of this paragraph shall apply).

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

SECTION 5.7.
Administrative Agent’s Clawback.
(a)
Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender (i) in the case of Base Rate Loans, not later than 12:00 p.m. on the date of any proposed borrowing and (ii) otherwise, prior to the proposed date of any borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Sections 2.3(b) and 4.2 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the daily average Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(b)
Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders, the Issuing Lenders or the Swingline Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the Issuing Lenders or the Swingline Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, the Issuing Lenders or the Swingline Lender, as the case maybe, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, Issuing Lender or the Swingline Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(c)
Nature of Obligations of Lenders Regarding Extensions of Credit. The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. The failure of any Lender to make available its

Commitment Percentage of any Loan requested by the Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.
SECTION 5.8.
Changed Circumstances.
(a)
Circumstances Affecting Term SOFR Availability. Subject to clause (c) below, in connection with any Term SOFR Loan, a request therefor, a conversion to or a continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that if Adjusted Term SOFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, reasonable and adequate means do not exist for ascertaining Adjusted Term SOFR and the applicable Interest Period with respect to a proposed Term SOFR Loan or (ii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that if Adjusted Term SOFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, Adjusted Term SOFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during the applicable Interest Period, then the Administrative Agent shall promptly give written notice thereof to the Borrower as to such determination and the basis therefor. Thereafter, the obligation of the Lenders to make Term SOFR Loans and the right of the Borrower to convert any Loan to or continue any Loan as a Term SOFR Loan shall be suspended (until such time as the conditions or events described in clauses (i) through (ii) of the preceding sentence and specified in the written notice described in the preceding sentence shall no longer exist or shall have otherwise been remedied, at which time, the Administrative Agent shall revoke the foregoing written notice), and the Borrower shall, upon receipt of such written notice and for so long as the same has not been revoked by the Administrative Agent, either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such Term SOFR Loan together with accrued interest thereon (subject to Section 5.1(d)), on the last day of the then current Interest Period applicable to such Term SOFR Loan; or (B) convert the then outstanding principal amount of each such Term SOFR Loan to a Base Rate Loan as of the last day of such Interest Period.
(b)
Laws Affecting Term SOFR Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any Term SOFR Loan, or to determine or charge interest based upon any applicable the Term SOFR Reference Rate, Term SOFR or Adjusted Term SOFR, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give written notice to the Borrower and the other Lenders as to such circumstances and the basis therefor. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances specified in the written notice described in the preceding sentence no longer exist or have otherwise been remedied, (i) the obligations of the Lenders to make Term SOFR Loans, and the right of the Borrower to convert any Loan to a Term SOFR Loan or continue any Loan as a Term SOFR Loan shall be suspended and thereafter the Borrower may select only Base Rate Loans, (ii) if any of the Lenders may not lawfully continue to maintain a Term SOFR Loan to the end of the then current Interest Period applicable thereto, the applicable Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period and (iii) the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of "Base Rate".
(c)
Benchmark Replacement Setting.
(i)
(A) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event with respect to any Benchmark, the Administrative Agent and the Borrower may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 5.8(c)(i)(A) will occur prior to the applicable Benchmark Transition Start Date.
(ii)
Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)
Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 5.8(c)(iv) below. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 5.8(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 5.8(c).

(iv)
Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)
Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, in the case of any request for any affected Term SOFR Loans, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in an amount specified therein and (B) any outstanding affected Term SOFR Loans, if applicable, will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
SECTION 5.9.
Indemnity. Upon demand from time to time of any Lender and receipt by the Borrower of written notice thereof from the Administrative Agent, the Borrower shall indemnify each of the Lenders against any actual loss or expense (including any actual loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain a Term SOFR Loan or from fees payable to terminate the deposits from which such funds were obtained, but not any loss of anticipated profits) which may arise or be attributable to each Lender’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to make any payment when due of any amount due hereunder in connection with a Term SOFR Loan, (b) due to any failure of the Borrower (for a reason other than the failure of such Lender to make a Loan) to borrow, continue or convert on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or (c) due to any payment, prepayment or conversion of any Term SOFR Loan on a date other than the last day of the Interest Period therefor or the day specified for payment in any notice required hereunder. A certificate of such Lender setting forth in reasonable detail the factual basis for, and calculations used in, determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be presumed to be correct save for manifest error.
SECTION 5.10.
Increased Costs.
(a)
Increased Costs Generally. If any Change in Law shall:
(i)
impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender or any Issuing Lender;
(ii)
subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its Loans, Letter of Credit, Loan Commitments, or other Obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)
impose on any Lender or any Issuing Lender or the London or other applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender, the applicable Issuing Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, such Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, such Issuing Lender or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender, such Issuing Lender or other Recipient, the Borrower shall, within 30 days pay to any such Lender, such Issuing Lender or other Recipient, as the case may be, such additional amount or amounts necessary to compensate such Lender, such Issuing Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered, as set forth in such certificate (absent manifest error).

(b)
Capital Requirements. If any Lender or any Issuing Lender determines that any Change in Law affecting such Lender or such Issuing Lender or any lending office of such Lender or such Lender’s or such Issuing Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitment of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such

Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy), then from time to time upon written request of such Lender or such Issuing Lender the Borrower shall, within 30 days, pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts necessary to compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered, as set forth in such certificate (absent manifest error).
(c)
Certificates for Reimbursement. A certificate of a Lender, or an Issuing Lender or such other Recipient setting forth in reasonable detail the factual basis for, and calculations used in determining such amount or amounts necessary to compensate such Lender or such Issuing Lender, such other Recipient or any of their respective holding companies, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Lender or such other Recipient, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.
(d)
Delay in Requests. Failure or delay on the part of any Lender or any Issuing Lender or such other Recipient to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Lender’s or such other Recipient’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Lender or an Issuing Lender or any other Recipient pursuant to this Section for any increased costs Incurred or reductions suffered more than 180 days prior to the date that such Lender or such Issuing Lender or such other Recipient, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or such Issuing Lender’s or such other Recipient’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof).
SECTION 5.11.
Taxes.
(a)
Defined Terms. For purposes of this Section 5.11, the term “Lender” includes any Issuing Lender and the term “Applicable Law” includes FATCA.
(b)
Payments Free of Taxes. Any and all payments by or on account of any obligation of the Credit Parties under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)
Payment of Other Taxes by the Credit Parties. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)
Indemnification by the Credit Parties. The Credit Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.
(e)
Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.9(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e). The agreements in this paragraph (e) shall survive the resignation and/or replacement of the Administrative Agent.
(f)
Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 5.11, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)
Status of Lenders.
(i)
Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 5.11(g)(ii)(A), 5.11(g)(ii)(B) and 5.11(g)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. If the Administrative Agent is a U.S. Person, it shall deliver to the Borrower Agent on or prior to the date on which the Administrative Agent becomes the Administrative Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Agent) an executed original of IRS Form W-9 certifying that the Administrative Agent is exempt from United States federal backup withholding tax.
(ii)
Without limiting the generality of the foregoing:
(A)
Any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax;
(B)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)
in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN, or W-8BEN-E, as applicable (or any successor form), establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN, or W-8BEN-E, as applicable (or any successor form), establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)
executed originals of IRS Form W-8ECI;

(3)
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN, or W-8BEN-E, as applicable (or any successor form); or
(4)
to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, or W-8BEN-E, as applicable (or any successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;
(C)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)
if a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)
Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.11 (including by the payment of additional amounts pursuant to this Section 5.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party incurred in connection with its obligations under this Section 5.11(h) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)
Survival. Each party’s obligations under this Section 5.11 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
SECTION 5.12.
Mitigation Obligations; Replacement of Lenders.
(a)
Designation of a Different Lending Office. If any Lender requests compensation under Section 5.10, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.11, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.10 or Section 5.11, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all documented and reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)
Replacement of Lenders. If (x) any Lender requests compensation under Section 5.10, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.11, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 5.12(a), (y) any Lender is a Defaulting Lender or a Non-Consenting Lender or (z) any Lender refuses to make an Extension Election pursuant to Section 5.16, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.9), all of its interests, rights (other than its existing rights to payments pursuant to Section 5.10 or Section 5.11) and obligations under, and interests in, as applicable, its outstanding Loans and this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)
the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 12.9;
(ii)
such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(iii)
in the case of any such assignment resulting from a claim for compensation under Section 5.10 or payments required to be made pursuant to Section 5.11, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)
such assignment does not conflict with Applicable Law; and
(v)
in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply and such Lender has notified the Borrower thereof in writing. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Assumption necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 5.12(b).

SECTION 5.13.
Incremental Loans.

(a)
At any time from and after the First Amendment Effective Date, the Borrower may by written notice to the Administrative Agent elect to request the establishment of:
(i)
one or more incremental term loan commitments (any such incremental term loan commitment, an “Incremental Term Loan Commitment”) to make one or more additional term loans (any such additional term loan, an “Incremental Term Loan”); or
(ii)
one or more increases in the Revolving Credit Commitments or Extended Revolving Credit Commitments (any such increase, an “Incremental Revolving Credit Commitment” and, together with the Incremental Term Loan Commitments, the “Incremental Loan Commitments”) to make revolving credit loans under the Revolving Credit Facility (any such increase, an “Incremental Revolving Credit Increase” and, together with the Incremental Term Loans, the “Incremental Loans”);

provided that (1) the total aggregate principal amount for all such Incremental Loan Commitments incurred after the Closing Date shall not (as of any date of Incurrence thereof) exceed the greater of (x) the greater of (i) $150,000,000 and (ii) 25.0% of Consolidated EBITDA for the most recently ended Test Period and (y) subject to the Limited Condition Transaction Provisions in the case of a Limited Condition Transaction, the maximum amount of additional Indebtedness that would cause the Consolidated Total Secured Leverage Ratio as of the four consecutive Fiscal Quarter period most recently ended for which financial statements have been delivered pursuant to Section 8.1(a) or 8.1(b) prior to the proposed Increased Amount Date, calculated on a Pro Forma Basis after giving effect to the incurrence of such additional Indebtedness (and assuming any Incremental Revolving Credit Increase is fully drawn), to not exceed 3.50:1.00 (such amount, the “Incremental Facility Amount”) and (2) the total aggregate amount for each Incremental Loan Commitment (and the Incremental Loans made thereunder) shall not be less than a minimum principal amount of $10,000,000 or, if less, the remaining amount permitted pursuant to the foregoing clause (1). Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that any Incremental Loan Commitment shall be effective, which shall be a date not less than 5 Business Days after the date on which such notice is delivered to Administrative Agent. The Borrower may invite any Lender, any Affiliate of any Lender and/or any Approved Fund, and/or any other Person reasonably satisfactory to the Administrative Agent, to provide an Incremental Loan Commitment (any such Person, an “Incremental Lender”). Any proposed Incremental Lender offered or approached to provide all or a portion of any Incremental Loan Commitment may elect or decline, in its sole discretion, to provide such Incremental Loan Commitment. Any Incremental Loan Commitment shall become effective as of such Increased Amount Date; provided that:

(A)
subject to the Limited Condition Transaction Provisions in the case of a Limited Condition Transaction, no Default or Event of Default shall exist on such Increased Amount Date immediately before or immediately after giving effect to (1) any Incremental Loan Commitment and (2) the making of any Incremental Loans pursuant thereto;
(B)
the Administrative Agent and the Lenders shall have received from the Borrower an Officer’s Compliance Certificate demonstrating, in form and substance reasonably satisfactory to the Administrative Agent, that the (1) Borrower is in compliance with the financial covenants set forth in Section 9.15 based on the financial statements most recently delivered pursuant to Section 8.1(a) or 8.1(b), as applicable, both before and after giving effect (on a Pro Forma Basis) to (x) any Incremental Loan Commitment, (y) the making of any Incremental Loans pursuant thereto (with any Incremental Loan Commitment being deemed to be fully funded) and (z) any Permitted Acquisition consummated in connection therewith;
(C)
subject to the Limited Condition Transaction Provisions in the case of a Limited Condition Transaction, each of the Specified Representations shall be true and correct in all material respects, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, and correct in all respects, on such Increased Amount Date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date);
(D)
each Incremental Loan Commitment (and the Incremental Loans made thereunder) shall constitute Obligations of the Borrower and shall be secured and guaranteed with the other Extensions of Credit on a pari passu basis;
(E)
(1) in the case of each Incremental Term Loan (the terms of which shall be set forth in the relevant Lender Joinder Agreement):

(x) such Incremental Term Loan will not have a maturity date earlier than the Latest Maturity Date; provided, that this clause (x) shall not apply to any Incremental Term Loans in aggregate principal amount outstanding not in excess of $150,000,000;

(y) subject to clause (x) above, the pricing, interest rate margins, discounts, premiums, rate floors and fees and maturity and amortization schedule applicable to such Incremental Term Loan shall be determined by the Borrower and the applicable Incremental Lenders; provided, that, in the event that the all-in-yield (whether in the form of interest rate margins, original issue discount, upfront fees or other similar fees paid to all lenders or interest rate floors, in each case payable by the Borrower generally to lenders, but excluding arrangement fees, structuring fees, ticking fees, commitment fees, unused line fees, underwriting fees, any amendment and similar fees (in each case, regardless of whether paid in whole or in part to all lenders) or any other fees not paid or payable generally to all lenders by the Borrower)) applicable to any future Dollar denominated floating rate Incremental Term Loans that are pari passu in right of payment with the First Amendment Incremental Term Loans and secured by a Lien on the Collateral on a pari passu basis with the Lien on the Collateral securing the First Amendment Incremental Term Loans incurred prior to the date that is twelve (12) months after the First Amendment Effective Date shall be more than 50 basis points higher than the corresponding all in yield for any then existing First Amendment Incremental Term Loans as determined by the Borrower in good faith, then the all in yield with respect to the outstanding First Amendment Incremental Term Loans shall be increased to the amount necessary so that the difference between the all in yield with respect to such Incremental Term Loans and the all in yield with respect to the outstanding First Amendment Incremental Term Loans is equal to 50 basis points; provided, that to the extent any interest rate floor applicable to such Incremental Term Loans is greater than the interest rate floor applicable to the First Amendment Incremental Term Loans, such increased amount shall be equated to interest rate margin for purposes of determining whether an increase to the applicable interest rate margin under the First Amendment Incremental Term Loans shall be required, to the extent an increase in the interest rate floor in the First Amendment Incremental Term Loans would cause an increase in the interest rate then in effect thereunder, and in such case the increase in the all in yield shall be effected solely by increasing the interest rate floor (but not the interest rate margin) applicable to the First Amendment Incremental Term Loans; and

(z) except as provided above, all other terms and conditions applicable to such Incremental Term Loan shall be determined by the Borrower and the applicable Incremental Lenders; provided that such terms and conditions must be (i) not materially more restrictive to the Borrower and its Restricted Subsidiaries (as determined by the Borrower in good faith) than the terms and conditions applicable to the Revolving Credit Facility (other than covenants and provisions applicable only to periods after the Latest Maturity Date) or (ii) reasonably acceptable to the Administrative Agent;

(2)
in the case of each Incremental Revolving Credit Increase (the terms of which shall be set forth in the relevant Lender Joinder Agreement):

(x) such Incremental Revolving Credit Increase shall mature on the Revolving Credit Maturity Date, shall bear interest and be entitled to fees (other than upfront fees), in each case at the rate applicable to the Revolving Credit Loans, and shall be subject to the same terms and conditions as the Revolving Credit Loans;

(y) the outstanding Revolving Credit Loans and Revolving Credit Commitment Percentages of Swingline Loans and L/C Obligations will be reallocated by the Administrative Agent on the applicable Increased Amount Date among the Revolving Credit Lenders (including the Incremental Lenders providing such Incremental Revolving Credit Increase) in accordance with their revised Revolving Credit Commitment

Percentages (and the Revolving Credit Lenders (including the Incremental Lenders providing such Incremental Revolving Credit Increase) agree to make all payments and adjustments necessary to effect such reallocation and the Borrower shall pay any and all costs required pursuant to Section 5.9 in connection with such reallocation as if such reallocation were a repayment); and

(z) except as provided above, all of the other terms and conditions applicable to such Incremental Revolving Credit Increase shall, except to the extent otherwise provided in this Section 5.13, be identical to the terms and conditions applicable to the Revolving Credit Facility;

(F)
(1) any Incremental Lender making any Incremental Term Loan shall be entitled to the same voting rights as the existing Term Loan Lenders under the Term Loan Facility (if any); and
(2)
any Incremental Lender with an Incremental Revolving Credit Increase shall be entitled to the same voting rights as the existing Revolving Credit Lenders under the Revolving Credit Facility and any Extensions of Credit made in connection with each Incremental Revolving Credit Increase shall receive proceeds of prepayments on the same basis as the other Revolving Credit Loans made hereunder;
(G)
such Incremental Loan Commitments shall be effected pursuant to one or more Lender Joinder Agreements (including, for the avoidance of doubt, the First Amendment) executed and delivered by the Borrower, the Administrative Agent and the applicable Incremental Lenders (which Lender Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 5.13); and
(H)
the Borrower shall deliver or cause to be delivered any customary legal opinions or other documents (including a resolution duly adopted by the Board of Directors of each Credit Party authorizing such Incremental Loan and/or Incremental Term Loan Commitment) reasonably requested by the Administrative Agent in connection with any such transaction.
(b)
(i) The Incremental Term Loans shall be deemed to be Term Loans; provided that such Incremental Term Loans shall be designated as a separate tranche of Term Loans for all purposes of this Agreement.
(ii)
The Incremental Lenders shall be included in any determination of the Required Lenders or Required Revolving Credit Lenders, as applicable, and the Incremental Lenders will not constitute a separate voting class for any purposes under this Agreement.

(c)
(i) On any Increased Amount Date on which any Incremental Term Loan Commitment becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Term Loan Commitment shall make, or be obligated to make, an Incremental Term Loan to the Borrower in an amount equal to its Incremental Term Loan Commitment and shall become a Term Loan Lender hereunder with respect to such Incremental Term Loan Commitment and the Incremental Term Loan made pursuant thereto.
(ii)
On any Increased Amount Date on which any Incremental Revolving Credit Increase becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Revolving Credit Commitment shall become a Revolving Credit Lender hereunder with respect to such Incremental Revolving Credit Commitment.
SECTION 5.14.
Cash Collateral. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent, any Issuing Lender (with a copy to the Administrative Agent) or the Swingline Lender (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Fronting Exposure of such Issuing Lender and/or the Swingline Lender, as applicable, with respect to such Defaulting Lender (determined after giving effect to Section 5.15(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(a)
Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of each Issuing Lender and the Swingline Lender, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations and Swingline Loans, to be applied pursuant to subsection (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent, each Issuing Lender and the Swingline Lender as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(b)
Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 5.14 or Section 5.15 in respect of Letters of Credit and Swingline Loans shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations and Swingline Loans (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(c)
Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Fronting Exposure of any Issuing Lender and/or the Swingline Lender, as applicable, shall no longer be required to be held as Cash Collateral pursuant to this Section 5.14 following (i) the elimination of the applicable Fronting Exposure (including by the termination of

Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent, the Issuing Lenders and the Swingline Lender that there exists excess Cash Collateral; provided that, subject to Section 5.15, the Person providing Cash Collateral, the Issuing Lenders and the Swingline Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.
SECTION 5.15.
Defaulting Lenders.
(a)
Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(i)
Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 12.2.
(ii)
Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lenders or the Swingline Lender hereunder; third, to Cash Collateralize the Fronting Exposure of the Issuing Lenders and the Swingline Lender with respect to such Defaulting Lender in accordance with Section 5.14; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans and funded participations under this Agreement and (B) Cash Collateralize the Issuing Lenders’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit and Swingline Loans issued under this Agreement, in accordance with Section 5.14; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Lender or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or funded participations in Letters of Credit or Swingline Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit or Swingline Loans were issued at a time when the conditions set forth in Section 6.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and funded participations in Letters of Credit or Swingline Loans owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or funded participations in Letters of Credit or Swingline Loans owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Revolving Credit Commitments under the applicable Revolving Credit Facility without giving effect to Section 5.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 5.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)
Certain Fees.
(A)
No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)
Each Defaulting Lender shall be entitled to receive letter of credit commissions pursuant to Section 3.3 for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Credit Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 5.14.
(C)
With respect to any Commitment Fee or letter of credit commission not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to each applicable Issuing Lender and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.
(iv)
Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Credit Commitment Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that (x) the conditions set forth in Section 6.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 12.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)
Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, repay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (y) second, Cash Collateralize the Issuing Lenders’ Fronting Exposure in accordance with the procedures set forth in Section 5.14.
(b)
Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Issuing Lenders and the Swingline Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the Commitments under the applicable Credit Facility (without giving effect to Section 5.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
SECTION 5.16.
Extensions of Loans and Revolving Credit Commitments.
(a)
The Borrower may at any time and from time to time request that all or a portion of the Term Loans of any Class (an “Existing Term Loan Class”) be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so converted, “Extended Term Loans”) and to provide for other terms consistent with this Section 5.16. In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Term Loan Class, which such request shall be offered equally to all such Lenders) (a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall be identical to the Term Loans of the Existing Term Loan Class from which they are to be converted, except (x) the scheduled final maturity date shall be extended and all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization of principal of the Term Loans of such Existing Term Loan Class (with any such delay resulting in a corresponding adjustment to the scheduled amortization payments reflected in Section 4.3(a) or in the Lender Joinder Agreement, as the case may be, with respect to the Existing Term Loan Class from which such Extended Term Loans were converted, in each case as more particularly set forth in Section 5.16(d) below) and (y) (A) the interest margins with respect to the Extended Term Loans may be higher or lower than the interest margins for the Term Loans of such Existing Term Loan Class and/or (B) additional fees may be payable to the Lenders providing such Extended Term Loans in addition to or in lieu of any increased margins contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Amendment; provided that, notwithstanding anything to the contrary in this Section 5.16 or otherwise, (1) no Extended Term Loans may be optionally prepaid prior to the date on which the Existing Term Loan Class from which they were converted is repaid in full except in accordance with the last sentence of Section 4.4(a)(i) and (2) the weighted average life to maturity of any Extended Term Loans shall be no shorter than the remaining weighted average life to maturity of any Term Loans. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Class converted into Extended Term Loans pursuant to any Extension Request. Any Extended Term Loans of any Extension Series shall constitute a separate Class of Term Loans from the Existing Term Loan Class form which they were converted.
(b)
The Borrower may at any time and from time to time request that all or a portion of the Revolving Credit Commitments and/or any Extended Revolving Credit Commitments, each existing at the time of such request (each, an “Existing Revolving Credit Commitment” and any related revolving credit loans thereunder, “Existing Revolving Credit Loans”; each Existing Revolving Credit Commitment and related Existing Revolving Credit Loans together being referred to as an “Existing Revolving Credit Class”), be converted to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of Loans related to such Existing Revolving Credit Commitments (any such Existing Revolving Credit Commitments which have been so extended, “Extended Revolving Credit Commitments” and any related Loans, “Extended Revolving Credit Loans”) and to provide for other terms consistent with this Section 5.16(b). In order to establish any Extended Revolving Credit Commitments, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Class of Existing Revolving Credit Commitments, which such request shall be offered equally to all such Lenders) (a “Revolving Credit Extension Request”) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established, which terms shall be identical to those applicable to the Existing Revolving Credit Commitments from which they are to be extended (the “Specified Existing Revolving Credit Commitment”), except all or any of the final maturity dates of such Extended Revolving Credit Commitments may be delayed to later dates than the final maturity dates of the Specified Existing Revolving Credit Commitments; provided that, notwithstanding anything to the contrary in this Section 5.16(d) or otherwise, (1) the borrowing and repayment (other than in connection with a permanent repayment and termination of commitments) of Loans with respect to any Existing Revolving Credit Commitments shall be made on a pro rata basis with all other Existing Revolving Credit Commitments and (2) assignments and participations of Extended Revolving Credit Commitments and Extended Revolving Credit Loans

shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and the Revolving Credit Loans related to such Commitments set forth in Section 12.9. No Lender shall have any obligation to agree to have any of its Existing Revolving Credit Loans or Existing Revolving Credit Commitments of any Existing Revolving Credit Class converted into Extended Revolving Credit Loans or Extended Revolving Credit Commitments pursuant to any Extension Request. Unless otherwise specified in the applicable Revolving Credit Extension Request, any Extended Revolving Credit Commitments of any Extension Series shall constitute a separate Class of revolving credit commitments from the Specified Existing Revolving Credit Commitments and from any other Existing Revolving Credit Commitments (together with any other Extended Revolving Credit Commitments so established on such date).
(c)
The Borrower shall provide each Extension Request at least 10 Business Days (or such shorter period as the Administrative Agent may agree) prior to the date on which Lenders under the applicable Existing Class or Existing Classes are requested to respond. Any Lender (an “Extending Lender”) wishing to have all or a portion of its Term Loans, Extended Term Loans, Incremental Term Loans, Revolving Credit Commitments or Extended Revolving Credit Commitments of the Existing Class or Existing Classes subject to such Extension Request converted into Extended Term Loans or Extended Revolving Credit Commitments, as applicable, shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans, Extended Term Loans, Incremental Term Loans, Revolving Credit Commitments, Incremental Revolving Credit Commitments or Extended Revolving Credit Commitments of the Existing Class or Existing Classes subject to such Extension Request that it has elected to convert into Extended Term Loans or Extended Revolving Credit Commitments, as applicable. In the event that the aggregate amount of Term Loans, Extended Term Loans, Incremental Term Loans, Revolving Credit Commitments, Incremental Revolving Credit Commitments or Extended Revolving Credit Commitments of the Existing Class or Existing Classes subject to Extension Elections exceeds the amount of Extended Term Loans or Extended Revolving Commitments, as applicable, requested pursuant to the Extension Request, Term Loans, Extended Term Loans, Incremental Term Loans, Revolving Credit Commitments, Incremental Revolving Credit Commitments or Extended Revolving Credit Commitments of the Existing Class or Existing Classes subject to Extension Elections shall be converted to Extended Term Loans or Extended Revolving Credit Commitments, as applicable, on a pro rata basis based on the amount of Term Loans, Revolving Credit Commitments, Incremental Revolving Credit Commitments or Extended Revolving Credit Commitments included in each such Extension Election. Notwithstanding the conversion of any Existing Revolving Credit Commitments into Extended Revolving Credit Commitments, such Extended Revolving Credit Commitments shall be treated identically to all other Existing Revolving Credit Commitments for purposes of the obligations of a Revolving Credit Lender in respect of Swing Line Loans under Section 2.2 and Letters of Credit under Article III, except that the applicable Extension Amendment may provide that the Swingline Maturity Date and/or the Letter of Credit Expiration Date may be extended and the related obligations to make Swingline Loans and issue Revolving Letters of Credit may be continued so long as the Swingline Lender and/or the applicable Issuing Lender, as applicable, has consented to such extensions in its sole discretion (it being understood that no consent of any other Lender shall be required in connection with any such extension).

(d)
Extended Term Loans or Extended Revolving Credit Commitments, as applicable, shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which, except to the extent expressly contemplated by the penultimate sentence of this Section 5.16(d) and notwithstanding anything to the contrary set forth in Section 12.2, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, established thereby) executed by the Credit Parties, the Administrative Agent and the Extending Lenders. No Extension Amendment shall provide for any new Class of Extended Term Loans or Extended Revolving Credit Commitments in an aggregate principal amount that is less than $25,000,000. In addition to any terms and changes required or permitted by Section 5.16(a), each Extension Amendment (x) shall amend the scheduled amortization payments pursuant to Section 4.3 or the applicable Lender Joinder Agreement with respect to the Existing Term Loan Class from which the Extended Term Loans were converted to reduce each scheduled principal installment for the Existing Term Loan Class in the same proportion as the amount of Term Loans of the Existing Term Loan Class is to be converted pursuant to such Extension Amendment (it being understood that the amount of any scheduled principal installment payable with respect to any individual Term Loan of such Existing Term Loan Class that is not an Extended Term Loan shall not be reduced as a result thereof) and (y) may, but shall not be required to, impose additional requirements (not inconsistent with the provisions of this Agreement in effect at such time) with respect to the final maturity and weighted average life to maturity of Incremental Term Loans Incurred following the date of such Extension Amendment.
(e)
Notwithstanding anything to the contrary contained in this Agreement, (i) on any date on which any Existing Class is converted to extend the related scheduled maturity date(s) in accordance with clauses (a) and/or (b) above (an “Extension Date”), (A) in the case of the existing Term Loans of each Extending Lender, the aggregate principal amount of such existing Term Loans shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Term Loans so converted by such Lender on such date, and the Extended Term Loans shall be established as a separate Class of Term Loans (together with any other Extended Term Loans so established on such date) and (B) in the case of the Specified Existing Revolving Credit Commitments of each Extending Lender, the aggregate principal amount of such Specified Existing Revolving Credit Commitments shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Revolving Credit Commitments so converted by such Lender on such date, and such Extended Revolving Credit Commitments shall be established as a separate Class of revolving credit commitments from the Specified Existing Revolving Credit Commitments and from any other Existing Revolving Credit Commitments (together with any other Extended Revolving Credit Commitments so established on such date) and (B) if, on any Extension Date, any Loans of any Extending Lender are outstanding under the applicable Specified Revolving Credit Commitments, such Loans (and any related participations) shall be deemed to be allocated as Extended Revolving Credit Loans (and related participations) and Existing Revolving Credit Loans (and related participations) in the same proportion as such Extending Lender’s Specified Existing Revolving Credit Commitments to Extended Revolving Credit Commitments.

ARTICLE VI

CONDITIONS OF CLOSING AND BORROWING
SECTION 6.1.
Conditions to Closing and Initial Extensions of Credit. The obligation of the Lenders to close this Agreement and to make the initial Loans or issue or participate in the initial Letter of Credit, if any, is subject to the satisfaction of each of the following conditions:
(a)
Executed Loan Documents. This Agreement, a Revolving Credit Note in favor of each Revolving Credit Lender requesting a Revolving Credit Note and a Swingline Note in favor of the Swingline Lender (in each case, if requested thereby), together with any other applicable Loan Documents to be executed on the Closing Date, shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto and shall be in full force and effect.
(b)
Legal Opinion. The Administrative Agent shall have received a written opinion of O’Melveny & Myers LLP, special counsel for the Borrower and each other Credit Party, with respect to the Credit Parties, the Loan Documents and such other matters as the Administrative Agent shall reasonably request, which such opinion shall be addressed to the Administrative Agent, the Lenders and the Issuing Lenders and shall expressly permit reliance by permitted successors and assigns on customary matters).
(c)
Closing Certificates; Etc. The Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:
(i)
Officer’s Certificate. A certificate from a Responsible Officer of the Borrower to the effect that the representations and warranties contained in Article VII are true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects).
(ii)
Certificate of Secretary of each Credit Party. A certificate of a Responsible Officer of each Credit Party certifying as to the incumbency and genuineness of the signature of each officer of such Credit Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation (or equivalent), as applicable, of such Credit Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, (B) the bylaws or other governing document of such Credit Party as in effect on the Closing Date, (C) resolutions duly adopted by the Board of Directors of such Credit Party authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 6.1(b)(iii).

(iii)
Certificates of Good Standing. Certificates as of a recent date of the good standing (to the extent such concept exists in the applicable jurisdiction) of each Credit Party under the laws of its jurisdiction of incorporation, organization or formation (or equivalent), as applicable.
(iv)
Reaffirmation Agreements. (A) The Reaffirmation Agreement and (B) the Reaffirmation of Foreign Pledge Agreement, each in form and substance reasonably satisfactory to the Administrative Agent.
(v)
Assignment and Assumption. An Assignment and Assumption from Bank of America, N.A., assigning all of its rights and obligations under the Existing Credit Agreement to Wells Fargo.
(d)
Personal Property Collateral.
(i)
Schedules. The Administrative Agent shall have received updated Schedules to the Collateral Agreement as of the Closing Date.
(ii)
Filings and Recordings. The Administrative Agent shall have received all documents to be filed or recorded in the United States that are necessary to perfect the security interests of the Administrative Agent, on behalf of the Secured Parties, in the Collateral and the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that upon such filings and recordations such security interests constitute valid and perfected first priority Liens thereon (subject to Permitted Liens).
(iii)
Pledged Collateral. The Administrative Agent shall have received (A) original stock certificates or other certificates evidencing the certificated Equity Interests pledged pursuant to the Security Documents, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof and (B) each original promissory note pledged pursuant to the Security Documents together with an undated allonge for each such promissory note duly executed in blank by the holder thereof.
(iv)
Lien Search. The Administrative Agent shall have received the results of a Lien search (including a search as to judgments, pending litigation, bankruptcy, tax and intellectual property matters), in form and substance reasonably satisfactory thereto, made against the Credit Parties under the Uniform Commercial Code (or applicable judicial docket) as in effect in each jurisdiction in which filings or recordations under the Uniform Commercial Code should be made to evidence or perfect security interests in all assets of such Credit Party, indicating among other things that the assets of each such Credit Party are free and clear of any Lien (except for Permitted Liens).
(v)
Property and Liability Insurance. The Borrower shall have used commercially reasonable efforts to provide evidence of property, business interruption and liability insurance covering each Credit Party (with appropriate endorsements naming the Administrative Agent as lender’s loss payee (and mortgagee, as applicable) on all policies for property hazard insurance and as additional insured on all policies for liability insurance).
(e)
Financial Matters.
(i)
Financial Statements. The Administrative Agent shall have received the audited Consolidated balance sheet of the Borrower and its Subsidiaries and the related audited statements of income and retained earnings and cash flows for each of the Fiscal Years ended June 30, 2018, June 29, 2019 and June 27, 2020.
(ii)
Pro Forma Financial Statements. The Administrative Agent shall have received pro forma consolidated financial statements for the Borrower and its Subsidiaries for the four-quarter period most recently ended prior to the Closing Date for which financial statements are available calculated on a Pro Forma Basis after giving effect to the Transactions, provided that such pro forma financial statements shall be in a form customary for confidential information memoranda for bank facilities of this type and shall not be required to be prepared in accordance with Regulation S-X under the Securities Act of 1933, as amended.
(iii)
Financial Projections. The Administrative Agent shall have received projections prepared by management of the Borrower, of balance sheets, income statements and cash flow statements on a quarterly basis for the remaining Fiscal Year following the Closing Date and on an annual basis for each year through the Fiscal Year ending June 24, 2023.
(iv)
Solvency Certificate. The Borrower shall have delivered to the Administrative Agent a certificate, in substantially the form of Exhibit J attached hereto, and certified as accurate by the chief financial officer of the Borrower.
(v)
Payment at Closing. The Borrower shall have paid or made arrangements to pay contemporaneously with closing (A) to the Administrative Agent, the Arranger and the Lenders, the fees set forth or referenced in Section 5.3 and any other accrued and unpaid fees or commissions due hereunder, (B) all documented and reasonable fees, charges and disbursements of one primary counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced at least three days prior to the Closing Date and (C) to the Administrative Agent and any Lender, such amount as may be due pursuant to this Agreement, in each case to the extent invoiced at least three Business Days prior to the Closing Date.
(f)
PATRIOT Act, etc. The Borrower and each of the Subsidiary Guarantors shall have provided to the Administrative Agent and the Lenders the documentation and other information reasonably requested by the Administrative Agent at least ten Business Days prior to the Closing Date in order to comply with requirements of the PATRIOT Act, applicable “know your customer” and anti-money laundering rules and regulations.

Without limiting the generality of the provisions of the last paragraph of Section 11.3, for purposes of determining compliance with the conditions specified in this Section 6.1, the Administrative

Agent and each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 6.2.
Conditions to All Extensions of Credit (including any Extensions of Credit on the Closing Date). Subject to the Limited Condition Transaction Provisions in the case of a Limited Condition Transaction, the obligations of the Lenders to make or participate in any Extensions of Credit (including any Extensions of Credit on the Closing Date) and/or any Issuing Lender to issue or extend any Letter of Credit are subject to the satisfaction of the following conditions precedent on the relevant borrowing, issuance or extension date:
(a)
Continuation of Representations and Warranties. Except as otherwise provided in Section 5.13 with respect to Incremental Term Loans and Incremental Revolving Credit Increases, the representations and warranties contained in Article VII shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, on and as of such borrowing, issuance or extension date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date); provided that on the date of the consummation of any Permitted Acquisition, the only representations and warranties the truth of which shall be a condition precedent to the incurrence of Revolving Credit Loans used solely to fund such Permitted Acquisition (and related fees and expenses) shall be the Specified Representations.
(b)
No Existing Default. Except as otherwise provided in Section 5.13 with respect to Incremental Term Loans and Incremental Revolving Credit Increases, no Default or Event of Default shall have occurred and be continuing (i) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) on the issuance or extension date with respect to such Letter of Credit or after giving effect to the issuance or extension of such Letter of Credit on such date; provided that in the case of any incurrence of Revolving Credit Loans used solely to fund a Permitted Acquisition, this clause (b) shall apply only to any Specified Event of Default.
(c)
Notices. The Administrative Agent shall have received a Notice of Borrowing or Letter of Credit Application as applicable, from the Borrower in accordance with Section 2.3(a), Section 3.2 or Section 4.2, as applicable. The submission by the Borrower of each Notice of Borrowing and each Letter of Credit Application after the Closing Date shall be deemed to be a representation and warranty by the Borrower that each of the statements set forth in Sections 6.2(a) and 6.2(b) is true and correct as of the date of such notice.

(d)
New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES

To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make Extensions of Credit, the Credit Parties hereby represent and warrant to the Administrative Agent and the Lenders both before and after giving effect to the Transactions and other transactions contemplated hereunder, which representations and warranties shall be deemed made on the Closing Date and as otherwise set forth in Section 6.2, that:

SECTION 7.1.
Organization; Power; Qualification. Each Credit Party and each Restricted Subsidiary thereof (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation (to the extent such concept is applicable in the relevant jurisdiction), (b) has the power and authority to own its Properties and to carry on its business as now being and hereafter proposed to be conducted and (c) is duly qualified and authorized to do business in each jurisdiction in which the character of its Properties or the nature of its business requires such qualification and authorization except in jurisdictions where the failure to be so qualified or in good standing would not reasonably be expected to result in a Material Adverse Effect. The jurisdictions in which each Credit Party and each Restricted Subsidiary thereof are organized as of the Closing Date are described on Schedule 7.1.
SECTION 7.2.
Ownership. Each Restricted Subsidiary of each Credit Party as of the Closing Date is listed on Schedule 7.2. As of the Closing Date, the capitalization of each Credit Party and its Restricted Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 7.2. All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable (to the extent such concepts are applicable in the relevant jurisdiction) and not subject to any preemptive or similar rights, except as described in Schedule 7.2. The shareholders or other owners, as applicable, of each of the Borrower’s Restricted Subsidiaries and the number of shares owned by each as of the Closing Date are described on Schedule 7.2. As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or require the issuance of Equity Interests of any Credit Party (other than the Borrower) or any Restricted Subsidiary thereof, except as described on Schedule 7.2.
SECTION 7.3.
Authorization; Enforceability. Each Credit Party has the right, power and authority and has taken all necessary organizational action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of each Credit Party that is a party thereto, and each such document constitutes the legal, valid and binding obligation against such Credit Party, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies and requirements of reasonableness, good faith and fair dealing.
SECTION 7.4.
Compliance of Agreement, Loan Documents and Borrowing With Laws, Etc. The execution, delivery and performance by each Credit Party of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the Extensions of Credit hereunder and the transactions contemplated hereby or thereby do not (a) require any Governmental Approval that has not been obtained or violate any Applicable Law relating to any Credit Party where the failure to obtain such Governmental Approval or such violation would reasonably be expected to have a Material Adverse Effect, (b) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Credit Party, (c) conflict with, result in a breach of or constitute a default under any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (d) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Permitted Liens.
SECTION 7.5.
Compliance With Law; Governmental Approvals. Each Credit Party and each Restricted Subsidiary thereof (a) has all material Governmental Approvals required by any Applicable Law for it to conduct its business, (b) is in compliance with each material Governmental Approval applicable to it and in material compliance with all other Applicable Laws relating to it or any of its respective properties and (c) has timely filed all material reports, documents and other materials required to be filed by it under all Applicable Laws with any Governmental Authority and has retained all material records and documents required to be retained by it under Applicable Law, except in each case of clauses (a), (b) and (c) where the failure to have, comply or file would not reasonably be expected to have a Material Adverse Effect.
SECTION 7.6.
Tax Returns and Payments. Each Credit Party and each Restricted Subsidiary thereof has duly filed or caused to be filed all income and other tax returns required by Applicable Law to be filed (except for extensions duly obtained), and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the relevant Credit Party), in each case except to the extent that failure to do so would not reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, except as set forth on Schedule 7.6, there is no ongoing audit or examination or, to its knowledge, other investigation by any Governmental Authority of the tax liability of any Credit Party or any Restricted Subsidiary thereof. No Governmental Authority has asserted any Lien or, to any Credit Party’s knowledge, other claim against any Credit Party or any Restricted Subsidiary thereof with respect to material unpaid taxes which has not been discharged or resolved (other than (a) any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the relevant Credit Party and (b) Permitted Liens).
SECTION 7.7.
Intellectual Property Matters. Each Credit Party and each Restricted Subsidiary thereof owns or possesses rights to use all material franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, service mark, service mark rights, trade names, trade name rights, copyrights and other rights with respect to the foregoing which are reasonably necessary to conduct its business. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and no Credit Party nor any Restricted Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations, which in either case, would reasonably be expected to have a Material Adverse Effect.
SECTION 7.8.
Environmental Matters. Except as disclosed in Schedule 7.8 or as would not reasonably be expected individually or in the aggregate, to have a Material Adverse Effect:
(a)
The properties owned, leased or operated by each Credit Party and each Restricted Subsidiary thereof now or in the past do not contain, and, to its knowledge, have not previously contained, any Hazardous Materials in amounts or concentrations which constitute or constituted a violation by any Credit Party or any Restricted Subsidiary of applicable Environmental Laws or any a permit, approval, license or other Governmental Approval issued under any Environmental Law;
(b)
each Credit Party and each Restricted Subsidiary and all operations conducted by any Credit Party or any Restricted Subsidiary in connection with all properties owned, leased or operated by each Credit Party and each Restricted Subsidiary are in compliance, and have been in compliance, with all applicable Environmental Laws or any a permit, approval, license or other Governmental Approval issued under any Environmental Law and any permit, approval, license or other Governmental Approval issued under any Environmental Law required in connection with all such operations have been obtained and have not expired or been revoked, appealed or cancelled;
(c)
no Credit Party nor any Restricted Subsidiary thereof has received any written notice of any Environmental Claim that, if adversely determined, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no Environmental Claim in connection with any of the properties owned, leased or operated by each Credit Party and each Restricted Subsidiary or the operations in connection therewith is currently pending and no Credit Party or any Restricted Subsidiary thereof has knowledge or reason to believe that a notice of Environmental Claim will be received or is being threatened or that there are any conditions or operations that would reasonably be expected to form the basis of an Environmental Claim at any of the properties owned, leased or operated by each Credit Party and each Restricted Subsidiary;

(d)
Hazardous Materials have not been transported or disposed of from the properties owned, leased or operated by any Credit Party or any Restricted Subsidiary thereof in violation by any Credit Party or any Restricted Subsidiary of, or in a manner or to a location which would reasonably be expected to give rise to liability of any Credit Party or any Restricted Subsidiary under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation by any Credit Party or any Restricted Subsidiary of, or in a manner that would reasonably be expected to give rise to liability of any Credit Party or any Restricted Subsidiary under, any applicable Environmental Laws; and
(e)
there has been no past release, nor is there any present release or threat of release, of Hazardous Materials at, on, under, in, or migrating to or from properties owned, leased or operated by any Credit Party or any Restricted Subsidiary, now or in the past, in violation of or in amounts or in a manner that would give rise to liability under applicable Environmental Laws.
SECTION 7.9.
Employee Benefit Matters. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. There are no pending or, to the knowledge of each Credit Party and each Restricted Subsidiary thereof, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Employee Benefit Plan that would reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Employee Benefit Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect. Except as would not reasonably be expected to result in a Material Adverse Effect, no Credit Party or Restricted Subsidiary thereof has any liability with respect to employees or former employees for any post-retirement benefit under any “employee welfare plan” (as defined in Section 3(1) of ERISA), other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, Section 4980B of the Code or applicable state law.
SECTION 7.10.
Margin Stock. No Credit Party nor any Restricted Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for any purpose that violates the provisions of Regulation T, U or X of such Board of Governors.
SECTION 7.11.
Government Regulation. No Credit Party nor any Restricted Subsidiary thereof is an “investment company,” as such term is defined or used in the Investment Company Act of 1940).
SECTION 7.12.
Material Contracts. Schedule 7.12 sets forth a complete and accurate list of all Material Contracts of each Credit Party and each Restricted Subsidiary thereof in effect as of the Closing Date. Other than as set forth in Schedule 7.12 or as would not reasonably be expected to have a Material Adverse Effect, as of the Closing Date, each such Material Contract is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof. As of the Closing

Date, no Credit Party nor any Restricted Subsidiary thereof (nor, to its knowledge, any other party thereto) is in breach of or in default under any Material Contract in any respect that would reasonably be expected to have a Material Adverse Effect.
SECTION 7.13.
Financial Statements. The audited and unaudited financial statements delivered pursuant to Section 6.1(e)(i) fairly present, in all material respects, on a Consolidated basis the assets, liabilities and financial position of the Borrower and its Subsidiaries, taken as a whole, as at such dates, and the results of the operations and cash flow for the periods then ended (other than customary year-end adjustments for unaudited financial statements and the absence of footnotes from unaudited financial statements). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP (other than the absence of footnotes from unaudited financial statements). The pro forma financial statements delivered pursuant to Section 6.1(e)(ii) and the projections delivered pursuant to Section 6.1(e)(iii) and were prepared in good faith on the basis of the assumptions stated therein, which assumptions are believed to be reasonable in light of then existing conditions except that such financial projections and statements shall be subject to normal year end closing and audit adjustments (it being recognized by the Lenders that projections are not to be viewed as facts and that the actual results during the period or periods covered by such projections may vary materially from such projections).
SECTION 7.14.
No Material Adverse Change. Since June 27, 2020, there has been no material adverse change in the properties, business, operations or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole, and no event has occurred or circumstance arisen, either individually or in the aggregate, that would reasonably be expected to have a Material Adverse Effect.
SECTION 7.15.
Solvency. As of the Closing Date, after giving effect to the Transactions, the Credit Parties, on a Consolidated basis, are Solvent.
SECTION 7.16.
Title to Properties. As of the Closing Date, the real property listed on Schedule 7.16 constitutes all of the real property that is owned, leased (to the extent, with respect to any individual property, annual lease payments exceed $1,000,000 in the aggregate) or subleased by any Credit Party or any of its Restricted Subsidiaries. Each Credit Party and each Restricted Subsidiary thereof has such title to the real property owned or leased by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, except (i) those which have been disposed of by the Credit Parties and their Restricted Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder and (ii) as would not reasonably be expected to have a Material Adverse Effect.
SECTION 7.17.
Litigation. Except for matters existing on the Closing Date and set forth in Schedule 7.17, there are no material actions, suits or proceedings pending nor, to its knowledge, threatened in writing against or in any other way relating adversely to or affecting any Credit Party or any Restricted Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority that would reasonably be expected to have a Material Adverse Effect.

SECTION 7.18.
Anti-Terrorism; Anti-Money Laundering; Anti-Corruption. No Credit Party nor any of its Restricted Subsidiaries or, to their knowledge, any of their Related Parties (i) is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), (ii) is in violation of (A) the Trading with the Enemy Act, (B) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) or any enabling legislation or executive order relating thereto or (C) the PATRIOT Act (collectively, the “Anti-Terrorism Laws”) or (iii) is a Sanctioned Person. No part of the proceeds of any Extension of Credit hereunder will be used by any Credit Party or any Subsidiary thereof unlawfully directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country, or in any other manner that will result in any violation by any Credit Party or any Subsidiary thereof of any Anti-Terrorism Laws.
SECTION 7.19.
Senior Indebtedness Status. The Obligations of each Credit Party and each Restricted Subsidiary thereof under this Agreement and each of the other Loan Documents ranks and shall continue to rank at least senior in priority of payment to all Subordinated Indebtedness and all senior unsecured Indebtedness of each such Person and is designated as “Senior Indebtedness” under all instruments and documents, now or in the future, relating to all Subordinated Indebtedness and all senior unsecured Indebtedness of such Person.
SECTION 7.20.
Disclosure. (a) The written information furnished in writing to the Administrative Agent and the Lenders, by or on behalf of any Credit Party or any Restricted Subsidiary thereof to the Administrative Agent or any Lender, in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) (other than (i) the projections (including the Projections), estimates, other financial forecasts and budgets, pro forma information or other forward-looking information and (ii) information of a general economic or industry specific nature, information and reports prepared by third-party advisors and information with respect to third parties), when taken as a whole, and after giving effect to any updates provided, does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not materially misleading and (b) all written financial projections furnished in writing to the Administrative Agent and the Lenders, by or on behalf of any Credit Party or any Restricted Subsidiary thereof to the Administrative Agent or any Lender, in connection with the transactions contemplated hereby, when taken as a whole, have been prepared in good faith based upon assumptions that are believed by the Borrower (or the preparer thereof) to be reasonable at the time prepared; it being understood that (i) the Projections are merely a prediction as to future events and are not to be viewed as facts or a guarantee of financial performance, (ii) the Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Credit Parties, (iii) no assurance can be given that any particular Projections will be realized and that actual results during the period or periods covered by any such Projections may differ significantly from the projected results and such differences may be material and (iv) the financial statements only contain such disclosures as are required by GAAP.

ARTICLE VIII

AFFIRMATIVE COVENANTS

Until all of the Obligations (other than contingent indemnification obligations not then due) have been paid and satisfied in full in cash, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Commitments terminated, each Credit Party will, and will cause each of its Restricted Subsidiaries to:

SECTION 8.1.
Financial Statements and Budgets. Deliver to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):
(a)
Annual Financial Statements. Within 90 days after the end of each Fiscal Year (commencing with the Fiscal Year ending June 26, 2021), an audited Consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows for such Fiscal Year and a report containing management’s discussion and analysis of such financial statements for such Fiscal Year, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year. Such annual financial statements shall be audited by KPMG LLP or any other independent certified public accounting firm of recognized national standing reasonably acceptable to the Administrative Agent, and accompanied by a report and opinion thereon by such certified public accountants prepared in accordance with generally accepted auditing standards that is not subject to any “going concern,” explanatory language or exception or any qualification as to the scope of such audit (except for qualifications pertaining to debt maturities occurring within 12 months of such audit or a breach or anticipated breach of a financial covenant).
(b)
Quarterly Financial Statements. Within 45 days after the end of the first three Fiscal Quarters of each Fiscal Year (commencing with the Fiscal Quarter ending March 27, 2021), an unaudited Consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of the close of such Fiscal Quarter and unaudited Consolidated statements of income, retained earnings and cash flows for such Fiscal Quarter and a report containing management’s discussion and analysis of such financial statements for the Fiscal Quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Restricted Subsidiaries on a Consolidated basis as of their respective dates and the results of operations of the Borrower and its Restricted Subsidiaries for the respective periods then ended, subject to normal year-end adjustments and the absence of footnotes.

(c)
Annual Business Plan and Budget. Within 60 days after the end of each Fiscal Year, a projected Consolidated income statement, balance sheet and statement of cash flows of the Borrower and its Restricted Subsidiaries on a quarterly basis for the upcoming Fiscal Year.
SECTION 8.2.
Certificates; Other Reports. Deliver to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):
(a)
at each time financial statements are delivered pursuant to Sections 8.1(a) or (b), a duly completed Officer’s Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower, which (i) states that no Default or Event of Default has occurred and is continuing, or, if any such Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and what action the Borrower proposes to take with respect thereto, (ii) sets forth, for the Fiscal Quarter or Fiscal Year covered by such Financial Statements or as of the last day of such Fiscal Quarter or Fiscal Year (as the case may be), the calculation of the financial ratios and tests provided in Section 9.15 (including a reconciliation to GAAP for all non-GAAP figures), including a certification as to whether the Consolidated Interest Coverage Ratio Testing Condition is in effect for the applicable Fiscal Quarter and (iii) sets forth, with respect to each Non-Pledged Subsidiary, the amount of (x) tangible assets and owned intellectual property (valued at the greater of book value or Fair Market Value) as of the last day of the Fiscal Quarter or Fiscal Year covered by such Financial Statements and (y) revenues (excluding intercompany revenues) for the period of four consecutive Fiscal Quarters ending on the last day of the Fiscal Quarter or Fiscal Year covered by such Financial Statements;
(b)
promptly after the same are available, copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(c)
promptly after the request therefor, such other information and documentation required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (including the PATRIOT Act), as from time to time reasonably requested by the Administrative Agent or any Lender; and
(d)
such other information regarding the operations, business affairs and financial condition of any Credit Party or any Restricted Subsidiary thereof as the Administrative Agent or any Lender may reasonably request.

Documents required to be delivered pursuant to Sections 8.1(a), 8.1(b), 8.2(b) or 8.2(c) (to the extent any such documents are included in materials otherwise filed with the SEC) or Section 8.1(c) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed in Section 12.1; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify the Administrative Agent (by electronic mail), which upon receipt shall promptly notify each Lender, of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions of such documents. Except for such Officer’s Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the Issuing Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, SyndTrak Online or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive MNPI with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, the Issuing Lenders and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 12.10); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”.

SECTION 8.3.
Notice of Litigation and Other Matters. Promptly notify the Administrative Agent in writing of (which shall promptly make such information available to the Lenders in accordance with its customary practice):
(a)
the occurrence of any Default or Event of Default;
(b)
the filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against any Credit Party or any Restricted Subsidiary thereof or any of their respective properties, assets or businesses in each case that if adversely determined would reasonably be expected to result in a Material Adverse Effect;
(c)
the occurrence of any of the following, that alone or taken together with the occurrence of any event specified in this Section 8.3(c) that have occurred, would reasonably be expected to result in a Material Adverse Effect: (i) all notices received by any Credit Party or any ERISA Affiliate of the PBGC’s intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (ii) all notices received by any Credit Party or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iii) the Borrower obtaining knowledge or reason to know that any Credit Party or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA; and
(d)
any development that has resulted in, or would reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to Section 8.3 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 8.3(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

SECTION 8.4.
Preservation of Corporate Existence and Related Matters. Except as permitted by Section 9.4, preserve and maintain its separate legal existence and all rights, franchises, licenses and privileges necessary to the conduct of its business taken as a whole in the ordinary course of business, and qualify and remain qualified as a foreign corporation or other entity and authorized to do business in each jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect.
SECTION 8.5.
Maintenance of Property and Licenses.
(a)
Protect and preserve all Properties necessary in and material to the conduct of its business, including copyrights, patents, trade names, service marks and trademarks; maintain in good working order and condition, ordinary wear and tear excepted, all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all repairs, renewals and replacements thereof and additions to such Property necessary for the conduct of its business, in each case except as such action or inaction would not reasonably be expected to result in a Material Adverse Effect.
(b)
Maintain, in full force and effect in all material respects, each license, permit, certification, qualification, approval or franchise issued by any Governmental Authority (each a “License”) required for each of them to conduct their respective businesses as presently conducted, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
SECTION 8.6.
Insurance. Maintain insurance with financially sound and reputable insurance companies against at least such risks and in at least such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law (including hazard and business interruption insurance). All such insurance shall, (a) provide that no cancellation or material modification thereof shall be effective until at least 10 days after receipt by the Administrative Agent of written notice thereof (unless the applicable insurance company will not include such provision after the Borrower has used commercially reasonable efforts to obtain the same), (b) name the Administrative Agent as an additional insured party thereunder and (c) in the case of each casualty insurance policy, name the Administrative Agent as lender’s loss payee. From time to time after the Closing Date deliver to the Administrative Agent upon its reasonable request information in reasonable detail as to the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby. Notwithstanding the foregoing, any Credit Party or any Restricted Subsidiary may self‑insure against such risks and in such amounts as are customary in the Borrower’s industry.
SECTION 8.7.
Accounting Methods and Financial Records. Maintain a system of accounting, and keep in all material respects, proper books of record and account in which true and correct entries in all material respects in conformity, in all material respects, with GAAP and Applicable Law are made of all material dealings and material transactions in relation to its business and activities.
SECTION 8.8.
Payment of Taxes and Other Obligations. Pay and perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its Property and (b) all other Indebtedness, obligations and liabilities in accordance with customary trade practices, except where the failure to pay or perform such items described in clauses (a) or (b) of this Section would not reasonably be expected to have a Material Adverse Effect; provided that the Borrower or such Restricted Subsidiary may contest any item described in clause (a) of this Section in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.
SECTION 8.9.
Compliance with Laws and Approvals. Remain in compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
SECTION 8.10.
Environmental Laws. In addition to and without limiting the generality of Section 8.9, (a) comply with, and take commercially reasonable steps to ensure such compliance by all tenants and subtenants with all applicable Environmental Laws and obtain and comply with and maintain, and take commercially reasonable steps to ensure that all tenants and subtenants, if any, obtain and comply with and maintain, any and all Governmental Approvals or other licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws and (b) conduct and complete all investigations, assessments, studies, sampling and testing, and all remedial, removal, disposal, monitoring, mitigation, reporting, management and other actions required under Environmental Laws, and promptly comply with all notices, orders and directives of any Governmental Authority regarding Environmental Laws, in each case of clauses (a) or (b), except as would not reasonably be expected to have a Material Adverse Effect.
SECTION 8.11.
Compliance with ERISA. In addition to and without limiting the generality of Section 8.9, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) comply with applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (ii) not take any action or fail to take action the result of which would reasonably be expected to result in a liability to the PBGC or to a Multiemployer Plan and (iii) not participate in any transaction that would result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.
SECTION 8.12.
Visits and Inspections. Permit representatives of the Administrative Agent, from time to time upon not less than five Business Days’ prior written notice and at such times during normal business hours, all at the expense of the Borrower, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects; provided that excluding any such visits and inspections during the continuation of an Event of Default, the Administrative Agent shall not exercise such rights more often than one time during any calendar year at the Borrower’s expense; provided further that upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may do any of the foregoing during normal business hours upon not less than one Business Day’s prior written notice at the expense of the Borrower. The Borrower acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain reports pertaining to the Borrower and its Subsidiaries’ assets for internal use by the Administrative Agent and the Lenders; provided that if any such report contains MNPI, it shall not be distributed to a Public Lender. The Borrower and its Subsidiaries shall have no obligation to discuss or disclose to Administrative Agent, any Lender, or any of their officers, directors, employees or agents, materials protected by attorney‑client privilege (including any attorney work product) and materials that the Credit Parties or any of their Restricted Subsidiaries may not disclose without violation of a material confidentiality obligation binding upon it. Upon the request of the Administrative Agent or the Required Lenders, participate in a meeting of the Administrative Agent and Lenders once during each Fiscal Year, which meeting will be held at the Borrower’s corporate offices (or such other location (including telephonically) as may be agreed to by the Borrower and the Administrative Agent) at such time as may be agreed by the Borrower and the Administrative Agent.
SECTION 8.13.
Additional Subsidiaries; Immaterial Subsidiaries.
(a)
Additional Domestic Subsidiaries. Promptly after the creation or acquisition of any Domestic Subsidiary (other than an Excluded Subsidiary) or after any Excluded Subsidiary ceases to be an Excluded Subsidiary (and, in any event, within 45 days after such creation or acquisition or such date such Domestic Subsidiary ceases to be an Excluded Subsidiary, as such time period may be extended by the Administrative Agent in its sole discretion) cause such Person to (i) become a Subsidiary Guarantor by delivering to the Administrative Agent a duly executed supplement to the Subsidiary Guaranty Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, (ii) grant a security interest in all Collateral specified in the Security Documents (subject to the exceptions specified in the applicable Security Document, including with respect to Excluded Assets (as defined in the Collateral Agreement)) owned by such Subsidiary by delivering to the Administrative Agent a duly executed supplement to each applicable Security Document or such other document as the Administrative Agent shall deem appropriate for such purpose and comply with the terms of each applicable Security Document, (iii) deliver to the Administrative Agent such opinions, documents and certificates referred to in Section 6.1 as may be reasonably requested by the Administrative Agent, (iv) if the Equity Interests of such Subsidiary are certificated, deliver to the Administrative Agent such original certificated Equity Interests or other certificates and stock or other transfer powers evidencing the Equity Interests of such Subsidiary and (v) deliver to the Administrative Agent such updated Schedules to the Loan Documents as reasonably requested by the Administrative Agent with respect to such Person. For purposes of this Section 8.13(a), compliance with applicable foreign law with respect to the grant, creation and perfection of Liens on and security interests in the Collateral will not be required.
(b)
Additional Foreign Subsidiaries. Notify the Administrative Agent promptly after any Person becomes a Material First Tier Foreign Subsidiary, and at the request of the Administrative Agent, promptly thereafter (and, in any event, within 45 days after such request, as such time period may be extended by the Administrative Agent in its sole discretion), cause (i) the applicable Credit Party to deliver to the Administrative Agent a Foreign Pledge Agreement pledging 65% of the total outstanding voting Equity Interests (and 100% of the non-voting Equity Interests) of any such new Material First Tier Foreign Subsidiary and a consent thereto executed by such new Material First Tier Foreign Subsidiary (including if applicable, original certificated Equity Interests (or the equivalent thereof pursuant to the Applicable Laws and practices of any relevant foreign jurisdiction) evidencing the Equity Interests of such new Material First Tier Foreign Subsidiary, together with an appropriate undated stock or other transfer power for each certificate duly executed in blank by the registered owner thereof), (ii) such Person to deliver to the Administrative Agent such opinions, documents and certificates referred to in Section 6.1 as may be reasonably requested by the Administrative Agent, (iii) such Person to deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with regard to such Person and (iv) such Person to deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.
(c)
Merger Subsidiaries. Notwithstanding the foregoing, to the extent any new Restricted Subsidiary is created solely for the purpose of consummating a merger transaction pursuant to a Permitted Acquisition, and such new Restricted Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such merger transaction, such new Restricted Subsidiary shall not be required to take the actions set forth in Section 8.13(a) or (b), as applicable, until the consummation of such Permitted Acquisition (at which time, the surviving entity of the respective merger transaction shall be required to so comply with Section 8.13(a) or (b), as applicable, within 45 days after the consummation of such Permitted Acquisition, as such time period may be extended by the Administrative Agent in its sole discretion).
(d)
Immaterial Subsidiaries. If on any date either (i) the aggregate amount of tangible assets and owned intellectual property (valued at the greater of book value or Fair Market Value) of all Non-Pledged Subsidiaries or (ii) the aggregate amount of revenues (excluding intercompany revenues) for the period of four consecutive Fiscal Quarters most recently ended for which financial statements have been delivered pursuant to Section 8.1(a) or 8.1(b) of all Non-Pledged Subsidiaries exceeds $50,000,000, promptly (and, in any event, within 45 days after such date, as such time period may be extended by the Administrative Agent in its sole discretion) cause one or more Non-Pledged Subsidiaries to become Subsidiary Guarantors or Pledged Foreign Subsidiaries in accordance with Section 8.13(a) or (b), as applicable, such that after giving effect thereto, the aggregate amount of tangible assets and owned intellectual property (valued at the greater of book value or Fair Market Value) and the aggregate amount of revenues (excluding intercompany revenues) for the period of four consecutive Fiscal Quarters most recently ended for which financial statements have been delivered pursuant to Section 8.1(a) or 8.1(b) of all Non-Pledged Subsidiaries is, in each case, less than $50,000,000.
(e)
Exclusions. The provisions of this Section 8.13 shall not apply to assets where the cost or burden of obtaining a security interest therein or perfection thereof outweighs the benefit to the Lenders afforded thereby, as agreed in writing by the Borrower and the Administrative Agent.
SECTION 8.14.
Designation of Subsidiaries. The Board of Directors of the Borrower may at any time designate (or redesignate) any Subsidiary of the Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing (including after giving effect to the reclassification of Investments in, Indebtedness of and Liens on the assets of, the applicable Restricted Subsidiary or Unrestricted Subsidiary), (ii) after giving effect to such designation, the Borrower shall be in compliance with financial covenants set forth in Section 9.15 as in effect on the First Amendment Effective Date (whether or not then in effect) calculated on a Pro Forma Basis as of the last day of the four consecutive Fiscal Quarter period most recently ended for which the Borrower has delivered financial statements pursuant to Section 8.1(a) or 8.1(b), prior to such designation, (iii) each Subsidiary to be designated as “unrestricted” and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender thereof has recourse to any of the assets of the Borrower or any Restricted Subsidiary, (iv) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated an Unrestricted Subsidiary or if it is a Restricted Subsidiary for purposes of any Subordinated or unsecured Indebtedness and (v) no Unrestricted Subsidiary shall own any Equity Interests of any Restricted Subsidiary. The designation of any Subsidiary of the Borrower as an Unrestricted Subsidiary shall constitute an Investment by the Borrower or its applicable Restricted Subsidiary therein at the date of designation in an amount equal to the portion of the Fair Market Value of the net assets of such Person attributable to the Borrower’s or its applicable Restricted Subsidiary’s equity interest therein as reasonably estimated by the Borrower (and such designation shall only be permitted to the extent such Investment is permitted under Section 9.3). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence or making at the time of designation of any Investments, Indebtedness or Liens of such Subsidiary existing at such time. As of the Closing Date, there are no Unrestricted Subsidiaries.
SECTION 8.15.
Use of Proceeds.
(a)
The Borrower shall use the proceeds of the Revolving Credit Facility (i) to refinance certain existing Indebtedness of the Borrower and (ii) for working capital and general corporate purposes of the Borrower and its Restricted Subsidiaries, including for Permitted Stock Repurchases and other Restricted Payments and Permitted Acquisitions.
(b)
The Borrower shall use the proceeds of the First Amendment Incremental Term Loans to finance, in part, the First Amendment Transactions.
(c)
The Borrower shall use the proceeds of any Incremental Term Loans incurred after the First Amendment Effective Date and any Incremental Revolving Credit Increase as permitted pursuant to Section 5.13, as applicable.
SECTION 8.16.
Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any Applicable Law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Credit Parties.
SECTION 8.17.
Compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions; Beneficial Ownership Regulation. (a) Maintain in effect and enforce policies and procedures designed to promote and achieve compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with all applicable anti-corruption laws, anti-money laundering laws and sanctions administered or enforced by OFAC, the United Nations Security Council, the European Union or Her Majesty’s Treasury, (b) notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification (or a certification that the Borrower qualifies for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation) of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (or, if applicable, the Borrower ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation) and (c) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or directly to such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.
ARTICLE IX

NEGATIVE COVENANTS

Until all of the Obligations (other than contingent, indemnification obligations not then due) have been paid and satisfied in full in cash, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Commitments terminated, the Credit Parties will not, and will not permit any of their respective Restricted Subsidiaries to.

SECTION 9.1.
Indebtedness. Create, incur, assume or suffer to exist any Indebtedness except:

(a)
the Obligations;
(b)
Indebtedness and obligations owing under Hedge Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;
(c)
Indebtedness existing on the Closing Date and listed on Schedule 9.1;
(d)
Indebtedness Incurred in connection with Capital Leases and purchase money Indebtedness in an aggregate principal amount at any time outstanding not to exceed the greater of (i) $50,000,000 and (ii) 17.5% of Consolidated EBITDA for the most recently ended Test Period, determined as of the date of Incurrence of such Indebtedness;
(e)
Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary or assets were acquired from such Person in connection with an Investment permitted pursuant to Section 9.3, to the extent that (i) such Indebtedness was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or the acquisition of such assets, (ii) neither the Borrower nor any Restricted Subsidiary thereof (other than such Person or any other Person that such Person merges with or that acquires the assets of such Person) shall have any liability or other obligation with respect to such Indebtedness and (iii) the aggregate principal amount of such Indebtedness at any time outstanding does not exceed the greater of (i) $50,000,000 and (ii) 17.5% of Consolidated EBITDA for the most recently ended Test Period, determined as of the date of Incurrence of such Indebtedness;
(f)
Guaranty Obligations with respect to Indebtedness permitted pursuant to subsections (a) through (e) of this Section;
(g)
unsecured intercompany Indebtedness:
(i)
owed by any Credit Party to another Credit Party;
(ii)
owed by any Credit Party to any Non-Credit Party (provided that such Indebtedness shall be subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent);
(iii)
owed by any Non-Credit Party to any other Non-Credit Party; and
(iv)
owed by any Non-Credit Party to any Credit Party to the extent permitted pursuant to Section 9.3(a)(vi);
(h)
Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business;
(i)
Subordinated Indebtedness of the Borrower and its Restricted Subsidiaries; provided that in the case of each Incurrence of such Subordinated Indebtedness, (i) no Default or Event of Default shall have occurred and be continuing or would be caused by the Incurrence of such

Subordinated Indebtedness and (ii) the Administrative Agent shall have received satisfactory written evidence that the Borrower would be in compliance with the financial covenants set forth in Section 9.15 as in effect on the First Amendment Effective Date on a Pro Forma Basis immediately after giving effect to the issuance of any such Subordinated Indebtedness; provided, further that the maturity of such Subordinated Indebtedness shall be no earlier than a date that is six months after the Latest Maturity Date and such Subordinated Indebtedness shall have no principal payments prior to a date that is six months after the Latest Maturity Date;
(j)
Indebtedness under performance bonds, surety bonds, release, appeal and similar bonds, statutory obligations or with respect to workers’ compensation claims, in each case Incurred in the ordinary course of business, and reimbursement obligations in respect of any of the foregoing;
(k)
Indebtedness incurred in the ordinary course of business in connection with the financing of insurance premiums;
(l)
Indebtedness for bank products (including cash management services and commercial credit cards and obligations under Cash Management Agreements) incurred in the ordinary course of business;
(m)
obligations under take or pay contracts entered into with suppliers and manufacturers;
(n)
Indebtedness of any Credit Party or any Restricted Subsidiary consisting of obligations under deferred compensation or other similar arrangements incurred by such Person in connection with any Permitted Acquisition or any Investment expressly permitted hereunder or otherwise under deferred compensation plans entered into in the ordinary course of business;
(o)
Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the greater of (i) $50,000,000 and (ii) 17.5% of Consolidated EBITDA for the most recently ended Test Period, determined as of the date of Incurrence of such Indebtedness;
(p)
Indebtedness of any Credit Party or any Restricted Subsidiary thereof not otherwise permitted pursuant to this Section in an aggregate principal amount at any time outstanding not to exceed the greater of (i) $75,000,000 and (ii) 25% of Consolidated EBITDA for the most recently ended Test Period, determined as of the date of Incurrence of such Indebtedness;
(q)
Indebtedness incurred in a Permitted A/R Financing;
(r)
unsecured Indebtedness of the Borrower and its Restricted Subsidiaries; provided that in the case of each Incurrence of such Indebtedness, (i) no Default or Event of Default shall have occurred and be continuing or would be caused by the Incurrence of such Indebtedness and (ii) the Administrative Agent shall have received satisfactory written evidence that the Borrower would be in compliance with the financial covenants set forth in Section 9.15 as in effect on the First Amendment Effective Date on a Pro Forma Basis immediately after giving effect to the issuance of any such Indebtedness; provided, further that the maturity of such unsecured Indebtedness shall be no earlier than a date that is 91 days after the Latest Maturity Date and such Indebtedness shall have no principal payments prior to a date that is 91 days after the Latest Maturity Date;
(s)
the 2029 Notes; and
(t)
any Permitted Refinancing Indebtedness.
SECTION 9.2.
Liens. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its Property, whether now owned or hereafter acquired, except:
(a)
Liens created pursuant to the Loan Documents (including Liens in favor of the Swingline Lender and/or the Issuing Lenders, as applicable, on Cash Collateral granted pursuant to the Loan Documents);
(b)
Liens in existence on the Closing Date and described on Schedule 9.2, and the replacement, renewal or extension thereof (including Liens Incurred, assumed or suffered to exist in connection with any refinancing, refunding, renewal or extension of Indebtedness pursuant to Section 9.1(c) (solely to the extent that such Liens were in existence on the Closing Date and described on Schedule 9.2)); provided that the scope of any such Lien shall not be increased, or otherwise expanded, to cover any additional property or type of asset, as applicable, beyond that in existence on the Closing Date, except for products and proceeds of the foregoing;
(c)
Liens for taxes, assessments and other governmental charges or levies (i) not yet due or as to which the period of grace (not to exceed 60 days), if any, related thereto has not expired or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;
(d)
the claims of materialmen, mechanics, carriers, warehousemen, processors, repairmen, construction contractors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which (i) are not overdue for a period of more than 90 days, or if more than 90 days overdue, such Liens are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP and (ii) do not, individually or in the aggregate, materially impair the use thereof in the operation of the business of the Borrower or any of its Restricted Subsidiaries;
(e)
(i) deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance and other types of social security or similar legislation, or to secure the performance of bids, earnest money, trade contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds, payment obligations in connection with health, disability, other employee benefits or self-insurance and similar obligations and other obligations of a like nature incurred in the ordinary course of business, in each case, so long as no foreclosure sale or similar proceeding has been commenced with respect to any portion of the Collateral on account thereof and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit

of) insurance carriers providing property, casualty or liability insurance to any Credit Party or any Restricted Subsidiary;
(f)
encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate do not, in any case, materially impair the use thereof in the ordinary conduct of business;
(g)
Liens arising from the filing of precautionary UCC financing statements relating solely to personal property leased pursuant to operating leases entered into in the ordinary course of business of the Borrower and its Restricted Subsidiaries;
(h)
Liens securing Indebtedness permitted under Section 9.1(d); provided that (i) such Liens shall be created within 120 days of the acquisition, repair, improvement or lease, as applicable, of the related Property, (ii) such Liens do not at any time encumber any property other than the Property financed by such Indebtedness and the proceeds thereof, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original price for the purchase, repair improvement or lease amount (as applicable) of such Property at the time of purchase, repair, improvement or lease (as applicable);
(i)
Liens securing judgments for the payment of money not constituting an Event of Default under Section 10.1(m) or securing appeal or other surety bonds relating to such judgments;
(j)
(i) Liens on Property (i) of any Restricted Subsidiary which are in existence at the time that such Restricted Subsidiary is acquired pursuant to a Permitted Acquisition and (ii) of the Borrower or any of its Restricted Subsidiaries existing at the time such tangible property or tangible assets are purchased or otherwise acquired by the Borrower or such Restricted Subsidiary thereof pursuant to a transaction permitted pursuant to this Agreement; provided that, with respect to each of the foregoing clauses (i) and (ii), (A) such Liens are not incurred in connection with, or in anticipation of, such Permitted Acquisition, purchase or other acquisition, (B) such Liens are applicable only to specific Property, (C) such Liens are not “blanket” or all asset Liens, (D) such Liens do not attach to any other Property of the Borrower or any of its Restricted Subsidiaries and (E) the Indebtedness and any refinancing, renewal, extension or replacement with respect thereto secured by such Liens is permitted under Section 9.1(e) of this Agreement);
(k)
Liens on assets of Foreign Subsidiaries; provided that (i) such Liens do not extend to, or encumber, assets that constitute Collateral or the Equity Interests of the Borrower or any of the Subsidiary Guarantors, and (ii) such Liens extending to the assets of any Foreign Subsidiary secure only Indebtedness Incurred by such Foreign Subsidiary pursuant to Section 9.1(c), (e), or (o);
(l)
(i) Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction or similar law of a foreign jurisdiction, (ii) Liens of any depositary bank or securities intermediary in connection with statutory, common law and contractual rights of set-off and recoupment with respect to any deposit account or securities account (or assets therein) of the Borrower or any Restricted Subsidiary thereof;
(m)
(i) contractual or statutory Liens of landlords to the extent relating to the property and assets relating to any lease agreements (or situated on a leased premises) with such landlord, and (ii) vendor retention of title and contractual Liens of suppliers (including sellers of goods) or customers granted in the ordinary course of business to the extent limited to the property or assets relating to such contract;
(n)
any interest or title of a licensor, sublicensor, lessor or sublessor with respect to any assets under any license or lease agreement entered into in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower or its Restricted Subsidiaries or materially detract from the value of the relevant assets of the Borrower or its Restricted Subsidiaries or (ii) secure any Indebtedness;
(o)
Liens to secure Indebtedness permitted under Section 9.1(k); provided that (i) such Liens are limited to securing only the unpaid premiums under the applicable insurance policy and (ii) such Liens only encumber the proceeds of the applicable insurance policy;
(p)
Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(q)
Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 9.3(g), (n) or (o) to be applied against the purchase price for such Investment and (ii) consisting of an agreement to dispose of any property in an Asset Disposition permitted under Section 9.5, in each case, solely to the extent such Investment or Asset Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;
(r)
Liens solely on any cash earnest money deposits made by any Credit Party or any Restricted Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder;
(s)
Liens not otherwise permitted hereunder on assets other than the Collateral securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed the greater of (i) $35,000,000 and (ii) 12.5% of Consolidated EBITDA for the most recently ended Test Period, determined as of the date of Incurrence of such Indebtedness;
(t)
Liens incurred in a Permitted A/R Financing encumbering only the assets subject to such Permitted A/R Financing;
(u)
Liens to secure Hedge Agreements permitted under Section 9.1(b); and

(v) Liens to secure Permitted Refinancing Indebtedness; provided that the scope of any such Lien shall not be increased, or otherwise expanded, to cover any additional property or type of asset, as applicable, beyond that which secures the applicable Original Indebtedness, except for products and proceeds of the foregoing.

SECTION 9.3.
Investments. Purchase, own, invest in or otherwise acquire (in one transaction or a series of transactions), directly or indirectly, any Equity Interests, interests in any partnership or joint venture (including the creation or capitalization of any Subsidiary), evidence of Indebtedness or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of Property in, any Person (all the foregoing, “Investments”), except:
(a)
(i) Investments existing on the Closing Date in Restricted Subsidiaries existing on the Closing Date;
(ii)
Investments existing on the Closing Date (other than Investments in Restricted Subsidiaries existing on the Closing Date) and described on Schedule 9.3;
(iii)
Investments made after the Closing Date by any Credit Party in any other Credit Party;
(iv)
Investments made after the Closing Date by any Non-Credit Party in any other Non-Credit Party;
(v)
Investments made after the Closing Date by any Non-Credit Party in any Credit Party; and

(vi) Investments made after the Closing Date by any Credit Party in any Non-Credit Party in an aggregate principal amount at any time outstanding not to exceed the greater of (i) $50,000,000 and (ii) 17.5% of Consolidated EBITDA for the most recently ended Test Period, determined as of the date of such Investment (provided that any Investments in the form of loans or advances made by any Credit Party to any Non-Credit Party pursuant to this clause (vi) shall be evidenced by a demand note in form and substance reasonably satisfactory to the Administrative Agent and shall be pledged and delivered to the Administrative Agent pursuant to the Security Documents);

(b)
Investments in cash and Cash Equivalents;
(c)
Investments by the Borrower or any of its Restricted Subsidiaries consisting of Capital Expenditures permitted by this Agreement;
(d)
deposits made in the ordinary course of business to secure the performance of leases or other obligations as permitted by Section 9.2;
(e)
Hedge Agreements permitted pursuant to Section 9.1;
(f)
purchases of assets in the ordinary course of business;

(g)
Investments by the Borrower or any Restricted Subsidiary thereof in the form of Permitted Acquisitions (subject to compliance with Section 8.13 in connection therewith, as applicable);
(h)
Investments in the form of loans and advances to officers, directors and employees in the ordinary course of business in an aggregate amount not to exceed at any time outstanding $10,000,000 (determined without regard to any write-downs or write-offs of such loans or advances);
(i)
Investments in the form of Restricted Payments permitted pursuant to Section 9.6;
(j)
Guaranty Obligations permitted pursuant to Section 9.1;
(k)
Investments in joint ventures; provided that the aggregate principal amount of all such Investments at any time outstanding shall not exceed the greater of (i) $50,000,000 and (ii) 17.5% of Consolidated EBITDA for the most recently ended Test Period, determined as of the date of such Investment;
(l)
Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;
(m)
Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business;
(n)
Investments not otherwise permitted pursuant to this Section in an aggregate amount at any time outstanding not to exceed the greater of (i) $50,000,000 and (ii) 17.5% of Consolidated EBITDA for the most recently ended Test Period, determined as of the date of such Investment; provided that, immediately before and immediately after giving pro forma effect to any such Investments, no Default or Event of Default shall have occurred and be continuing;
(o)
Investments of accounts receivables and Related Assets in Receivables SPVs to effect a Permitted A/R Financing;
(p)
Investments in Foreign Subsidiaries in an aggregate amount at any time outstanding not to exceed the greater of (i) $50,000,000 and (ii) 17.5% of Consolidated EBITDA for the most recently ended Test Period, determined as of the date of such Investment; and
(q)
other Investments so long as (x) no Default or Event of Default has occurred and is continuing or would result therefrom and (y) the Consolidated Total Leverage Ratio (after giving effect to such Investment) does not exceed the Specified Leverage on a Pro Forma basis.

For purposes of determining the amount of any Investment outstanding for purposes of this Section 9.3, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired (without adjustment for subsequent increases or decreases in the value of such Investment) less any amount realized in respect of such Investment upon the sale, collection or return of capital (not to exceed the original amount invested).

SECTION 9.4.
Fundamental Changes. Merge, consolidate or enter into any similar combination with, or enter into any Asset Disposition of all or substantially all of its assets (whether in a single transaction or a series of transactions) with, any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), except:
(a)
(i) any Wholly-Owned Subsidiary of the Borrower may be merged, amalgamated or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving entity), (ii) any Wholly-Owned Subsidiary of the Borrower may be merged, amalgamated or consolidated with or into any Subsidiary Guarantor (provided that the Subsidiary Guarantor shall be the continuing or surviving entity or simultaneously with such transaction, the continuing or surviving entity shall become a Subsidiary Guarantor and the Borrower shall comply with Section 8.13 in connection therewith) or (iii) any Wholly-Owned Subsidiary of the Borrower that is not a Credit Party may be merged, amalgamated or consolidated with or into any Pledged Foreign Subsidiary (provided that the Pledged Foreign Subsidiary shall be the continuing or surviving entity or simultaneously with such transaction, the continuing or surviving entity shall become a Pledged Foreign Subsidiary and the Borrower shall comply with Section 8.13 in connection therewith);
(b)
(i) any Non-Credit Party that is a Pledged Foreign Subsidiary may be merged, amalgamated or consolidated with or into, or be liquidated into, any other Pledged Foreign Subsidiary, (ii) any Non-Credit Party that is a Foreign Subsidiary (other than any Pledged Foreign Subsidiary) may be merged, amalgamated or consolidated with or into, or be liquidated into, any other Non-Credit Party and (iii) any Non-Credit Party that is a Domestic Subsidiary may be merged, amalgamated or consolidated with or into, or be liquidated into, any other Non-Credit Party that is a Domestic Subsidiary;
(c)
any Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to the Borrower or any Subsidiary Guarantor; provided that, with respect to any such disposition by any Non-Credit Party, the consideration for such disposition shall not exceed the fair value of such assets;
(d)
(i) any Non-Credit Party that is a Pledged Foreign Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to any other Pledged Foreign Subsidiary, (ii) any Non-Credit Party that is a Foreign Subsidiary (other than any Pledged Foreign Subsidiary) may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to any other Non-Credit Party and (iii) any Non-Credit Party that is a Domestic Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to any other Non-Credit Party that is a Domestic Subsidiary;
(e)
any Wholly-Owned Subsidiary of the Borrower may merge with or into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with any acquisition permitted hereunder (including any Permitted Acquisition permitted pursuant to Section 9.3(g)); provided that (i) in the case of any merger involving a Wholly-Owned Subsidiary that is a Domestic Subsidiary, (x) a Subsidiary Guarantor shall be the continuing or surviving entity or (y) simultaneously with such transaction, the continuing or surviving entity shall become a Subsidiary

Guarantor and the Borrower shall comply with Section 8.13 in connection therewith and (ii) in the case of any merger involving a Wholly-Owned Subsidiary that is a Pledged Foreign Subsidiary, (x) the Pledged Foreign Subsidiary shall be the continuing or surviving entity or (y) simultaneously with such transaction, the continuing or surviving entity shall become a Pledged Foreign Subsidiary and the Borrower shall comply with Section 8.13 in connection therewith; and
(f)
any Person may merge into the Borrower or any of its Wholly-Owned Subsidiaries in connection with a Permitted Acquisition permitted pursuant to Section 9.3(g); provided that (i) in the case of a merger involving the Borrower, a Subsidiary Guarantor or a Pledged Foreign Subsidiary, the continuing or surviving Person shall be the Borrower, such Subsidiary Guarantor or such Pledged Foreign Subsidiary and (ii) the continuing or surviving Person shall be the Borrower or a Wholly-Owned Subsidiary of the Borrower.
SECTION 9.5.
Asset Dispositions. Make any Asset Disposition, except:
(a)
the sale of obsolete, worn-out or surplus assets no longer used or usable in the business of the Borrower or any of its Restricted Subsidiaries;
(b)
(i) non-exclusive licenses and sublicenses of intellectual property rights in the ordinary course of business not interfering, individually or in the aggregate, in any material respect with the conduct of the business of the Borrower and its Subsidiaries, (ii) exclusive licenses and sublicenses of intellectual property rights and other Asset Dispositions with respect to intellectual property granted or made in the ordinary course of business consistent with past practice or (iii) exclusive licenses and sublicenses, assignments of intellectual property rights and other Asset Dispositions with respect to intellectual property granted or made in the exercise of the Borrower’s reasonable business judgment, where such exclusive license, assignment or other Asset Disposition is not reasonably expected to have a Material Adverse Effect;
(c)
leases, subleases, licenses or sublicenses of real or personal property granted by the Borrower or any of its Restricted Subsidiaries to others in the ordinary course of business not interfering in any material respect with the business of the Borrower or any of its Restricted Subsidiaries;
(d)
Asset Dispositions in connection with Insurance and Condemnation Events; provided that the requirements of Section 4.4(b) are complied with in connection therewith;
(e)
Assets Dispositions in connection with transactions expressly permitted by Section 9.4;
(f)
Asset Dispositions not otherwise permitted pursuant to this Section; provided that (i) at the time of such Asset Disposition, no Event of Default shall exist or would result from such Asset Disposition and (ii) such Asset Disposition is made for Fair Market Value and the consideration received shall not be less than 75% in cash or Cash Equivalents; and
(g)
Asset Dispositions of accounts receivable transferred as part of a Permitted A/R Financing.

SECTION 9.6.
Restricted Payments. Declare or pay any dividend on, or make any payment or other distribution on account of, or purchase, redeem, retire or otherwise acquire (directly or indirectly), or set apart assets for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any class of Equity Interests of any Credit Party or any Restricted Subsidiary thereof, or make any distribution of cash, property or assets to the holders of shares of any Equity Interests of any Credit Party or any Restricted Subsidiary thereof (all of the foregoing, the “Restricted Payments”); provided that:
(a)
the Borrower or any of its Restricted Subsidiaries may pay dividends in shares of its own Qualified Equity Interests;
(b)
any Restricted Subsidiary of the Borrower may pay cash dividends to the Borrower or any Subsidiary Guarantor;
(c)
(i) any Non-Credit Party that is a Domestic Subsidiary may make Restricted Payments to any other Non-Credit Party that is a Domestic Subsidiary (and, if applicable, to other holders of its outstanding Equity Interests on a ratable basis) and (ii) any Non-Credit Party that is a Foreign Subsidiary may make Restricted Payments to any other Non-Credit Party (and, if applicable, to other holders of its outstanding Equity Interests on a ratable basis);
(d)
the Borrower may make other Restricted Payments so long as (x) no Default or Event of Default has occurred and is continuing or would result therefrom and (y) the Consolidated Total Leverage Ratio (after giving effect to such Restricted Payment) does not exceed 3.50:1.00 on a Pro Forma basis; and
(e)
the Borrower may make other Restricted Payments which, when taken together with payments, prepayments, redemptions or acquisitions of any Subordinated Indebtedness under Section 9.9(b)(v) below, do not exceed the greater of (i) $25,000,000 and (ii) 10% of Consolidated EBITDA for the most recently ended Test Period, in each case so long as no Default or Event of Default has occurred and is continuing or would result therefrom.
SECTION 9.7.
Transactions With Affiliates. Directly or indirectly enter into any transaction, including any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with (a) any officer, director, holder of any Equity Interests in, or other Affiliate of, the Borrower or any of its Subsidiaries or (b) any Affiliate of any such officer, director or holder, except:
(i)
transactions expressly permitted by Sections 9.1, 9.3, 9.4, 9.5, 9.6 and 9.13;
(ii)
transactions existing on the Closing Date and described on Schedule 9.7;
(iii)
transactions among the Borrower and its Restricted Subsidiaries;
(iv)
other transactions in the ordinary course of business on terms as favorable as would be obtained by it on a comparable arm’s-length transaction with an independent, unrelated third party as determined in good faith by the Board of Directors of the Borrower;

(v)
employment, retention, and severance and similar arrangements (including equity or equity-based incentive plans, stock ownership plans, compensation or incentive plans and arrangements and employee benefit plans and arrangements) with their respective officers, directors, employees and consultants in the ordinary course of business;
(vi)
payment of customary fees and reasonable out of pocket costs to, and indemnities for the benefit of, directors, officers and employees of the Borrower and its Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries;
(vii)
transactions among Non-Credit Parties; and
(viii)
transactions of any Person that becomes a Restricted Subsidiary pursuant to a Permitted Acquisition to the extent in existence at the time such Person becomes a Restricted Subsidiary and not in contemplation of such Person becoming a Restricted Subsidiary or such Permitted Acquisition.
SECTION 9.8.
Accounting Changes; Organizational Documents.
(a)
Change its Fiscal Year end.
(b)
Amend, modify or change its articles of incorporation (or corporate charter or other similar organizational documents) or amend, modify or change its bylaws (or other similar documents) in any manner materially adverse to the rights or interests of the Lenders.
SECTION 9.9.
Payments and Modifications of Subordinated Indebtedness; Prepayments.
(a)
Amend, modify, waive or supplement (or permit the modification, amendment, waiver or supplement of) any of the terms or provisions of any Subordinated Indebtedness in any respect which would materially and adversely affect the rights or interests of the Administrative Agent and Lenders hereunder.
(b)
Cancel, forgive, make any payment or prepayment on, or redeem or acquire for value (including (x) by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due and (y) at the maturity thereof) any Subordinated Indebtedness, except:
(i)
refinancings, refundings, renewals, extensions or exchange of any Subordinated Indebtedness permitted by Section 9.1(c), (g)(ii), (i) or (p), and by any subordination provisions applicable thereto;
(ii)
payments and prepayments of any Subordinated Indebtedness made solely with the proceeds of Qualified Equity Interests;

(iii)
the payment of interest, expenses and indemnities in respect of Subordinated Indebtedness Incurred under Section 9.1(c), (g)(ii), (i) or (p) (other than any such payments prohibited by any subordination provisions applicable thereto);
(iv)
payments, prepayments, redemptions or acquisitions of any Subordinated Indebtedness so long as (x) the Consolidated Total Leverage Ratio (after giving effect to such payment, prepayment, redemption, or acquisition) is less than the Specified Leverage on a Pro Forma Basis, (y) the proceeds of the Revolving Credit Facility are not used for such payment, prepayment, redemption or acquisition and (z) no Default or Event of Default has occurred and is continuing or would result therefrom; and
(v)
payments, prepayments, redemptions or acquisitions of any Subordinated Indebtedness which, when taken together with Restricted Payments under Section 9.6(e) above, do not exceed the greater of (i) $25,000,000 and (ii) 10% of Consolidated EBITDA for the most recently ended Test Period, in each case so long as no Default or Event of Default has occurred and is continuing or would result therefrom.
SECTION 9.10.
No Further Negative Pledges; Restrictive Agreements.
(a)
Enter into, assume or be subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (i) pursuant to this Agreement and the other Loan Documents, (ii) pursuant to any document or instrument governing Indebtedness Incurred pursuant to Section 9.1(d) (provided that any such restriction contained therein relates only to the asset or assets financed thereby), (o), (p) or (r), (iii) customary restrictions contained in the organizational documents of any Non-Credit Party as of the Closing Date and (iv) customary restrictions in connection with any Permitted Lien or any document or instrument governing any Permitted Lien (provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien).
(b)
Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Credit Party or any Restricted Subsidiary thereof to (i) pay dividends or make any other distributions to any Credit Party or any Restricted Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to any Credit Party or (iii) make loans or advances to any Credit Party, except in each case for such encumbrances or restrictions existing under or by reason of (A) this Agreement and the other Loan Documents and (B) Applicable Law.
(c)
Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Credit Party or any Restricted Subsidiary thereof to (i) sell, lease or transfer any of its properties or assets to any Credit Party or (ii) act as a Credit Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except in each case for such encumbrances or restrictions existing under or by reason of (A) this Agreement and the other Loan Documents, (B) Applicable Law, (C) any document or instrument governing Indebtedness Incurred pursuant to Section 9.1(d) (provided that any such restriction contained therein relates only to the asset or assets acquired in connection therewith) (o), (p) or (r), (D) any Permitted Lien or any document or instrument governing any Permitted Lien (provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien), (E) obligations that are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of the Borrower, so long as such obligations are not entered into in contemplation of such Person becoming a Restricted Subsidiary, (F) customary restrictions contained in an agreement related to the sale of Property (to the extent such sale is permitted pursuant to Section 9.5) that limit the transfer of such Property pending the consummation of such sale, (G) customary restrictions in leases, subleases, licenses and sublicenses or asset sale agreements otherwise permitted by this Agreement so long as such restrictions relate only to the assets subject thereto and (H) customary provisions restricting assignment of any agreement entered into in the ordinary course of business.
SECTION 9.11.
Nature of Business. Engage in any business other than the business conducted by the Borrower and its Restricted Subsidiaries as of the Closing Date and business activities reasonably related or ancillary thereto or that are reasonable extensions thereof.
SECTION 9.12.
Sanctions; Anti-Corruption.
(a)
Use any part of the proceeds of any Extension of Credit hereunder in an unlawful manner to directly or indirectly fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country, or in any other manner that will result in any violation by any Person (including any Lender, the Arranger, the Administrative Agent, the Issuing Lenders or the Swingline Lender) of any Anti-Terrorism Laws.
(b)
Fail to conduct its business in compliance with applicable anti-corruption laws and maintain policies and procedures designed to promote and achieve compliance with such laws.
(c)
Directly or indirectly, use any Extension of Credit or the proceeds of any Extension of Credit for any purpose that would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 or comparable legislation in other jurisdictions.
SECTION 9.13.
[Reserved].
SECTION 9.14.
[Reserved].
SECTION 9.15.
Financial Covenants.
(a)
Consolidated Total Leverage Ratio. As of the last day of any Fiscal Quarter, permit the Consolidated Total Leverage Ratio to be greater than 3.75:1.00; provided that for the four Fiscal Quarters ending after the date of a Material Acquisition, such maximum Consolidated Total Leverage Ratio shall be deemed to be 4.25:1.00, and thereafter 3.75:1.00; provided, further, that such deemed increase pursuant to the foregoing proviso shall not apply to more than two Material Acquisitions consummated during the term of this Agreement.

(b)
Consolidated Interest Coverage Ratio. As of the last day of any Fiscal Quarter during which the Consolidated Interest Coverage Ratio Testing Condition was applicable, permit the Consolidated Interest Coverage Ratio to be less than 3.50 to 1.00.
SECTION 9.16.
Disposal of Subsidiary Interests. Permit any Domestic Subsidiary to be a non-Wholly-Owned Subsidiary except as a result of or in connection with a dissolution, merger, amalgamation, consolidation or disposition permitted by Section 9.4 or 9.5.
ARTICLE X

DEFAULT AND REMEDIES
SECTION 10.1.
Events of Default. Each of the following shall constitute an Event of Default:
(a)
Default in Payment of Principal of Loans and Reimbursement Obligations. The Borrower shall default in any payment of principal of any Loan or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).
(b)
Other Payment Default. The Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan or Reimbursement Obligation or the payment of any other Obligation, and such default shall continue for a period of three Business Days.
(c)
Misrepresentation. Any representation or warranty made or deemed made by or on behalf of any Credit Party or any Restricted Subsidiary thereof in this Agreement, in any other Loan Document or in any document delivered in connection herewith or therewith that is subject to materiality or Material Adverse Effect qualifications, shall be incorrect in any respect when made or deemed made or any representation or warranty made or deemed made by or on behalf of any Credit Party or any Restricted Subsidiary thereof in this Agreement, any other Loan Document or in any document delivered in connection herewith or therewith that is not subject to materiality or Material Adverse Effect qualifications, shall be incorrect in any material respect when made or deemed made.
(d)
Default in Performance of Certain Covenants. Any Credit Party or any Restricted Subsidiary thereof shall default in the performance or observance of any covenant or agreement contained in (i) Sections 8.1 or 8.2(a) and such failure is not cured within 15 days after the earlier of (A) the Administrative Agent’s delivery of written notice and receipt by the Borrower thereof, and (B) the Borrower’s delivery of a written notice thereof to the Administrative Agent or (ii) Sections 8.3(a), 8.4, 8.13, 8.14, 8.15, 8.16 or Article IX; provided that, notwithstanding this Section 10.1(d), no breach or default by the Borrower under Section 9.15 will constitute an Event of Default with respect to the Term Loans unless and until the Administrative Agent or the Required Revolving Credit Lenders have terminated the Revolving Credit Commitments and demanded repayment of, or otherwise accelerated, the obligations thereunder.

(e)
Default in Performance of Other Covenants and Conditions. Any Credit Party or any Restricted Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for in this Section) or any other Loan Document and such default shall continue for a period of 30 days after the earlier of (i) the Administrative Agent’s delivery of written notice thereof to the Borrower and (ii) a Responsible Officer of any Credit Party having obtained actual knowledge thereof.
(f)
Indebtedness Cross-Default. Any Credit Party or any Restricted Subsidiary thereof shall (i) default in the payment of any Indebtedness (other than the Loans or any Reimbursement Obligation) the aggregate principal amount (including undrawn committed or available amounts), or with respect to any Hedge Agreement, the Hedge Termination Value, of which is in excess of the Threshold Amount beyond the period of grace if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Loans or any Reimbursement Obligation) the aggregate principal amount (including undrawn committed or available amounts), or with respect to any Hedge Agreement, the Hedge Termination Value, of which is in excess of the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become redeemable, due, liquidated or otherwise payable (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and/or to be secured by cash collateral.
(g)
[Reserved].
(h)
Change in Control. Any Change in Control shall occur.
(i)
Voluntary Bankruptcy Proceeding. Any Credit Party or any Restricted Subsidiary thereof shall (i) commence a voluntary case under any Debtor Relief Laws, (ii) file a petition seeking to take advantage of any Debtor Relief Laws, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under any Debtor Relief Laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.
(j)
Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Credit Party or any Restricted Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under any Debtor Relief Laws, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for any Credit Party or any Restricted Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of 60 consecutive days, or an order granting the relief requested in such case or proceeding (including an order for relief under such federal bankruptcy laws) shall be entered.
(k)
Failure of Agreements. Any material provision of this Agreement or any provision of any other Loan Document shall for any reason cease to be valid and binding on any Credit Party or any Restricted Subsidiary thereof party thereto or any such Person shall so state in writing, or any Loan Document shall for any reason cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.
(l)
ERISA Events. The occurrence of any ERISA Event that, together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect.
(m)
Judgment. A judgment or order for the payment of money which causes the aggregate amount of all such judgments or orders (net of any amounts paid or fully covered by independent third party insurance as to which the relevant insurance company does not dispute coverage) to exceed the Threshold Amount shall be entered against any Credit Party or any Restricted Subsidiary thereof by any court and such judgment or order shall continue without having been discharged, vacated or stayed for a period of 30 consecutive days after the entry thereof.
SECTION 10.2.
Remedies. Upon the occurrence and during the continuance of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower (or, if an Event of Default in respect of Section 9.15 occurs and is continuing, at the request of, or with the consent of, the Required Revolving Credit Lenders only, and in such case, but without limiting Section 10.1(d), only with respect to the Revolving Credit Facility and any Letters of Credit and L/C Obligations, take any or all of the following actions; provided that, once any such action has been taken at the request of the Required Revolving Credit Lenders, the Required Lenders under the Term Loan Facilities shall be entitled to direct the Administrative Agent to take any or all of the following actions with respect to the Term Loan Facilities and the Administrative Agent shall, in each such case, act upon such direction):
(a)
Acceleration; Termination of Credit Facility. Terminate the Revolving Credit Commitment and declare the principal of and interest on the Loans and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (including all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented or shall be entitled to present the documents required thereunder) and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrower to request borrowings or Letters of Credit thereunder (each such event, an “Acceleration Event”); provided that upon the occurrence of an Event of Default specified in Section 10.1(i) or (j) with respect to the Borrower, the Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or in any other Loan Document to the contrary notwithstanding. At any time after an Acceleration Event, the Required Lenders, by written notice to the Administrative Agent, may, in their sole discretion, rescind and annul such Acceleration Event.
(b)
Letters of Credit. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a Cash Collateral account opened by the Administrative Agent an amount equal to 103% of the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such Cash Collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Secured Obligations on a pro rata basis. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Secured Obligations shall have been paid in full, the balance, if any, in such Cash Collateral account shall be returned to the Borrower.
(c)
General Remedies. Exercise on behalf of the Secured Parties all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Secured Obligations.
SECTION 10.3.
Rights and Remedies Cumulative; Non-Waiver; etc.
(a)
The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.
(b)
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 10.2 for the benefit of all the Lenders and the Issuing Lenders; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Issuing Lender or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Lender or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 12.4 (subject to the terms of Section 5.6), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 10.2 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 5.6, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
SECTION 10.4.
Crediting of Payments and Proceeds. In the event that the Obligations have been accelerated pursuant to Section 10.2 or the Administrative Agent or any Lender has exercised any remedy set forth in this Agreement or any other Loan Document, all payments received on account of the Secured Obligations and all net proceeds from the enforcement of the Secured Obligations shall be applied by the Administrative Agent as follows:

First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, the Issuing Lenders in their capacity as such and the Swingline Lender in its capacity as such, ratably among the Administrative Agent, the Issuing Lenders and Swingline Lender in proportion to the respective amounts described in this clause First payable to them;

Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans, Reimbursement Obligations and payment obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the Issuing Lenders, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth payable to them;

Fifth, to the Administrative Agent for the account of the Issuing Lenders, to Cash Collateralize any L/C Obligations then outstanding; and

Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.

Notwithstanding the foregoing, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article XI for itself and its Affiliates as if a “Lender” party hereto.

SECTION 10.5.
Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lenders and the Administrative Agent under Sections 3.3, 5.3 and 12.3) allowed in such judicial proceeding; and
(b)
to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.3, 5.3 and 12.3.

SECTION 10.6.
Credit Bidding.
(a)
The Administrative Agent, on behalf of itself and the Secured Parties, shall, upon direction of the Required Lenders, have the right to credit bid and purchase (either directly or through one or more acquisition entities) for the benefit of the Administrative Agent and the Lenders all or any portion of Collateral (i) at any sale thereof conducted by the Administrative Agent at the direction of the Required Lenders under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, (ii) at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 thereof, or a sale under a confirmed plan of reorganization, or (iii) at any other sale or foreclosure conducted by the Administrative Agent at the direction of the Required Lenders (whether by judicial action or otherwise) in accordance with Applicable Law.
(b)
Each Lender hereby agrees that, except as otherwise provided in any Loan Documents or with the written consent of the Administrative Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any Loan Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, Uniform Commercial Code sales or other similar dispositions of Collateral.
SECTION 10.7.
Exclusion of Immaterial Domestic Subsidiaries and Immaterial Foreign Subsidiaries. Solely for the purpose of determining whether a Default or an Event of Default has occurred under Section 10.1(i) or (j), any reference in any such clause to any Restricted Subsidiary or Credit Party shall be deemed not to include any Immaterial Domestic Subsidiary or any Immaterial Foreign Subsidiary affected by any event or circumstances referred to in any such clause unless the Consolidated assets (valued at the greater of book value or Fair Market Value) of such Immaterial Domestic Subsidiary or Immaterial Foreign Subsidiary, as applicable, together with the Consolidated assets of all other Immaterial Domestic Subsidiaries and Immaterial Foreign Subsidiaries affected by such event or circumstance referred to in such clause, shall exceed $10,000,000.
ARTICLE XI

THE ADMINISTRATIVE AGENT
SECTION 11.1.
Appointment and Authority.
(a)
Each of the Lenders and each Issuing Lender hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except for the rights granted to any Credit Party under Sections 11.6 and 11.9 hereof, the provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lenders, and neither the Borrower nor any Subsidiary thereof shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(b)
The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacity as a potential Hedge Bank or Cash Management Bank) and the Issuing Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such Issuing Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto (including to enter into additional Loan Documents or supplements to existing Loan Documents on behalf of the Secured Parties). In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to this Article XI for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of Articles XI and XII (including Section 12.3, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
(c)
Without limiting the preceding clauses (a) and (b), in respect of any Foreign Pledge Agreement governed by Swiss law, the Administrative Agent shall hold the security for itself and for and on behalf of the Lenders and each Issuing Lender as a direct representative, and the Lenders and each Issuing Lender hereby appoints and authorizes the Administrative Agent to enter into, do all actions required in connection with and enforce the security under such Foreign Pledge Agreement for itself and for and on behalf of the Lenders and each Issuing Lender as a direct representative. By virtue of the foregoing, each of the Lenders and Issuing Lenders acknowledges that it will be a party to such Foreign Pledge Agreement.
SECTION 11.2.
Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
SECTION 11.3.
Exculpatory Provisions.
(a)
The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(i)
shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
(ii)
shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(iii)
shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries or Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(b)
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 12.2 and Section 10.2) or (ii) in the absence of its own bad faith, gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by the Borrower, a Lender or an Issuing Lender.
(c)
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith (including any report provided to it by an Issuing Lender pursuant to Section 3.8), (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (vi) the utilization of any Issuing Lender’s L/C Commitment (it being understood and agreed that each Issuing Lender shall monitor compliance with its own L/C Commitment without any further action by the Administrative Agent).
(d)
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent shall not have any duties, responsibilities or liabilities for monitoring or enforcing prohibitions on assignments or participations to, or sharing information with respect to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.

SECTION 11.4.
Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it in good faith to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Notwithstanding anything to the contrary contained herein or in any other Loan Document, Administrative Agent shall not have any duties or responsibilities for monitoring or enforcing prohibitions on assignments or participations to, or sharing information with, Disqualified Institution; provided that the Administrative Agent shall receive a representation from a Lender as to its Disqualified Institution status; provided, further, that upon inquiry by any Lender to the Administrative Agent as to whether a specified potential lender is on the list of Disqualified Institutions, the Administrative Agent shall be permitted to disclose to such Lender whether such specific potential lender is on the list of Disqualified Institutions.
SECTION 11.5.
Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facility as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with bad faith, gross negligence or willful misconduct in the selection of such sub‑agents.
SECTION 11.6.
Resignation of Administrative Agent.
(a)
The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (such consent not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)
If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person, remove such Person as Administrative Agent and, with the consent of the Borrower (such consent not to be unreasonably withheld or delayed), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date and the Required Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above; provided that in such circumstance, the Required Lenders shall designate a single Lender for purposes of giving to or receiving from the Borrower any notices, documents, certificates, schedules, updates or other information, written or otherwise, until a successor agent shall have been appointed pursuant to the terms hereof, and each obligation of the Borrower to deliver notices, documents, certificates, schedules, updates or other information to the Administrative Agent shall be deemed satisfied when delivered by the Borrower to such designated Lender for such period of time.
(c)
With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (other than its duties and obligations under Section 12.10 hereof). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 12.3 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
(d)
Any resignation by, or removal of, Wells Fargo as Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Lender and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender, if in its sole discretion it elects to, and Swingline Lender, (b) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Lender, if in its sole discretion it elects to, shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.
SECTION 11.7.
Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
SECTION 11.8.
No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, managing agents, co-agents, arrangers or bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Lender hereunder.
SECTION 11.9.
Collateral and Guaranty Matters.
(a)
Each of the Lenders (including in its or any of its Affiliate’s capacities as a potential Hedge Bank or Cash Management Bank) irrevocably authorize the Administrative Agent, at its option and in its discretion:
(i)
to release any Lien on any Collateral granted to or held by the Administrative Agent, for the benefit of the Secured Parties, under any Loan Document (A) upon the termination of the Revolving Credit Commitment and payment in full of all Secured Obligations (other than (1) contingent indemnification obligations and (2) obligations and liabilities under Secured Cash Management Agreements or Secured Hedge Agreements) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Lender shall have been made), (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents, or (C) if approved, authorized or ratified in writing in accordance with Section 12.2;
(ii)
to subordinate any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document to the holder of any Permitted Lien;
(iii)
to release any Subsidiary Guarantor from its obligations under any Loan Documents if such Person ceases to be a Subsidiary or if such Person becomes an Excluded Subsidiary (other than pursuant to clause (a) of the definition thereof) as a result of a transaction permitted under the Loan Documents;
(iv)
to release any Lien on any Collateral granted to or held by the Administrative Agent constituting property and assets of a Subsidiary Guarantor upon release or discharge of the Guaranty of such Subsidiary Guarantor in accordance with this Agreement and the other Loan Documents;
(v)
as to the pledge of Capital Stock of Material First Tier Foreign Subsidiaries, in connection with a reorganization, change or modification of the direct or indirect ownership of such Material First Tier Foreign Subsidiaries by the Borrower or a Subsidiary Guarantor, as applicable, in compliance with this Agreement, to release any Lien granted to or held by the Administrative Agent on such Capital Stock in connection with the substitution of a pledge of 65% of the voting Capital Stock and 100% of the non‑voting Capital Stock of any one or more new or replacement Material First Tier Foreign Subsidiaries pursuant to valid Security Documents; and
(vi)
to release any Lien on any Collateral granted to or held by the Administrative Agent, for the benefit of the Secured Parties, under any Loan Document and/or release any Subsidiary Guarantor from its obligations under any Loan Document, in each case, to the extent expressly permitted under this Agreement and/or any other Loan Document.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty Agreement pursuant to this Section 11.9. In each case as specified in this Section 11.9, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Subsidiary Guarantor from its obligations under the Subsidiary Guaranty Agreement, in each case in accordance with the terms of the Loan Documents and this Section 11.9. In the case of any such sale, transfer or disposal of any property constituting Collateral in a transaction constituting an Asset Disposition permitted pursuant to Section 9.5, the Liens created by any of the Security Documents on such property shall be automatically released without need for further action by any person.

(b)
The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
SECTION 11.10.
Secured Hedge Agreements and Secured Cash Management Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 10.4 or any Collateral by virtue of the provisions hereof or of any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article XI to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Secured Cash Management Agreements and Secured Hedge Agreements, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.
ARTICLE XII

MISCELLANEOUS
SECTION 12.1.
Notices.
(a)
Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail as follows:

If to the Borrower:

Synaptics Incorporated
1251 McKay Dr.
San Jose, CA 95131
Attention of: General Counsel
Telephone No.: (408) 904-2741
E-mail: legal@synaptics.com

Website: www.synaptics.com

With copies to (which shall not constitute notice):

Goodwin Procter LLP
The New York Times Building

620 Eighth Avenue

New York, NY 10018
Attention of: Nick Caro
Telephone No.: (212) 459-7079
E-mail: ncaro@goodwinlaw.com

If to Wells Fargo as
Administrative
Agent:

Wells Fargo Bank, National Association
MAC D1109-019
1525 West W.T. Harris Blvd.
Charlotte, NC 28262
Attention of: Syndication Agency Services
Telephone No.: (704) 590-2703

E-mail: agencyservices.requests@wellsfargo.com

With copies to:

Wells Fargo Bank, National Association

550 California Street, 14th Floor

San Francisco, CA 94104
Attention of:
Telephone No.:
E-mail:

If to any Lender:

To the address set forth on the Register

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)
Electronic Communications. Notices and other communications to the Lenders and the Issuing Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any Issuing Lender pursuant to Article II if such Lender or such Issuing Lender, as applicable, has notified the Administrative Agent that is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or other communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)
Administrative Agent’s Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent’s Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit requested.
(d)
Change of Address, Etc. Any party hereto may change its address number for notices and other communications hereunder by notice to the other parties hereto.
(e)
Platform.
(i)
Each Credit Party agrees that the Administrative Agent may, but shall not be obligated to, make the Borrower Materials available to the Issuing Lenders and the other Lenders by posting the Borrower Materials on the Platform.
(ii)
The Platform is provided “as is” and “as available”. The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Borrower Materials or the adequacy of the Platform, and expressly disclaim liability for errors or omissions in the Borrower Materials. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Borrower Materials or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Credit Party, any Lender or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Credit Party’s or the Administrative Agent’s transmission of communications through the Internet (including the Platform), except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to any Credit Party, any Lender, any Issuing Lender or any other Person for indirect, special, incidental, consequential or punitive damages, losses or expenses (as opposed to actual damages, losses or expenses).
(f)
Private Side Designation. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States federal and state securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain MNPI with respect to the Borrower or its securities for purposes of United States federal or state securities laws.
SECTION 12.2.
Amendments, Waivers and Consents. Except as set forth below or as specifically provided in any Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower; provided that no amendment, waiver or consent shall:
(a)
without the prior written consent of the Required Revolving Credit Lenders, amend, modify or waive (i) Section 6.2 or any other provision of this Agreement if the effect of such amendment, modification or waiver is to require the Revolving Credit Lenders (pursuant to, in the case of any such amendment to a provision hereof other than Section 6.2, any substantially concurrent request by the Borrower for a borrowing of Revolving Credit Loans) to make Revolving Credit Loans when such Revolving Credit Lenders would not otherwise be required to do so, (ii) the amount of the Swingline Commitment or (iii) the amount of the L/C Sublimit;
(b)
increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 10.2) or the amount of Loans of any Lender, in any case, without the written consent of such Lender;
(c)
waive, extend or postpone any date fixed by this Agreement or any other Loan Document for any payment (it being understood that a waiver of a mandatory prepayment under Section 4.4(b) shall only require the consent of the Required Lenders) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby;
(d)
reduce the principal of, or the rate of interest specified herein on, any Loan or Reimbursement Obligation, or (subject to clause (iv) of the proviso set forth in the paragraph below) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby; provided that (A) only the consent of the Required Lenders shall be necessary (i) to waive any obligation of the Borrower to pay interest at the rate set forth in Section 5.1(b) during the continuance of an Event of Default or (ii) to waive any Default or Event of Default and (B) only the consent of the Required Revolving Credit Lenders shall be necessary to amend the financial covenant set forth in Section 9.15 (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Obligation or to reduce any fee payable hereunder;
(e)
except as otherwise permitted by Section 5.13 or 5.16, change Section 5.6 or Section 10.4 in a manner that would alter the pro rata sharing of payments or order of application required thereby without the written consent of each Lender directly and adversely affected thereby;
(f)
change Section 4.4(b)(v) in a manner that would alter the order of application of amounts prepaid pursuant thereto without the written consent of each Lender directly and adversely affected thereby;
(g)
except as otherwise permitted by Section 5.13, Section 5.16 or this Section 12.2, change any provision of this Section or reduce the percentages specified in the definitions of “Required Lenders,” or “Required Revolving Credit Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby;
(h)
release (i) all of the Subsidiary Guarantors or (ii) Subsidiary Guarantors comprising substantially all of the credit support for the Secured Obligations, in any case, from the Subsidiary Guaranty Agreement (other than as authorized in Section 11.9), without the written consent of each Lender; or
(i)
release all or substantially all of the Collateral (other than as authorized in Section 11.9 or as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document) without the written consent of each Lender;

provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each affected Issuing Lender in addition to the Lenders required above, affect the rights or duties of such Issuing Lender under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (v) each Letter of Credit Application may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; provided that a copy of such amended Letter of Credit Application shall be promptly delivered to the Administrative Agent upon such amendment or waiver, (vi) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time, (vii) the Administrative Agent and the Borrower shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders to the Administrative Agent within five Business Days following receipt of notice thereof) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a purely technical or immaterial nature in any such provision, (viii) any waiver, amendment, supplement or other modification with respect to Section 9.15 (or any defined term used therein solely affecting the calculation or formulation of the financial covenants set forth therein) and any waiver of an Event of Default arising solely from a default in the observance or performance of a financial covenant set forth in Section 9.15 shall require the written consent solely of the Borrower and the Required Revolving Credit Lenders and (ix) the Administrative Agent and the Borrower may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any Benchmark Replacement or any Benchmark Replacement Conforming Changes or otherwise effectuate the terms of Section 5.8(c) in accordance with the terms of Section 5.8(c). Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Revolving Credit Commitment of such Lender may not be increased or extended without the consent of such Lender.

Notwithstanding anything in this Agreement to the contrary each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent, to enter into amendments or modifications to this Agreement (including amendments to this Section 12.2) or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Section 5.13 and Section 5.16; provided that no amendment or modification shall result in any increase in the amount of any Lender’s Commitment or any increase in any Lender’s Commitment Percentage, in each case, without the written consent of such affected Lender.

SECTION 12.3.
Expenses; Indemnity.
(a)
Costs and Expenses. The Borrower and each other Credit Party, jointly and severally, shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, the Arranger and their Affiliates (including the reasonable and documented fees, charges and disbursements of external counsel for the Administrative Agent), in connection with the syndication of the Credit Facility, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), provided that such legal fees and expenses in respect of counsel shall be limited to one primary counsel, and one local counsel in each applicable jurisdiction, for the Administrative Agent, the Arranger and their Affiliates, taken as a whole, as to which the Administrative Agent reasonably determined local counsel is necessary, (ii) all reasonable and documented out-of-pocket expenses incurred by any Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, any Lender or any Issuing Lender (including the reasonable and documented fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any Issuing Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, provided that such legal fees and expenses in respect of counsel shall be limited to one primary counsel, and one local counsel in each applicable jurisdiction, for the Administrative Agent and the Lenders (selected by the Administrative Agent), taken as a whole, as to which the Administrative Agent reasonably determined local counsel is necessary, and in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to each affected Lender reasonably making such determination. This Section 12.3(a) shall not apply with respect to Taxes that are addressed in Section 5.11.
(b)
Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims (including any Environmental Claims), penalties, damages, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of counsel for any Indemnitee, provided that such fees, charges and disbursements in respect of counsel shall be limited to one primary counsel to the Indemnitees and one local counsel in each applicable jurisdiction, as to which the Indemnitee reasonably determined local counsel is necessary, and, in the case of an actual or potential conflict of interest, one additional counsel in each applicable jurisdiction to each affected Indemnitee reasonably making such determination), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Credit Party), other than such Indemnitee and its Related Parties, arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including the Transactions), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release or threat of release of Hazardous Materials giving rise to liability under Environmental Laws on, in, at, under, to or from any property (including any improvements located thereon) owned or operated by any Credit Party or any Subsidiary thereof, or any Environmental Claim related in any way to any Credit Party or any Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto, or (v) any claim (including any Environmental Claims), investigation, litigation or other proceeding (whether or not the Administrative Agent or any

Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including reasonable attorneys and consultant’s fees, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, (B) result from a claim brought by any Credit Party or any Subsidiary thereof against an Indemnitee for a material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Credit Party or such Subsidiary has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (C) result from a dispute solely among Indemnitees, other than (1) any claims against any agent in its respective capacity or fulfilling its role as an agent or arranger or any similar role hereunder, and (2) any claims arising out of any act or omission on the party of any Credit Party. This Section 12.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)
Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Lender, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Lender, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time, or if the Total Credit Exposure has been reduced to zero, then based on such Lender’s share of the Total Credit Exposure immediately prior to such reduction) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that with respect to such unpaid amounts owed to any Issuing Lender or the Swingline Lender solely in its capacity as such, only the Revolving Credit Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Revolving Credit Lenders’ Revolving Credit Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought or, if the Revolving Credit Commitment has been reduced to zero as of such time, determined immediately prior to such reduction); provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such Issuing Lender or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such Issuing Lender or the Swingline Lender in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 5.7.
(d)
Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, no Credit Party or Indemnitee shall assert, and each Credit Party and Indemnitee hereby waives, any claim against any Credit Party or other Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Credit Party or Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)
Payments. All amounts due under this Section shall be payable promptly after demand therefor, which demand shall be accompanied by a statement from the applicable Person to whom such payment is due setting forth such amounts in reasonable detail.
(f)
Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.
SECTION 12.4.
Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Lender, the Swingline Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Lender, the Swingline Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or such Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, such Issuing Lender or the Swingline Lender or any of their respective Affiliates, irrespective of whether or not such Lender, such Issuing Lender, the Swingline Lender or any such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender, such Issuing Lender, the Swingline Lender or such Affiliate different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 10.4 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders, the Swingline Lender and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Lender, the Swingline Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Lender, the Swingline Lender or their respective Affiliates may have. Each Lender, such Issuing Lender and the Swingline Lender agree to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 12.5.
Governing Law; Jurisdiction, etc.
(a)
Governing Law. This Agreement and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.
(b)
Submission to Jurisdiction. Each of the parties hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto agrees that the Administrative Agent retains the right to bring proceedings against any Credit Party in the courts of any other jurisdiction solely in connection with the exercise of any rights under any Security Document.
(c)
Waiver of Venue. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)
Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.
SECTION 12.6.
Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).
SECTION 12.7.
Reversal of Payments. To the extent any Credit Party makes a payment or payments to the Administrative Agent for the benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the Collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, other Applicable Law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.
SECTION 12.8.
Injunctive Relief. The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrower agrees that the Lenders, at the Lenders’ option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.
SECTION 12.9.
Successors and Assigns; Participations.
(a)
Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void, including, without limitation, any assignment to any Disqualified Institution). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)
Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans at the time owing to it); provided that, in each case with respect to any Credit Facility, any such assignment shall be subject to the following conditions:
(i)
Minimum Amounts.
(A)
in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it (in each case with respect to any Credit Facility) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)
in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $2,500,000, or, in the case of Term Loans, $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have given its consent 10 Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such 10th Business Day;
(ii)
Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate classes on a non-pro rata basis;
(iii)
Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:
(A)
the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Specified Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender with a Commitment or outstanding Loans in respect of the applicable Credit Facility, an Affiliate of such Lender or an Approved Fund of such Lender; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof; provided, further, that the Borrower’s consent shall be required (and shall not be deemed to be provided at any time) with respect to any assignment to a Disqualified Institution notwithstanding the existence of a Specified Event of Default and Borrower’s refusal to consent to an assignment to any Disqualified Institution shall not be deemed to be unreasonable;
(B)
the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) the Revolving Credit Facility or any unfunded Incremental Term Loan Commitments if such assignment is to a Person that is not a Lender with a Revolving Credit Commitment or a Term Loan, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) the Term Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)
the consents of the Issuing Lenders and the Swingline Lender (each such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility.
(iv)
Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment; provided that (A) only one such fee will be payable in connection with simultaneous assignments to two or more related Approved Funds by a Lender and (B) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any Tax forms or documentation required to be delivered pursuant to Section 5.11(g) as if such assignee were a Lender.
(v)
No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of its Subsidiaries or Affiliates (except as permitted by Section 12.9(e) below), (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) without Borrower’s consent (which may be withheld in its discretion and shall not be deemed to be provided at any time), any Disqualified Institution.
(vi)
No Assignment to Natural Persons. No such assignment shall be made to a natural Person.
(vii)
Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested, but not funded by, the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Lenders, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Credit Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption,

the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 5.8, 5.9, 5.10, 5.11 (subject to the requirements and limitations therein, including the requirements under Section 5.11(g)) and 12.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section (other than a purported assignment to a natural Person, Disqualified Institution, or the Borrower or any of the Borrower’s Subsidiaries or Affiliates, which shall be null and void except as provided in Section 12.9(e)).

(c)
Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in Charlotte, North Carolina, a copy of each Assignment and Assumption and each Lender Joinder Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice.
(d)
Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender, the Borrower or any of the Borrower’s Subsidiaries or Affiliates or any Disqualified Institution) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Lender, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 12.3(c) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver or modification described in Section 12.2(b), (c), (d) or (e) that directly and adversely affects such Participant and could not be effected by a vote of the Required Lenders. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 5.9, 5.10 and 5.11 (subject to the requirements and limitations therein, including the requirements under Section 5.11(g) (it being understood that the documentation required under Section 5.11(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 5.12 as if it were an assignee under paragraph (b) of this Section (without duplication of any benefits that would otherwise be owed to the Lender with respect to the Loans subject to such participation); and (B) shall not be entitled to receive any greater payment under Sections 5.10 or 5.11, with respect to any participation, than its participating Lender would have been entitled to receive unless the participation was made with the Borrower’s prior written consent. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.12(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.4 as though it were a Lender; provided that such Participant agrees to be subject to Section 5.6 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103‑1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)
Notwithstanding anything to the contrary contained in this Section 12.9 or any other provision of this Agreement, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, each Lender shall have the right at any time to sell, assign or transfer all or a portion of its Incremental Term Loan Commitment or Term Loans owing to it to Borrower on a non-pro rata basis (provided, however, that each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Term Loan and any related Incremental Term Loan Commitments), subject to the following limitations:
(i)
Borrower shall conduct one or more modified Dutch auctions (each, an “Auction”) to repurchase all or any portion of the Term Loans, provided that, (A) notice of and invitation to the Auction shall be made to all Term Loan Lenders and (B) the Auction shall be conducted pursuant to such procedures as the Auction Manager may establish which are consistent with this Section 12.9(e) and are otherwise reasonably acceptable to Borrower, the Auction Manager and the Administrative Agent;
(ii)
With respect to all repurchases made by Borrower pursuant to this Section 12.9(e), (A) Borrower shall deliver to the Auction Manager a certificate of a Responsible Officer stating that (1) no Default or Event of Default has occurred and is continuing or would result from such repurchase and (2) as of the launch date of the related Auction and the effective date of any Affiliate Assignment Agreement, it is not in possession of any information regarding Borrower, its Subsidiaries or its Affiliates, or their assets, Borrower’s ability to perform its Obligations or any other matter that may be material to a decision by any Lender to participate in any Auction or enter into any Affiliate Assignment Agreement or any of the transactions contemplated thereby that has not previously been disclosed to the Auction Manager, Administrative Agent and the Lenders which are not Public Lenders, (B) Borrower shall not use the proceeds of any Revolving Credit Loans to acquire such Term Loans and (C) the assigning Lender and Borrower shall execute and deliver to the Auction Manager an Affiliate Assignment Agreement; and
(iii)
Following repurchase by Borrower pursuant to this Section 12.9(e), the Term Loans so repurchased shall, without further action by any Person, be deemed cancelled for all purposes and no longer outstanding (and may not be resold by Borrower), for all purposes of this Agreement and all other Loan Documents, including, but not limited to (A) the making of, or the application of, any payments to the Lenders under this Agreement or any other Loan Document, (B) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Loan Document or (C) the determination of Required Lenders, or for any similar or related purpose, under this Agreement or any other Loan Document. In connection with any Term Loans repurchased and cancelled pursuant to this Section 12.9(e), the Administrative Agent is authorized to make appropriate entries in the Register to reflect any such cancellation.
(f)
Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Disqualified Institutions. (i) Notwithstanding anything to the contrary contained in this Agreement, no assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign or participate all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (A) such assignee shall not retroactively be disqualified from becoming a Lender and (B) the execution by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this clause (g)(i) shall be null and void.

(ii) If any assignment or participation is made to any Person that becomes a Disqualified Institution after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Revolving Credit Commitment of such Disqualified Institution and repay all obligations of the Borrower owing to such Disqualified Institution in connection with such Revolving Credit Commitment, (B) in the case of outstanding Term Loans held by Disqualified Institutions, purchase or prepay such Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and/or (C) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 12.9), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(iii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions will not (A) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (B) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (C) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders.

SECTION 12.10.
Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties on a need to know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential on substantially the same terms as provided herein), (b) upon the request or demand of any regulatory authority purporting to have jurisdiction over such Person or any of its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (in which case the Administrative Agent, the applicable Lender or the applicable Issuing Lender shall, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, promptly notify the Borrower, in advance, to the extent practicable and lawfully permitted to do so), (c) to the extent required by Applicable Laws pursuant to a subpoena or an order of any court or administrative agency or in any pending legal or administrative proceeding or process (in which case, the Administrative Agent, the applicable Lender or the applicable Issuing Lender shall, to the extent permitted by Applicable Law, inform the Borrower promptly in advance thereof so the Borrower may seek a protective order or take other appropriate action), (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement, under any other Loan Document or under any Secured Hedge

Agreement or Secured Cash Management Agreement, or any action or proceeding relating to this Agreement, any other Loan Document or any Secured Hedge Agreement or Secured Cash Management Agreement, or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (iii) to an investor or prospective investor in an Approved Fund that also agrees that Information shall be used solely for the purpose of evaluating an investment in such Approved Fund, (iv) to a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in an Approved Fund in connection with the administration, servicing and reporting on the assets serving as collateral for an Approved Fund or (v) to a Rating Agency solely to the extent it requires access to information regarding the Borrower and its Restricted Subsidiaries, the Loans and the Loan Documents in connection with ratings issued with respect to an Approved Fund, (g) on a confidential basis to (i) any Rating Agency solely to the extent required in connection with rating the Borrower or its Restricted Subsidiaries or the Credit Facility or (ii) the CUSIP Service Bureau or any similar agency solely in connection with the issuance and monitoring of CUSIP numbers with respect to the Credit Facility, (h) with the prior written consent of the Borrower, (i) to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications, (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, any Issuing Lender or any of their respective Affiliates from a third party that is not, to such Person’s knowledge, subject to confidentiality obligations to the Borrower, (k) to the extent that such information is independently developed by the Administrative Agent, the applicable Lender or the applicable Issuing Lender or (l) for purposes of establishing a “due diligence” defense. For purposes of this Section, “Information” means all information received from any Credit Party or any Subsidiary thereof relating to any Credit Party or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Lender prior to disclosure by any Credit Party or any Subsidiary thereof other than as a result of a breach of this Section 12.10. The parties hereto hereby agree that unless otherwise clearly identified by the Borrower at the time of delivery thereof, any information received from the Borrower or any Subsidiary after the date hereof shall be deemed confidential unless such information shall already be publicly available other than as a result of a breach of this Section 12.10. Any failure by any of the Administrative Agent, the Issuing Lenders or the Lenders to give any such notice to the Borrower described in this Section 12.10 shall not result in any liability on the part of the Administrative Agent, the Issuing Lenders or the Lenders.
SECTION 12.11.
Performance of Duties. Each of the Credit Party’s obligations under each of the Loan Documents to which it is a party shall be performed by such Credit Party at its sole cost and expense.
SECTION 12.12.
All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Facility has not been terminated.
SECTION 12.13.
Survival.
(a)
All representations and warranties set forth in Article VII and all representations and warranties contained in any certificate, or any of the Loan Documents (including any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.
(b)
Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XII and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.
SECTION 12.14.
Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.
SECTION 12.15.
Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.
SECTION 12.16.
Counterparts; Integration; Effectiveness; Electronic Execution.
(a)
Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, the Issuing Lender, the Swingline Lender and/or the Arranger, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 6.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)
Electronic Execution. The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this Agreement, any other Loan Document or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Agreement or any other Loan Document or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided that without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature from any party hereto, the Administrative Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof. Without limiting the generality of the foregoing, each party hereto hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and any of the Credit Parties, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.
SECTION 12.17.
Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations (other than contingent indemnification obligations not then due) arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have been terminated or expired (or been Cash Collateralized) or otherwise satisfied in a manner acceptable to the applicable Issuing Lender) and the Revolving Credit Commitment has been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

SECTION 12.18.
USA PATRIOT Act. The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, each of them is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the PATRIOT Act.
SECTION 12.19.
Independent Effect of Covenants. The Borrower expressly acknowledges and agrees that each covenant contained in Articles VIII or IX hereof shall be given independent effect. Accordingly, the Borrower shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles VIII or IX, before or after giving effect to such transaction or act, the Borrower shall or would be in breach of any other covenant contained in Articles VIII or IX.
SECTION 12.20.
No Advisory or Fiduciary Responsibility.
(a)
In connection with all aspects of each transaction contemplated hereby, each Credit Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Administrative Agent, the Arrangers and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Administrative Agent, the Arrangers or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Arranger or Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and none of the Administrative Agent, the Arrangers or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Administrative Agent, the Arrangers or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Administrative Agent, the Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate.

(b)
Each Credit Party acknowledges and agrees that each Lender, the Arrangers and any Affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any of the Borrower, the Parent, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender, Arranger or Affiliate thereof were not a Lender or Arranger or an Affiliate thereof (or an agent or any other person with any similar role under the Credit Facility) and without any duty to account therefor to any other Lender, the Arrangers, the Parent, the Borrower or any Affiliate of the foregoing. Each Lender, the Arrangers and any Affiliate thereof may accept fees and other consideration from the Parent, the Borrower or any Affiliate thereof for services in connection with this Agreement, the Credit Facility or otherwise without having to account for the same to any other Lender, the Arrangers, the Parent, the Borrower or any Affiliate of the foregoing.
SECTION 12.21.
Inconsistencies With Other Documents. In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided that any provision of the Security Documents which imposes additional burdens on the Borrower or any of its Restricted Subsidiaries or further restricts the rights of the Borrower or any of its Restricted Subsidiaries or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.
SECTION 12.22.
Consent Regarding Convertible Debt. Notwithstanding anything herein to the contrary:
(a)
The Administrative Agent and the Lenders acknowledge that, so long as immediately prior to and after giving effect thereto, no Default or Event of Default shall exist or would result therefrom and the Borrower would be in compliance with the financial covenants set forth in Section 9.15 on a Pro Forma Basis, the Borrower may (i) issue from time to time senior unsecured or subordinated unsecured debt securities that are convertible into Qualified Equity Interests of the Borrower (or cash in lieu of all or any portion of such Qualified Equity Interests) (“Convertible Debt”), provided that the maturity of such Convertible Debt shall be no earlier than a date that is six months after the Latest Maturity Date and such Convertible Debt shall have no scheduled principal payments prior to a date that is six months after the Latest Maturity Date and (ii) enter into related derivative overlay transactions (“Convertible Related Derivatives”) in respect of Qualified Equity Interests of the Borrower pursuant to which the Borrower will make or receive one or more payments or deliveries to or from counterparties with respect to the entry into, settlement or termination of such derivative overlay transactions (such debt securities and related derivatives, collectively, “Convertible Debt and Related Instruments”).
(b)
The Administrative Agent and the Lenders consent to and agree that (i) the Borrower’s issuance from time to time of Convertible Debt, its entry from time to time into Convertible Debt and Related Instruments pursuant to documentation on customary market terms (as determined by the Borrower in its reasonable discretion) or otherwise in form and substance reasonably satisfactory to the Administrative Agent and the Borrower’s exercise of its rights and performance thereof and thereunder (including, without limitation, its payment of cash in lieu of stock for the principal amount and/or conversion premium associated with Convertible Debt, upon conversion of Convertible Debt securities), are not prohibited by Sections 9.1, 9.3, 9.5, 9.6 and

9.9; (ii) neither (x) any conversion, or rights of holders to convert, or require any repurchase of, such debt securities, in each case in accordance with terms of the indenture applicable to such debt securities, nor (y) any termination of any related derivatives, shall constitute an Event of Default under Section 10.1(f); (iii) any obligations under Convertible Related Derivatives shall not constitute Secured Obligations for purposes of the Loan Documents.
SECTION 12.23.
Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)
the effects of any Bail-In Action on any such liability, including, if applicable:
(i)
a reduction in full or in part or cancellation of any such liability;
(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)
the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
SECTION 12.24.
Certain ERISA Matters.
(a)
Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:
(i)
such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit or the Commitments;
(ii)
the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or
(iii)
(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or
(iv)
such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, the Borrower and such Lender.
(b)
In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that none of the Administrative Agent, the Arranger and their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
SECTION 12.25.
Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan

Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)
As used in this Section 12.25, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)
a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)
a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)
a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

SECTION 12.26.
Release of Conexant Systems, LLC. As of the Closing Date, the Administrative Agent and the Lenders agree to release and discharge Conexant Systems, LLC from its obligations under the Subsidiary Guaranty Agreement and each other Loan Document which it is party thereto.

[Signature pages to follow]